As filed with the U.S. Securities and Exchange Commission on April 15, 2025

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREEN SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	4931	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

27/14 Loyalty Road North Rocks,

NSW 2151, Australia

+61 1300 211 230

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bill Huo, Esq. Michael Goldstein, Esq. Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, NY 10006 (212) 599-3322	Ross Carmel, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 3,750,000 Class A Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale from time to time by the selling shareholders set forth therein of 2,400,000 Class A Shares of the Registrant, as set forth in the resale prospectus (the “Resale Prospectus”).

The Resale Prospectus is substantially identical to the Public Offering Prospectus, except for the following principal differences:

●	they contain different outside and inside front covers and back covers;

●	they contain different “The Offering” sections in the Prospectus Summary section beginning on page Alt-2;

●	they contain different “Use of Proceeds” sections on page Alt-3;

●	the Resale Prospectus does not include a “Dilution” section;

●	a selling shareholder section is included in the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a selling shareholder Plan of Distribution section is inserted in the Resale Prospectus in its place; and

●	the Legal Matters section on page Alt-8 deletes the reference to counsel for the underwriter in the Resale Prospectus.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholders. Consummation of the offering made by the Resale Prospectus is conditioned on consummation of the initial public offering of Class A Shares of Green Solar Energy Limited pursuant to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION, DATED APRIL 15, 2025

GREEN SOLAR ENERGY LIMITED

3,750,000 Class A Shares

This is an initial public offering of 3,750,000 Class A Shares, no par value, by Green Solar Energy Limited (“Green Solar” or “Company”), a British Virgin Islands business company limited by shares. We are offering 3,750,000 Class A Shares, representing approximately 22.12% of the total issued and outstanding ordinary shares following completion of the offering, or 37.31% of the total issued and outstanding Class A Shares following completion of the offering, assuming the underwriter does not exercise the option to purchase additional Class A Shares. We are offering our Class A Shares on a firm commitment basis.

Four of our existing shareholders, Wei Shi, Yueqin Chen, Lichao Wang and Ants Partners International Inc. (the “Selling Shareholders”), are also offering an additional 2,400,000 Class A Shares pursuant to the Resale Prospectus, representing approximately 23.88% of the total issued and outstanding Class A Shares following the completion of this offering, assuming the underwriter does not exercise the option to purchase additional Class A Shares. We will not receive any of the proceeds from the sale of our Class A Shares by the Selling Shareholders. We currently anticipate the initial public offering price of our Class A Shares to be between US$4.00 and US$6.00 per Class A ordinary share.

Upon the completion of this offering, our founder and Chairperson Qian Sun, through her ownership of Focus Partners Corp, will beneficially own 3,600,000 of our then-issued and outstanding Class B Shares, representing 48.63% of our total voting power, assuming that the underwriter does not exercise the option to purchase additional Class A Shares and assuming the Selling Shareholders sell all of the Class A Shares they are offering for sale (2,400,000 Class A Shares) pursuant to the Resale Prospectus, or 48.45% of our total voting power, assuming that the option to purchase additional Class A Shares is exercised by the underwriter in full and assuming the Selling Shareholders sell all of the Class A Shares they are offering for sale (2,400,000 Class A Shares) pursuant to the Resale Prospectus. Qian Sun will have the ability to control the vote on substantially all corporate matters through her ownership of the abovementioned shares.

The offering contemplated in the Resale Prospectus will not be complete until the offering contemplated in this prospectus becomes effective, and until our Class A Shares are listed on the Nasdaq Capital Market.

Prior to this offering, there has been no public market for our Class A Shares. We have applied to list our Class A Shares on the Nasdaq Capital Market under the symbol “GLSA.” This offering is contingent upon the listing of our Class A Shares on the Nasdaq Capital Market. At this time, the Nasdaq Capital Market has not yet approved our application to list our Class A Shares. We cannot assure you that our application will be approved; however, if it is not approved, this offering would not be completed.

Upon the completion of this offering, our issued and outstanding shares will consist of 10,050,000 Class A Shares and 6,900,000 Class B Shares, assuming the underwriter does not exercise the option to purchase additional Class A Shares. Holders of Class A Shares and Class B Shares have the same rights except for voting and conversion rights. Each Class A ordinary share will be entitled to one (1) vote on all matters subject to a vote at general meetings of our Company, and each Class B ordinary share shall be entitled to twenty (20) votes on all matters subject to a vote at general meetings of our Company. Each Class B ordinary share shall be convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. Class A Shares shall not be convertible into Class B Shares under any circumstances. For more detailed description of risks related to the dual-class structure, please see “Risk Factors—Risks Relating to Our Class A Shares and This Offering—The dual-class structure of our ordinary shares has the effect of concentrating voting power with our existing shareholders prior to the consummation of this offering, which will limit your ability to influence the outcome of important transactions, including a change in control.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Emerging Growth Company Status” for additional information.

Investing in our Class A Shares involves a high degree of risk. You should read carefully the discussion of material risks of investing in our Class A Shares in “Risk Factors” beginning on page 14 of this prospectus before investing in our Class A Shares that are the subject of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Shares	Total*
Public offering price	US$	US$
Underwriting discounts and commissions(1)(2)	US$	US$
Proceeds, before expenses, to us	US$	US$

(1)	For a description of compensation payable to the underwriter, see “Underwriting.”
(2)	Represents underwriting discounts up to seven percent (7%) (or $0.35 per Class A ordinary share assuming an initial offering price per Class A Ordinary Share of $5.00 per share), of gross proceeds of this offering. Does not include a non-accountable expense allowance. Total amount is calculated assuming no exercise of the underwriter’s over-allotment option. See “Underwriting” for all compensation to be paid to the underwriter.
*	Does not reflect exercise of the over-allotment option granted to the underwriters.

We have granted the underwriters an option to purchase up to an additional 562,500 Class A Shares (equal to 15% of the Class A Shares sold in this offering) from us at the initial public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. The underwriters can exercise this option at any time within 45 days after the date of this prospectus. If the underwriters exercise the option in full, based on an assumed initial offering price in the primary offering of $5.00 per Class A Ordinary Share, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus, the total underwriting discounts and commissions payable will be $1,509,375 and the total gross proceeds to us, before underwriting discounts and commissions and expenses, will be $21,562,500. If we complete this offering, net proceeds will be delivered to us on the closing date. See “Use of Proceeds” beginning on page 42.

The underwriters are offering the Class A Shares for sale on a firm commitment basis. Delivery of the Class A Shares will be made on or about [●], 2025.

No offer or invitation, whether direct or indirect, to subscribe for shares, is being or may be made to the public in the British Virgin Islands.

JOSEPH STONE CAPITAL, LLC

The date of this prospectus is __________, 2025

i

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Class A Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Shares.

Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Shares and the distribution of this prospectus or any filed free writing prospectus outside of the United States.

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Class A Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We are incorporated under the laws of the British Virgin Islands as a business company limited by shares, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the “SEC,” we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

ii

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

●	“Amended and Restated Memorandum and Articles of Association” are to our memorandum and articles of association, as amended and/or restated from time to time;

●	“AUD,” or “Australian dollar” refers to the legal currency of Australia.

●	“Companies Act” are to the BVI Business Companies Act, 2004 (BC Act) as the same may be amended from time to time;

●	“Green IOT” refers to Green IOT Pty Ltd., a wholly-owned subsidiary of Green Solar Energy Limited domiciled in New South Wales, Australia.

●	“IRA” means the Inflation Reduction Act of 2022, which was signed by President Joseph Biden on August 16, 2022.

●	“Management” or our “Management Team” are to our officers and directors;

●	“Class A Shares” are to our Class A Shares, with no par value;

●	“Class B Shares” are to our Class B Shares, with no par value.

●	“ordinary shares” are to our ordinary shares, including Class A and Class B Shares;

●	“we,” “us,” “Company,” “Green Solar” or “our company” are to Green Solar Energy Limited, a British Virgin Islands business company limited by shares;

●	“US GAAP” refers to the Generally Accepted Accounting Principles in the United States;

●	“U.S.$,” “$” or “U.S. dollars” refers to the legal currency of the United States.

This prospectus contains translations of certain AUD amounts into U.S. dollars at specified rates solely for the convenience of the reader. All translations from AUD to U.S. dollars were made at the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. Unless otherwise stated, the translation of AUD into U.S. dollars has been made at the exchange rate on December 31, 2024, which was AUD 1.6085 to U.S.$1.00. We make no representation that the AUD or U.S. dollar amounts referred to in this prospectus could have been converted into U.S. dollars or AUD, as the case may be, at any particular rate or at all.

PROSPECTUS SUMMARY

The following summary does not contain all of the information you should consider before investing in our Class A Shares. You should read the following summary together with the entire prospectus carefully, including the “Risk Factors” section beginning on page 14 and the financial statements and the accompanying notes to those financial statements beginning on page F-1 before making an investment decision. Unless otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option.

Our Business

Green Solar provides solar power or photovoltaic (“PV”) based energy solutions and power storage batteries (“Power Storage Batteries”) for residential and small commercial customers in Australia. Through Green IOT Pty Ltd. (“Green IOT”), our wholly-owned subsidiary in New South Wales, Australia, we operate our residential and commercial rooftop solar and energy storage battery system retail and installation business. We manage the entire process from surveying, designing, permitting, installing equipment, final inspection, and connecting photovoltaic solar energy systems (“System”) to the power grid though we may choose to outsource part of this process to third-party service providers. Green IOT performs residential installations and commercial projects in the regions of New South Wales, Queensland, South Australia, Victoria, and Australian Capital Territory. Green IOT holds contractor licenses and is an accredited supplier, where required, in Australia.

We provide clean solar energy to customers at significant savings as compared to traditional utility-sourced energy systems. We have been selling PV Systems and Power Storage Batteries to residential and commercial customers through a variety of offerings, either directly through our own sales team, or through referrals from licensed energy retailer partners and our strategic partners. Following installation, a PV power system or a power storage battery is interconnected to the local utility grid. The energy usage for home or other buildings is then provided by the PV power system, and any additional energy needs are provided by the local utility. Any surplus solar energy generated by our PV Systems, including amounts in excess of battery storage, that is not immediately used by the customer is exported to the utility grid using a bi-directional local grid energy meter, and the customer generally receives a financial credit for the excess energy from their solar power system to offset future usage of energy from their energy retail company.

In addition to our regular PV system and energy storage battery system distribution and installation services, in the past we have also offered leasing arrangements pursuant to which we install solar and storage battery systems on a customer’s home or business premises with no or nominal upfront costs charged to our customers. In this scenario, we sell electricity generated by the PV power system to the customer pursuant to a lease, which is referred to as Power Purchase Agreement (“PPA”). We have installed and leased PV systems to customers with variable lease payments based on monthly electricity generated from the PV system for contract terms ranging from 2 years to 7 years. We read electricity meters installed at the premises of the PPA rental customers via internet and invoice the customers accordingly based on the agreed upon contractual rates as rental income. However, due to the upfront cash flow pressure the PPA business model caused, since September 2021 we have ceased offering PPAs to our customers and do not intend to relaunch our PPA business in the future. Notwithstanding the foregoing, we continue to recognize revenues from existing PPAs and anticipate that we will continue to do so until the existing PPAs expire or terminate.

We also infrequently distribute solar energy panels and other components, such as battery, in the Australian market. We procure such products from the manufacturers or distributors and sell to distributors, residential and commercial end users.

Recently, in response to requests from our existing clients, we have expanded our rooftop solar installation services to encompass the integration and installation of solar energy powered systems with high-power consumption appliances, such as electric vehicle chargers, heat pumps for swimming pools, household hot water systems, and duct air conditioners. We have also established a supply chain and developed the necessary know-how to be able to provide turn-key services for the installation and integration of high-power consumption household appliances.

Market Opportunity – Rooftop Solar Installation

We have not commissioned any third party to provide us any industry report. The market and industry and other data are based on public available information from different sources. The major sources of information are from “Clean Energy Australia 2024” report issued by Clean Energy Council Australia (available at https://assets.cleanenergycouncil.org.au/documents/resources/reports/clean-energy-australia/Clean-Energy-Australia-2024.pdf) and “Rooftop Solar and Storage Report H2 2023” report issued by Clean Energy Council Australia (available at https://assets.cleanenergycouncil.org.au/documents/resources/reports/Rooftop-solar-and-storage-report-H2-2023.pdf).

Based on the Clean Energy Council Australia Report 2024, with the 33,000 GWh Renewable Energy Target achieved in 2020, and the scheme due to sunset in 2030, the Clean Energy Council of Australia campaigned strongly throughout the year for the Federal Government to commit to a long-term national policy mechanism to drive increased and sustained investment in large-scale renewable energy projects and support achievement of an 82% renewable energy share by 2030.

In its Draft 2024 Integrated System Plan, the Australian Energy Market Operator (AEMO) reported that Australia will need to add at least 6 GW of utility scale generation to the National Electricity Market annually to meet the Federal Government’s target of 82% renewables by 2030. As Australia added approximately 5.9 GW of new renewable capacity in 2023 (including 3.1 GW from rooftop solar installations and 2.8 GW from utility-scale projects), Australia will need to experience a rapid acceleration in investment and deployment in large-scale renewable projects to achieve this goal.

Based on the Clean Energy Council Australia Report 2024, renewable energy accounted for 39.4% of Australia’s total electricity generation in 2023, up from 35.9% in 2022 and 32.5% in 2021. While there is still a fair way to go to reach the Federal Government’s target of 82% renewables by 2030, there were nevertheless plenty of positives for the industry in 2023.

There were records broken in terms of new renewable capacity added in 2023 in Australia, as the rooftop solar sector continued to lead Australia’s clean energy transition, and the utility scale storage sector had its strongest-ever year, offset by a significant slowdown in new financial commitments to large-scale generation projects.

Based on the Clean Energy Counsel Australia Report 2024, Australia’s world-leading rooftop solar industry continues to grow, driving Australia’s clean energy transition forward with the largest contribution (3.1 GW) of any technology, significantly up from 2022 (2.7 GW). In addition, 337,498 solar systems were installed across Australia in 2023, up from 315,499 in 2022. We believe that these results demonstrate the value and benefits that the Australian market sees in rooftop solar.

The average size of rooftop solar systems installed has continued to trend upwards, reaching 9.3 kW in 2023 compared to 8.7 kW in 2022. The trend towards larger system sizes may begin to plateau as the years go by, as technological advancements allow for more efficient solar panels and inverters, and there is a growing emphasis on optimizing the size of solar installations to match a household’s energy needs. But that trend would represent effective optimization and not be seen as a negative.

As the large-scale generation sector experiences a slowdown, Australia’s rooftop solar sector continues to demonstrate that it is the quiet achiever of the clean energy transition. Meanwhile, household batteries continue to grow in uptake. According to figures from SunWiz, a primary provider of Market Analytics to Australian Solar & Storage Industry, roughly 56,000 household storage units were installed in 2023, up from around 43,000 in 2022 and 37,000 in 2021, as more and more Australians embrace energy independence.

We believe that the importance of rooftop solar will only continue to grow as the large-scale renewables projects industry works to overcome the slowdown of investment. Additionally, with electricity prices rising year-on-year, more and more consumers are turning to solar and storage as a way to reduce their energy consumption from the grid and take control in reducing their bills.

The passing of the US’s Inflation Reduction Act (IRA) is considered as a momentous moment for renewables on the international stage, not just because of what it would do for the energy transition in the U.S., but how it would affect global investment, trade flows and supply chains.

The Australian Government sees strong opportunities to leverage the new IRA incentives for electric vehicle uptake to support investment in Australia’s critical mineral supply chain – as a US free-trade partner – with President Biden and Prime Minister Albanese signing a new ‘Climate, Critical Minerals and Clean Energy Compact’ in May 2023.

Based on the article “Russia-Ukraine war has nearly doubled household energy costs worldwide – new study”, published by World Economic Forum on February 20, 2023, energy prices for fossil fuels around the world continue to be affected and to some extent driven by Russia’s ongoing war in Ukraine, which has already persisted for over two years. Price fluctuations for all forms of fossil fuels are still expected, with the World Economic Forum predicting in February 2023 that since the beginning of the conflict, energy costs for households have increased by at least 63% and possibly as much as 113%, contributing to an increase in global household expenditure of between 2.7% and 4.8%. This is having a huge effect on household bills across the world, and again highlights that embracing renewables can lower bills and increase energy independence, all while contributing to the mass decarbonization we need.

Consumer uptake of rooftop solar in Australia has been based on the Small-Scale Renewable Energy Scheme (SRES) program. SRES program is an Australian government program that encourages households and businesses to install renewable energy systems, which has helped reduce upfront costs associated with the purchase of rooftop solar systems, as well as building strong compliance requirements. The SRES provides tradable certificates called Small-scale Technology Certificates (STCs) to eligible installations. The number of STCs a system receives is based on the estimated amount of electricity it will generate or displace over its lifetime. The STCs can then be sold to Renewable Energy Target liable entities, such as electricity retailers. The number of STCs a system generates is calculated using the following formula: Postcode Zone Rating x Deeming Period (in years) x System Size (in kW).

Based on the Peak Demand Reduction Scheme (PDRS) (Amendment No. 3), which became effective on December 19, 2024, new battery incentives have been available from November 1, 2024. PDRS aims to reduce peak electricity demand in the state of New South Wales, Australia. Peak times are defined as 2:30 pm to 8:30 pm AEST from November 1 to March 31 each year. One Peak Reduction Certificate (PRC) is equal to 0.1 kW of Peak Demand Reduction Capacity averaged over one hour. PRCs can be traded in the market to produce a financial incentive for reducing demand. Homes and businesses with rooftop solar will soon be able to take advantage of incentives to install residential battery storage and connect to a Virtual Power Plant (VPP). These incentives are designed to assist homes and businesses maximize the use of the solar energy they generate and cut the cost of electricity bills. Installing more batteries is expected to make the grid more reliable and stable while also reducing reliance on fossil fuels during periods of peak demand.

Our Marketing Strategies

SEO and Content Marketing

The increasing shift towards digitalization presents a significant opportunity for our Company to leverage search engine optimization (SEO) and content marketing strategies. With the global market for solar energy solutions expanding, it is crucial to optimize our website for Google and other search engines and create valuable content related to solar energy. By developing informative blog posts, engaging videos, and insightful infographics, we can educate potential customers and establish our Company as an industry expert. We expect that this approach will drive organic traffic to our website but also enhance our credibility and trustworthiness in the eyes of our audience.

Social Media Marketing

The pervasive use of social media platforms such as Facebook, REDnote and LinkedIn offers an unparalleled opportunity to showcase our solar projects, share success stories, and engage with our audience. Social media marketing enables us to build brand awareness, connect with potential clients, and foster a community of environmentally conscious individuals. By consistently posting high-quality content and interacting with our followers, we believe we can create a loyal customer base and increase our market reach.

Paid Advertising

Investing in paid advertising on platforms like Google Ads and REDnote allows us to target specific demographics interested in solar energy. This targeted approach ensures that our advertisements reach individuals who are more likely to convert into customers. Paid advertising not only drives traffic to our website but also generates valuable leads, contributing to our overall growth strategy.

Referral Marketing

Referral Marketing

Word-of-mouth recommendations are highly influential in the solar industry. Encouraging satisfied customers to refer others can significantly boost our customer base. By offering attractive incentives for successful referrals, we can motivate our existing customers to become brand ambassadors, thereby expanding our reach through trusted personal networks.

Traditional Marketing Techniques

Local Outreach and Brand Visibility

Despite the rise of digital marketing, we also believe that traditional marketing techniques such as door hangers, billboards, and brochures remain effective for local outreach and brand visibility. These methods allow us to reach potential customers who may not be as active online. Additionally, attending industry expositions and events provides a platform to advertise our Company brand, network with other professionals, and stay updated on industry trends.

We believe the following factors will be favorable to our planned growth of our solar power business:

●	The increasing demand for renewable energy solutions and the growing awareness of environmental issues.

●	The declining cost of residential solar energy systems and energy storage, making the technology more competitive with local electricity rates.

●	Government support and incentives for renewable energy adoption.

●	The ability to leverage digital marketing strategies to reach a broader audience and generate leads.

By integrating both digital and traditional marketing strategies, we are positioning our Company to capitalize on the expanding solar energy market and drive sustainable growth.

Our Competitive Strengths

We believe that the following competitive strengths significantly contribute to our success and differentiates us from our competitors:

●	Quality and Reliability: We deliver high-quality solar installations and reliable products with reputable brands to our clients. Customers appreciate our warranties, product durability, and long-term performance.

●	Installation Expertise: Our responsive and professional installation teams ensure customer satisfaction. We excel in project management, safety protocols, and timely execution, giving us a competitive advantage.

●	Pricing and Financing Options: We have established relationships with business partners who provide flexible financing models that attract customers. Our business partners’ low-interest finance payment plans make solar energy more accessible and affordable. With referral from our business partners, we are able to acquire new clients successfully.

●	Customer Service and Support: Our excellent customer service builds trust and loyalty with our clients. We provide ongoing support, maintenance, and responsive communication, fostering a positive reputation.

●	Local Presence and Reputation: Our active involvement in the local community and positive reviews enhance our credibility. Word-of-mouth referrals and local partnerships strengthen our competitive position.

●	Eco-Friendly Branding: We emphasize sustainability, environmental impact, and clean energy, resonating with eco-conscious consumers. Our branding effectively communicates and strengthens this message.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions, and investors might find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (which we refer to as the Securities Act), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, and we intend to take advantage of this extended transaction period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Our Corporate Structure

Green Solar is a British Virgin Islands business company limited by shares incorporated in March 2021. Green IOT is an Australian company found in June 2019. Mr. Wei Lu, and Mr. Wenze Lu initially were the registered holders of Green IOT, and held 20% and 80% of the ownership interest of Green IOT, respectively. Mr. Wei Lu and Mr. Wenze Lu held the Green IOT equity ownership in trust for other shareholders, namely Ms. Qian Sun owning 35%, Patriot Management Limited owning 25%, and Ms. Yazhu Mao owning 19% of Green IOT. On November 5, 2023, Mr. Wei Lu and Mr. Wenze Lu contributed the 100% shares of Green IOT to Green Solar and Green Solar acquired the 100% equity interest of Green IOT without consideration.

The following diagram illustrates our corporate structure and identifies our subsidiary as of the date of this prospectus.

Notes: all percentages reflect the equity interests held by each of our shareholders as of the date of this prospectus.

(1)	Represents 3,600,000 Class B Shares held by Focus Partners Corp, a British Virgin Islands company, which is 100% owned by Qian Sun Qian Sun is the sole director and has the power to vote or dispose of the securities, as of the date of this prospectus.
(2)	Represents 2,500,000 Class B Shares held by Patriot Management Ltd., a British Virgin Islands company, which is 100% owned by Ziqiang Zheng. Ziqiang Zheng is the sole directors and has the power to vote or dispose of the securities, as of the date of this prospectus.
(3)	Represents 3,300,000 Class A Shares held by We Future Limited, a British Virgin Islands company, which is 37.75% owned by Wei Lu and 62.25% owned by Yazhu Mao, as of the date of this prospectus.
(4)	Represents 600,000 Class A Shares held by Solar Alpha Limited, a British Virgin Islands company, which is 66.67% owned by Juyan Liang, 8.33% owned by Yueqin Chen, and 25% owned by Wei Fu, as of the date of this prospectus.
(5)	Represents 620,000 Class A Shares held by Ants Partners International Inc., a British Virgin Islands company, which is 100% owned by Weihao Feng, as of the date of this prospectus.
(6)	Represents 800,000 Class B Shares held by Vivid Imagination Limited, a British Virgin Islands company, which is 20% owned by Wei Lu, 79% owned by Wenze Lu and 1% owned by Wei Shi, as of the date of this prospectus.

Corporate Information

We are a British Virgin Islands business company incorporated on March 29, 2021. Our executive offices are located at 27/14 Loyalty Road North Rocks, NSW 2154, Australia, and our telephone number is +61 1300 211 230.

Our website is https://www.greeniot.com.au/. Information contained on, or that can be accessed through our websites is not part of, and shall not be incorporated by reference into, this prospectus. Our agent for service of process in the United States is Puglisi & Associates.

Risk Factors Summary

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our Class A Shares. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

Risks Related to the Company and its Industry

●	Adverse global economic conditions could have a negative effect on our business, results of operations and financial condition and liquidity.

●	The solar industry faces competition from other types of renewable and non-renewable power industries.

●	The reduction, modification or elimination of government incentives could cause our revenue to decline and harm our financial results.

●	Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

●	Our business prospects could be harmed if solar energy is not widely adopted or sufficient demand for solar energy systems does not develop or takes longer to develop than we anticipate.

●	The solar energy industry is a new and evolving market, which may not grow to the size or at the rate we expect.

●	Our business has benefited from the declining cost of solar energy system components, and might be harmed to the extent that declines in the cost of such components stabilize or that such costs increase in the future.

●	Our inability to respond to changing technologies and issues presented by new technologies could harm our business.

●	Our solar business operates in a highly competitive market with low barriers to entry and, accordingly, we may face the loss of business or reduced margins.

●	Our corporate strategy includes growth through the acquisition of assets and companies, which might involve risk to investors.

●	Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.

●	Damage to our brands and reputation, or change or loss of use of our brands, could harm our business and results of operations.

●	We face competition from traditional energy companies as well as solar and other renewable energy companies.

●	A material drop in the retail price of utility-generated electricity or electricity from other sources could reduce the desirability of our solar power products, potentially our prospects.

●	We are exposed to risks associated with foreign currency exchange rate fluctuations, which could negatively affect our financial performance.

●	Implication of the Holding Foreign Companies Accountable Act.

●	The Invasion of Ukraine and unrest in the Middle East could disrupt our operations, which could materially and adversely affect our business, financial condition, and result of operations.

Risks Related to our Business

●	We might lose business to competitors that underbid us and might be unable to compete favorably in our highly competitive industry.

●	Our business is seasonal and subject to adverse weather conditions, which can adversely impact our business.

●	The reduction, modification, delay or discontinuation of government subsidies and other economic incentives for the solar industry might reduce the profitability or viability of our solar projects and materially adversely affect our business.

●	Existing rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation and changes to these regulations and policies might deter the purchase and use of solar energy systems and negatively impact development of the solar energy industry.

●	The reduction, elimination or expiration of government subsidies and economic incentives for solar energy systems could reduce the demand for our products and services.

●	Existing regulations, and changes to such regulations, might present technical, regulatory and economic barriers to the installation of solar energy systems, which may significantly reduce demand for our solar energy systems.

●	Our solar business installs solar energy systems, and many factors can prevent us from completing installations on time or on budget.

●	The production and installation of solar energy systems depends on suitable meteorological and environmental conditions. If meteorological or environmental conditions are unexpectedly unfavorable, the electricity production from our solar service offerings may be below our expectations, and our ability to timely deploy new systems may be adversely impacted.

●	Climate change may have long-term impacts on our business, our industry, and the global economy.

●	During the installation of rooftop solar energy systems, there is a risk of potential property structure damages. This could lead to insurance claims, property damage expenses, and personal injury lawsuits, adversely affecting our financial condition and operating results.

●	Failure to maintain safe work sites could result in significant losses.

●	Failure of our subcontractors to perform as anticipated could have a negative impact on our results.

●	The Company depends on a limited number of suppliers of solar energy system components. Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, price change, imposition of tariffs or duties or other limitation in our or our dealers’ ability to obtain components or technologies we use could result in sales and installation delays, cancellations and loss of customers.

●	The Company is subject to risks associated with construction, regulatory compliance and other contingencies.

●	Compliance with occupational safety and health requirements and best practices can be costly, and non-compliance with such requirements might result in potentially significant monetary penalties, operational delay and adverse publicity.

●	A material reduction in the retail price of electricity charged by electric utilities or other retail electricity providers would harm our business, financial condition and results of operations.

●	We have limited insurance coverage in business operation, which may prevent us from obtaining insurance to cover all risks of losses, and could have an adverse effect on our results of operations.

●	Electric utility statutes and regulations and changes to such statutes or regulations might present technical, regulatory and economic barriers to the purchase and use of our solar service offerings that may significantly reduce demand for such offerings.

●	Interconnection limits or circuit-level caps imposed by regulators might significantly reduce our ability to sell our solar service offerings in certain markets or slow interconnections.

●	Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation.

Risks Related to our Class A Shares and this Offering

●	There has been no prior public market for our Class A Shares, and an active, liquid and orderly trading market for our ordinary shares might not develop or be maintained in the United States, which could limit your ability to sell our Class A Shares.

●	The trading price of our Class A Shares following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares.

●	Our offering would not be completed if our listing application is not approved by Nasdaq. Further, an active trading market for our Class A Shares may not develop and the trading price for our Class A Shares may fluctuate significantly.

●	The trading price of our Class A Shares is likely to be volatile, which could result in substantial losses to investors.

●	The dual-class structure of our ordinary shares has the effect of concentrating voting power with our existing shareholders prior to the consummation of this offering, which will limit your ability to influence the outcome of important transactions, including a change in control.

●	The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Shares.

●	Our founder and Chairperson, Ms. Qian Sun, has significant voting power and may take actions that may not be in the best interests of our other shareholders.

●	If securities or industry analysts do not public research or reports about our business, or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.

●	We have broad discretion to determine how to use the net proceeds from this offering and may use them in ways that may not enhance our results of operations or the price of the Class A Shares.

●	The sale or availability for sale of substantial amounts of our Class A Shares could adversely affect their market price.

●	Techniques employed by short sellers may drive down the market price of our Class A Shares.

●	Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Class A Shares for return on your investment.

●	Because the initial public offering price is substantially higher than the net tangible book value per share, you will experience immediate and substantial dilution.

●	We have determined uses for the net proceeds from this offering, however, we may use these proceeds in ways with which you may not agree.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Class A Shares to significant adverse U.S. federal income tax consequences.

●	The offering price of the primary offering and resale offering could differ.

●	Future issuances of additional ordinary shares could cause dilution of ownership interests and adversely affect our stock price.

●	Shares eligible for future sale may depress our stock price.

●	The resale by the selling shareholders may cause the market price of our Class A Shares to decline.

●	Purchasers in the resale offering may pay a price for our securities that is higher or lower than the price paid in the primary offering.

●	You might face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts might be limited, because we are incorporated under British Virgin Islands law.

●	British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

●	The laws of the British Virgin Islands may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if the shareholders are dissatisfied with the conduct of our affairs.

●	The Company is not a regulated entity, and British Virgin Islands Law does not imply additional obligations on public entities.

●	Shareholder inspection rights are more limited for shareholders of BVI companies than in other jurisdictions.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	The Company could be required to comply with economic substance requirements in the British Virgin Islands.

●	We will incur increased costs as a result of being a public company.

●	A potential failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, financial condition, and results of operations. We may be unable to accurately report our financial results or prevent fraud if we cannot maintain an effective system of internal controls over our financial reporting.

●	Our management may identify material weaknesses in the future that could adversely affect investor confidence, impair the value of our securities, and increase our cost of raising capital.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expense.

●	We are an emerging growth company, and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Shares less attractive to investors.

●	Exchange rates and exchange controls may affect the value of our ordinary shares.

THE OFFERING

Ordinary shares being offered	3,750,000 Class A Shares by us.(1)

Ordinary shares outstanding before this offering	13,200,000 shares, consisting of 6,300,000 Class A Shares and 6,900,000 Class B Shares.

Ordinary shares outstanding after this offering	16,950,000 shares (or 17,512,500 shares if the underwriters exercise their over-allotment option to purchase additional shares in full), consisting of 10,050,000 (or 10,612,500 if the underwriters exercise their over-allotment option to purchase additional shares in full) Class A Shares and 6,900,000 Class B Shares.

Price per ordinary share	We currently estimate that the initial public offering price will be between $4.00 and $6.00 per Class A ordinary share.

Use of proceeds	We intend to use the net proceeds from this offering for research and development, marketing and promotion campaigns, fix asset investment and working capital purposes.

Underwriter Over-Allotment Option	We have also granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 562,500 additional shares at the public offering price.

Lock-up	All of our directors, officers and shareholders, in connection with the shares not eligible to be publicly distributed under the resale prospectus, have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of twelve (12) months after this offering in the case of our directors and executive officers and for a period of six (6) months after this offering in the case of holders of 5% or more of our outstanding ordinary shares. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	Investment in the Class A Shares involves a high degree of risk. See “Risk Factors” in this prospectus beginning on page 14 for a discussion of factors and uncertainties that you should consider in evaluating an investment in our securities.

Proposed Nasdaq symbol	We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “GLSA”.

(1)	Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option, and the number of ordinary shares that will be outstanding after this offering is based on 13,200,000 ordinary shares outstanding as of the date of this prospectus.

Summary Consolidated Financial Information

The following tables summarize our consolidated financial data for the periods and as of the dates indicated. You should read the following summary consolidated financial information in conjunction with our consolidated financial statements and related notes, “Selected Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The summary consolidated statement of operations for the years ended December 31, 2023 and 2024 and the summary consolidated balance sheets as of December 31, 2023 and 2024 have been derived from our consolidated financial statements included elsewhere in this prospectus, which were prepared in accordance with U.S. GAAP. Historical results are not necessarily indicative of results to be expected in any future period.

For the years ended December 31, 2023 and 2024:

Summary of Consolidated Statement of Operations

	For the Years Ended December 31,
	2023	2024	2024
	AUD	AUD	USD
Net revenues	$5,869,595	$5,224,432	$3,248,029
Cost of revenues	(4,535,500)	(3,800,968)	(2,363,062)
Total operating expenses	1,166,888	1,748,942	1,087,317
Income tax (expense) benefit	(47,525)	134,924	83,882
Net income (loss)	$121,413	$(183,415)	$(114,029)

Summary of Consolidated Balance Sheets

	As of December 31,
	2023	2024	2024
	AUD	AUD	USD
Cash and cash equivalents	$248,320	$97,967	$60,906
Total current assets	1,360,928	1,980,909	1,231,531
Total non-current assets	223,311	112,796	70,126
Total Assets	1,584,239	2,093,705	1,301,657
Total current liabilities	926,969	1,735,706	1,079,089
Total non-current liabilities	148,452	13,528	8,410
Total Liabilities	1,075,421	1,749,234	1,087,499
Total Shareholders’ Equity	$508,818	$344,471	$214,158

RISK FACTORS

Investment in our Class A Shares involves a high degree of risk. You should consider carefully the following information about these risks, together with other information contained in this prospectus, before investing in our Class A Shares. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer. If this happens, the trading price of our ordinary shares could decline and you may lose all or part of your investment.

RISKS RELATED TO THE COMPANY AND OUR INDUSTRY

Adverse global economic conditions could have a negative effect on our business, results of operations and financial condition and liquidity.

A general slowdown in the global economy, including a recession, due to inflation, geopolitics, major central bank policy actions including interest rate increases, public health crises, or other factors, or a tightening of the credit markets, could negatively impact our business, financial condition, and liquidity. As credit markets become more challenging, customers may be unable or unwilling to obtain financing for the cost of our products, and the parties that have historically provided this financing may cease to do so, or only do so on terms that are substantially less favorable for our customers, any of which could materially and adversely affect sales of our products and our revenue and growth of our business. Cancellations or rescheduling of customer orders could result in the delay or loss of anticipated sales without allowing us sufficient time to reduce, or delay the incurrence of, our corresponding inventory and operating expenses. In addition, changes in forecasts or the timing of orders from these or other customers expose us to the risks of inventory shortages or excess inventory. Adverse global economic conditions have from time to time caused or exacerbated significant slowdowns in the industries and markets in which we operate, which may adversely affect our business and results of operations. Macroeconomic weakness and uncertainty also make it more difficult for us to accurately forecast revenue, gross margin, and expenses, and may make it more difficult to raise or refinance external financing to fund our operations and capital expenditures.

The solar industry faces competition from other types of renewable and non-renewable power industries.

The solar industry faces competition from other renewable energy companies and non-renewable power industries, including nuclear energy and fossil fuels such as coal, petroleum, and natural gas. Technological innovations in these other forms of energy may reduce their costs or increase their safety. Large-scale new deposits of fossil fuel may be discovered, which could reduce their costs. Local governments may decide to strengthen their support for other renewable energy sources, such as wind, hydro, biomass, geothermal and ocean power, and reduce their support for the solar industry. The inability to compete successfully against producers of other forms of power would reduce our market share and negatively affect our results of operations.

The reduction, modification or elimination of government incentives could cause our revenue to decline and harm our financial results.

Various government bodies in Australia and other countries in which we may in the future seek to compete provide incentives in the form of tariffs, rebates, and tax credits and other incentives and mandates, such as renewable portfolio standards and net metering, to end-users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These various forms of support for solar power are subject to change and are expected in the longer term to decline. Even changes that may be viewed as positive can have negative effects if they result, for example, in delaying purchases that otherwise might have been made before expiration or scheduled reductions in such credits.

The market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in large part on the availability and size of government mandates and economic incentives because, at present, the cost of solar power generally exceeds retail electric rates in many locations and wholesale peak power rates in some locations. Incentives and mandates vary by geographic market. For example, the Australian Clean Energy Regulator has promulgated the Small-Scale Renewable Energy Scheme (SRES) to promote and financially incentivize consumers and businesses to install qualified renewable energy small generation units, including but not limited to solar photovoltaic panels, wind turbines, and hydro systems. Under the SRES, installations of eligible small-scale renewable energy systems are entitled to a number of Small-Scale Technology Certificates (STCs) based on their geographical location, installation date, and the amount of electricity produced. STCs are tradable certificates that can be created and traded, or assigned to a registered agent in exchange for an upfront financial discount or cash payment. Companies can be accredited registered agents authorized to accept and trade STCs from customers, providing financial discounts on installation costs and recognizing revenue from both cash payments and the assignment of STCs. Even changes that may be viewed as positive can have negative effects if they result, for example, in delaying purchases that otherwise might have been made before expiration or scheduled reductions in such credits. Governmental decisions regarding the provision of economic incentives often depend on political and economic factors that we cannot predict and that are beyond our control. The reduction, modification or elimination of grid access, government mandates or economic incentives in one or more of our customer markets could materially and adversely affect the growth of such markets or result in increased price competition, either of which could cause our revenue to decline and materially adversely affect our financial results.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electric generation products is heavily influenced by government laws, regulations and policies concerning the electric utility industry globally, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation, and changes that make solar power less competitive with other power sources could deter investment in the research and development of alternative energy sources as well as customer purchases of solar power technology, which could in turn result in a significant reduction in the demand for our solar power products. For instance, these regulations and policies could deter potential customers from purchasing solar power products or implement rate changes that include changing rates to charge lower volume-based rates—the rates charged for KW hours of electricity purchased by a residential customer—while raising unavoidable fixed charges that a homeowner is subject to when they purchase solar energy from third parties, and levying charges on homeowners based on their point of maximum demand during a month (referred to as “demand charge”). These forms of rate design could adversely impact our business by reducing the value of the electricity our solar energy systems produce compared to retail net metering, and reducing any savings customers realize by purchasing our solar power products. The market for electric generation equipment is also influenced by trade and local content laws, regulations and policies that can discourage growth and competition in the solar industry and create economic barriers to the purchase of solar power products, thus reducing demand for our solar products. In addition, on-grid applications depend on access to the grid, which is also regulated by government entities. We anticipate that our solar power products and their installation will continue to be subject to oversight and regulation in accordance with regulations relating to construction, safety, environmental protection, utility interconnection and metering, trade, and related matters.

Our business prospects could be harmed if solar energy is not widely adopted or sufficient demand for solar energy systems does not develop or takes longer to develop than we anticipate.

The solar energy market is at a relatively early stage of development. The extent to which solar energy will be widely adopted and the extent to which demand for solar energy systems will increase are uncertain. If solar energy does not achieve widespread adoption or demand for solar energy systems fails to develop sufficiently, we might be unable to achieve our revenue and profit targets. Demand for solar energy systems in our targeted markets might not develop as we anticipate. Many factors may affect the demand for solar energy systems, including the following:

●	availability of government and utility company subsidies and incentives to support the development of the solar energy industry;

●	government and utility policies regarding the interconnection of solar energy systems to the utility grid;

●	fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as changes in the price of natural gas and other fossil fuels;

●	cost-effectiveness (including the cost of solar modules), performance and reliability of solar energy systems compared with conventional and other non-solar renewable energy sources and products;

●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated solar and biomass;

●	availability of customer financing with economically attractive terms;

●	fluctuations in expenditures by purchasers of solar energy systems, which tend to decrease in slower economic environments and periods of rising interest rates and tighter credit; and

●	deregulation of the electric power industry and the broader energy industry.

The solar energy industry is a new and evolving market, which may not grow to the size or at the rate we expect.

The solar energy industry is a new and rapidly growing market opportunity. We believe the solar energy industry will take several years to fully develop and mature, but we cannot be certain that the market will grow to the size or at the rate that we expect. Any future growth of the solar energy market and the success of our solar service offerings depend on many factors beyond our control, including recognition and acceptance of the solar service market by consumers, the pricing of alternative sources of energy, a favorable regulatory environment, the continuation of expected tax benefits and other incentives, and our ability to provide our solar service offerings cost-effectively, and our business might be adversely affected should the markets for solar energy do not develop to the size or at the rate we expect.

Solar energy has yet to achieve broad market acceptance and depends in part on continued support in the form of rebates, tax credits, and other incentives from federal, state and local governments. If this support diminishes materially, our ability to attract customers for our products and services could be adversely affected. Growth in residential solar energy also depends on dynamic macroeconomic conditions, retail prices of electricity and customer preferences. Declining macroeconomic conditions, including labor markets and residential real estate markets, could contribute to instability and uncertainty among customers and impact their financial ability, credit scores or interest in entering into long-term contracts, even if such contracts would generate immediate and long-term savings.

Our business has benefited from the declining cost of solar energy system components, and might be harmed to the extent that declines in the cost of such components stabilize or that such costs increase in the future.

Our business has benefited from the declining cost of solar energy system components and to the extent such costs stabilize or decline at a slower rate, or, in fact, increase, our future growth rate may be negatively impacted. The declining cost of solar energy system components and the raw materials necessary to manufacture them has been a key driver in the price of solar energy systems we own, the prices charged for electricity and customer adoption of solar energy. Solar energy system component and raw material prices might not continue to decline at the same rate as they have over the past several years or at all, and growth in the solar industry and the resulting increase in demand for solar energy system components and the raw materials necessary to manufacture them might also put upward pressure on prices. An increase of solar energy system components and raw materials prices could slow our growth and cause our business and results of operations to suffer, and the cost of solar energy system components and raw materials has and could continue to increase due to scarcity of materials, tariff penalties, duties, the loss of or changes in economic governmental incentives or other factors.

Our inability to respond to changing technologies and issues presented by new technologies could harm our business.

The solar energy industry is subject to technological change, and should we rely on products and technologies that cease to be attractive to customers, or if we are unable to respond appropriately to changing technologies and changes in product function or quality, we might not be successful in capturing or retaining significant market share. Any new technologies utilized in our solar energy systems might also not perform as expected or as desired, in which event our adoption of such products or technologies might harm our business.

Our solar business operates in a highly competitive market with low barriers to entry and, accordingly, we may face the loss of business or reduced margins.

The solar energy system installation market is highly competitive with low barriers to entry. We currently compete with significantly larger companies and many small installers and developers. Larger companies might have greater financial, technical, and marketing resources and greater name recognition than us, and smaller companies might benefit from lower cost structures and be able to offer lower prices.

The competitive position of our solar business depends on factors outside of our control, including the following:

●	the availability of solar financing solutions;

●	the price at which competitors offer comparable products;

●	marketing efforts undertaken by our competitors;

●	the extent of our competitors’ responsiveness to customer needs; and

●	access to materials, labor, and installation services.

Competition in the solar energy system installation market might increase in the future as a result of low barriers to entry, and increased competition could result in reductions in price, margins, and market share and in greater competition for qualified personnel. Our business and operating results would be adversely affected if we were unable to compete effectively.

Our corporate strategy includes growth through the acquisition of assets and companies, which might involve risk to investors.

These risks include:

●	difficulties integrating the operations and personnel of purchased assets or acquired companies;

●	diversion of management’s attention from ongoing operations;

●	potential difficulties and increased costs associated with completion of any assumed construction projects;

●	insufficient revenues to offset increased expenses associated with acquisitions and the potential loss of key employees or customers of the acquired companies;

●	assumption of liabilities of an acquired business, including liabilities that were unknown at the time the acquisition was negotiated;

●	difficulties relating to assimilating the personnel, services, and systems of an acquired business and to assimilating marketing and other operational capabilities;

●	increased burdens on our staff and on our administrative, internal control and operating systems, which may hinder our legal and regulatory compliance activities;

●	difficulties in applying and integrating our system of internal controls to an acquired business;

●	if we issue additional equity securities, such issuances could have the effect of diluting our earnings per share, as well as our shareholders’ individual ownership percentages in the Company;

●	the recording of goodwill or other non-amortizable intangible assets that will be subject to subsequent impairment testing and potential impairment charges, as well as amortization expenses related to certain other intangible assets; and

●	while we often obtain indemnification rights from the sellers of acquired businesses, such rights may be difficult to enforce and the indemnitors may not have the ability to financially support the indemnity. Failure to manage and successfully integrate acquisitions could harm our financial position, results of operations, cash flows and liquidity.

Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.

The success of our business depends on our ability to attract, train, and retain qualified, reliable personnel, including, but not limited to, our executive officers and key management personnel. We also rely on engineers, project management personnel, and other employees and qualified subcontractors who possess the necessary and required experience and expertise to perform their respective services at a reasonable and competitive rate. Competition for these and other experienced personnel is intense, and it might be difficult to attract and retain qualified individuals with the requisite expertise and within the time frame demanded by our customers. We might not be able to satisfy the demand for our services in certain regions because of our inability to successfully hire, train and retain qualified personnel, and we might find it difficult to replace personnel who hold credentials that might be required to perform certain government projects and/or who have significant government contract experience.

Changes in general or local economic conditions and the resulting impact on the labor market and on our joint venture partners might make it difficult to attract or retain qualified individuals in the geographic areas where we perform our work, and if we are unable to provide competitive compensation packages, high-quality training programs and attractive work environments or to establish and maintain successful partnerships, our reputation, relationships and/or ability to profitably execute our work could be adversely impacted.

Damage to our brands and reputation, or change or loss of use of our brands, could harm our business and results of operations.

We depend significantly on our reputation for high-quality products, excellent customer service and the brand names “Green IOT” to attract new customers and grow our business. If we fail to continue to deliver solar and other energy components timely, or damage any of our customers’ properties or delay or cancel projects, our brand and reputation could be significantly impaired. Future technological improvements might allow us to offer lower prices or offer new technology to new customers; however, technical limitations in our current solar energy systems and energy storage battery systems might prevent us from offering such lower prices or new technology to our existing customers. The inability of our current customers to benefit from technological improvements could cause our existing customers to lower the perceived value of our existing products and impair our brand and reputation.

We note that given the sheer number of interactions our consumer business has with customers and potential customers, it is inevitable that some customer interactions with our Company or dealers operating on our behalf will be perceived as less than satisfactory. These could lead to instances of customer complaints which could affect our ratings on websites and social media platforms, and if we cannot manage our hiring and training processes to avoid or minimize these issues to the extent possible, our reputation might be harmed and our ability to attract new customers would suffer.

We face competition from traditional energy companies as well as solar and other renewable energy companies.

The solar energy industry is highly competitive and continually evolving, as participants strive to distinguish themselves within their markets and compete with large utilities. We also face significant competition from providers of conventional and renewable energy alternatives such as coal, nuclear, natural gas and wind to the extent they are able to offer energy solutions that are less expensive than solar energy and our products. We believe that our competitors include established utilities that supply energy to homeowners by traditional means, and we compete with these utilities primarily based on price, predictability of price, and the ease by which homeowners can switch to electricity generated by our solar service offerings. If we cannot offer compelling value to customers based on these factors, then our business and revenue will not grow. We also compete with traditional installers who face similar challenges.

The production of solar energy depends heavily on suitable meteorological and environmental conditions. If meteorological or environmental conditions are unexpectedly unfavorable, the electricity production from our solar service offerings might be below our customers’ expectations, reducing the attractiveness of our offerings compared with traditional energy suppliers. Further, the solar energy industry is also impacted by government support and government agencies may decide to strengthen their support for other renewable energy sources, such as wind, hydro, biomass, geothermal and ocean power, and reduce their support for the solar industry.

We also face competition from other residential solar service providers. Many of these competitors have a higher degree of brand name recognition, differing business and pricing strategies, and greater capital resources than we have, as well as extensive knowledge of our target markets. If we are unable to establish or maintain a consumer brand that resonates with customers, maintain high customer satisfaction, or compete with the pricing offered by our competitors, our sales and market share position might be adversely affected, as our growth is dependent on originating new customers. We also face competitive pressure from companies that might offer lower-priced consumer offerings than we do. In addition, conventional energy sources generally have substantially greater financial, technical, operational and other resources than solar energy sources, and as a result may be able to devote more resources to the research, development, promotion and product sales or respond more quickly to evolving industry standards and changes in market conditions than solar energy systems. Conventional and other renewable energy sources may be better suited than solar for certain locations or customer requirements and may also offer other value-added products or services that could help them compete with solar energy sources, even if the cost of electricity they offer is higher than solar energy sources.

We compete with companies that are not regulated like traditional utilities but that have access to the traditional utility electricity transmission and distribution infrastructure. These power service companies are able to offer customers electricity supply-only solutions that are competitive with our solar service offerings on both price and usage of solar energy technology, which might limit our ability to attract customers, particularly those who wish to avoid long-term contracts or have an aesthetic or other objection to putting solar modules on their roofs.

We also face competition from purely finance-driven nonintegrated competitors that subcontract out the installation of solar energy systems, from installation businesses (including solar partners) that seek financing from external parties, large construction companies, and electrical and other roofing companies. Local installers that might otherwise be viewed as potential solar partners might gain market share by being able to be the first providers in new local markets, and some of these competitors might provide energy at lower costs than we do. We also face competition from companies offering consumer loans for solar module products, since declining prices for solar modules and related equipment has resulted in an increase in consumers’ purchasing, instead of leasing, solar energy systems.

As the solar industry grows and evolves, we will continue to face existing competitors as well as new competitors who are not currently in the market (including those resulting from the consolidation of existing competitors) that achieve significant developments in alternative technologies or new products such as storage solutions, loan products, or other programs related to third-party ownership. Our failure to adapt to changing market conditions, to compete successfully with existing or new competitors and to adopt new or enhanced technologies could limit our growth and have a material adverse effect on our business and prospects.

A material drop in the retail price of utility-generated electricity or electricity from other sources could reduce the desirability of our solar power products, potentially our prospects.

Customer decisions to buy our solar energy systems are impacted by electricity costs. Decreases in the retail prices of electricity from utilities or other energy sources would harm our ability to offer competitive pricing and could harm our business. The price of electricity from utilities could decrease as a result of:

●	the construction of a significant number of new power generation plants, including nuclear, coal, natural gas or renewable energy technologies;

●	the construction of additional electric transmission and distribution lines;

●	reductions in prices of natural gas or other natural resources;

●	energy conservation technologies and public initiatives to reduce electricity consumption;

●	development of new energy technologies that provide less expensive energy, including storage; or

●	utility rate adjustments and customer class cost reallocation.

A reduction in utility electricity prices would make the purchase of our solar service offerings less attractive, and if the retail price of energy available from utilities were to decrease due to any of these or other reasons, we would be at a competitive disadvantage, and we might be unable to attract new customers and our growth would be limited.

We are exposed to risks associated with foreign currency exchange rate fluctuations, which could negatively affect our financial performance.

We conduct operations primarily in Australia, where business activities are generally denominated in the local currency. However, a significant portion of our product are manufactured in Asia and supplied to us through local suppliers, exposing us to substantial foreign currency exchange risks. Fluctuations in exchange rates can adversely affect our revenue, cost of goods sold, and gross margins, potentially resulting in exchange losses and impacting our overall profitability. Foreign currency exchange rate fluctuations also impact the value of our monetary and other assets and liabilities denominated in local currencies. An appreciation of the U.S. dollar against local currencies could result in foreign exchange losses for assets denominated in those currencies and foreign exchange gains for liabilities denominated in those currencies. Conversely, a devaluation of the U.S. dollar could have the opposite effect. Additionally, our potential expansion into emerging markets in the Pacific or the Americas may increase our exposure to foreign exchange risks, as these regions may present heightened regulatory uncertainties regarding currency policies. Conducting business in such markets could amplify the potential for adverse impacts from currency fluctuations. We have not yet engaged in any hedging transactions to mitigate foreign exchange risks but may choose to do so in the future. However, there is no guarantee that such hedging strategies, if implemented, will effectively reduce our exposure to currency fluctuations, or that they will be available at reasonable costs. As a result, any significant changes in foreign currency exchange rates could materially and adversely affect our business, financial condition, and results of operations.

Implication of the Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. The HFCA Act states that if the United States Securities and Exchange Commission (the “SEC”) determines that an issuer’s audit reports issued by a registered public accounting firm have not been subject to inspection by the Public Company Accounting Oversight Board (United States) (“PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit such issuer’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 29, 2022, the President signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the Commission must impose an initial trading prohibition on the issuer’s securities from three years to two years. Therefore, the Company’s securities may be delisted from a national securities exchange in the U.S. pursuant to the HFCA Act. Under certain pending legislation the time period leading up to a prohibition on trading may be shortened. A termination in the trading of our securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities. While the Company’s auditor is based in Singapore and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the Holding Foreign Companies Accountable Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The Invasion of Ukraine and unrest in the Middle East could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets. In addition, unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. While we do not have any operations or business in Russia, Ukraine, or the Middle East, we may be indirectly adversely impacted by any significant disruptions these conflicts have and may continue to escalate. In addition, the United States and other countries have imposed sanctions on Russia which increases the risk that Russia may resort to retaliatory actions, including the launching of cyberattacks. It is possible that these attacks could have collateral effects on additional critical infrastructure and financial institutions globally, which could adversely affect our operations. It is difficult to assess the likelihood of such threat and any potential impact at this time. Any one or more of these events may impede our operation and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

RISKS RELATED TO OUR BUSINESS

Competition and Price Cutting

The rooftop solar industry is very competitive based on the large number of contractors, and there is intense competition over the pricing of rooftop solar installations, and our business might suffer if our competitors reduce their prices to where we can no longer profitably operate.

We might lose business to competitors that underbid us and might be unable to compete favorably in our highly competitive industry.

Most of our project awards are determined through a competitive bidding process in which price is the determining factor, and we compete against multiple competitors in many of the markets in which we operate. Some of our competitors are larger than we and are vertically integrated, and competitors larger than us may be able to better exploit economies of scale to receive higher discounts or rebates when purchasing materials. An increase in competition may result in decreases in new project awards to us at acceptable profit margins, and a downturn in private residential and commercial construction could materially and adversely impact our financial condition, results of operations or liquidity.

Our business is seasonal and subject to adverse weather conditions, which can adversely impact our business.

Some of our construction operations occur outdoors in areas in which hurricanes, tornadoes, tropical storms, and/or wildfires are common. Seasonal changes and adverse weather conditions, such as extended snowy, rainy or cold weather, can adversely affect our business operations through delays in our construction schedules, and reduced efficiencies in our contracting operations, resulting in under-utilization of crews and equipment and lower contract profitability. Climate change may lead to increased extreme weather and changes in precipitation and temperature, including natural disasters. Should the impact of climate change be significant or occur for lengthy periods of time, our financial condition or results of operations would be adversely affected.

The reduction, modification, delay or discontinuation of government subsidies and other economic incentives for the solar industry might reduce the profitability or viability of our solar projects and materially adversely affect our business.

Solar energy is not currently cost competitive with other energy sources in our existing markets and the new markets into which we plan to expand. For a variety of technological and economic reasons, the cost of generating electricity from solar energy in these markets currently exceeds and, absent significant changes in technological or economic circumstances, will continue to exceed the cost of generating electricity from conventional and certain other competing energy sources. Government subsidies and incentives, primarily in the form of tax credits, net metering, and other incentives to end users and distributors of solar products are generally required to enable companies such as us to successfully operate in these markets.

In Australia, the solar industry has benefited from various government subsidies and incentives. These programs provide financial incentives to both consumers and businesses to install and use renewable energy sources, including solar power. However, the availability and size of these subsidies and incentives are subject to political and policy developments and vary by geographic market. These government subsidies and incentives are expected to gradually decrease in scope or be discontinued as solar energy technology improves and becomes more affordable relative to other types of energy. Any reduction, modification, delay, or discontinuation of these government subsidies and incentives could materially adversely affect our ability to operate profitably in the Australian market. As the Australian government continues to review and adjust its renewable energy policies, there is a risk that these programs may be scaled back or terminated, potentially leading to decreased adoption of solar technology and reduced demand for our products and services.

Existing rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation and changes to these regulations and policies might deter the purchase and use of solar energy systems and negatively impact development of the solar energy industry.

The market for solar energy systems is heavily influenced by federal, state, and local government regulations and policies concerning the electric utility industry, as well as policies adopted by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In Australia, energy retailers use a regulatory policy known as net energy metering, which allows customers to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid and not consumed on-site. Customers consequently pay for the net energy used or receive a credit at the retail rate if more electricity is produced than consumed. However, net metering cannot be changed to gross metering due to the technical limitations of the energy meters. Any reduction in the net metering credit rate, imposition of minimum or fixed monthly charges on owners of solar energy systems, or other adverse changes to regulations and policies could restrict the interconnection of solar energy systems and deter purchases of solar energy systems by customers. Additionally, modifications to electricity rate structures by utilities, such as reducing peak hour or tiered pricing or adopting flat rate pricing, could require the price of solar energy systems to be reduced in order to compete with the price of utility-generated electricity. This could result in a material adverse effect on our business, financial condition, and results of operations.

The reduction, elimination or expiration of government subsidies and economic incentives for solar energy systems could reduce the demand for our products and services.

National, state and local government bodies and utilities, in Australia, provide incentives to end-users, distributors, system integrators and manufacturers of solar energy systems to promote solar electricity in the form of rebates, tax credits and other financial incentives such as system performance payments and payments for renewable energy credits associated with renewable energy generation. These incentives enable us to lower the price we charge our customers for solar energy systems, but might expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as solar energy adoption rates increase and often occur without warning. Applicable authorities might also adjust or decrease incentives or include provisions for minimum domestic content requirements or other requirements to qualify for these incentives. The reduction, elimination or expiration of such incentives or delays or interruptions in the implementation of favorable federal or state laws could substantially increase the cost of our systems to our customers, resulting in a significant reduction in demand for our solar energy systems, which would negatively impact our business.

Existing regulations, and changes to such regulations, might present technical, regulatory and economic barriers to the installation of solar energy systems, which may significantly reduce demand for our solar energy systems.

The installation of solar energy systems is subject to oversight and regulation under local ordinances; building, zoning and fire codes; utility interconnection requirements for metering; and other rules and regulations. We attempt to keep apprised of these requirements on a national, state and local level and must design and install our solar energy systems to comply with varying standards. Certain jurisdictions may have ordinances that prevent or increase the cost of installation of our solar energy systems. New government regulations or utility policies pertaining to the installation of solar energy systems are unpredictable and might result in significant additional expenses or delays, which could cause a significant reduction in demand for solar energy systems.

Our solar business installs solar energy systems, and many factors can prevent us from completing installations on time or on budget.

Factors that might prevent us from completing installations on time or on budget include:

●	shortages of materials;

●	shortages of skilled labor;

●	unforeseen installation scheduling, engineering, excavation, environmental or geological problems;

●	job site issues that were not apparent during site inspection;

●	natural disasters, hurricanes, weather interference, fires, earthquakes or other casualty losses or delays;

●	delays in obtaining or inability to obtain or maintain necessary licenses or permits;

●	changes to plans or specifications;

●	performance by subcontractors;

●	disputes with subcontractors; and

●	unanticipated cost increases in materials, labor or other elements of our projects beyond budgets and allowances for contingencies.

Our installation projects expose us to risks of cost overruns due to typical uncertainties associated with any project or changes in the designs, plans or concepts of such projects, and installation costs might exceed estimated costs of completion.

We note that the cost of providing our services, including the extent to which we utilize our workforce, affects our profitability. The uncertainty of contract award timing can present difficulties in matching our workforce size with our contracts, and should an expected contract award be delayed or not received, we could incur costs resulting from excess staff or redundancy of facilities that could have a material adverse impact on our business, financial condition and results of operations.

The production and installation of solar energy systems depends on suitable meteorological and environmental conditions. If meteorological or environmental conditions are unexpectedly unfavorable, the electricity production from our solar service offerings may be below our expectations, and our ability to timely deploy new systems may be adversely impacted.

The energy produced and revenue and cash flows generated by a solar energy system depend on suitable solar and weather conditions, both of which are beyond our control. Furthermore, components of our systems, such as panels and inverters, could be damaged by severe weather or natural catastrophes, such as hailstorms, tornadoes, fires, or earthquakes. In these circumstances, we generally would be obligated to bear the expense of repairing the damaged solar energy systems that we own. Sustained unfavorable weather or environmental conditions also could unexpectedly delay the installation of our solar energy systems, leading to increased expenses and decreased revenue and cash flows in the relevant periods. Extreme weather conditions, as well as the natural catastrophes that could result from such conditions, can severely impact our operations by delaying the installation of our systems, lowering sales, and causing a decrease in the output from our systems due to smoke or haze. Weather patterns could change, making it harder to predict the average annual amount of sunlight striking each location where our solar energy systems are installed. This could make our solar service offerings less economical overall or make individual systems less economical. Any of these events or conditions could harm our business, financial condition, and results of operations.

Climate change may have long-term impacts on our business, our industry, and the global economy.

Climate change poses a systemic threat to the global economy and will continue to do so until our society transitions to renewable energy and decarbonizes. While our core business model seeks to accelerate this transition to renewable energy, there are inherent climate-related risks to our business operations. Warming temperatures have contributed to extreme weather, intense drought, and increased wildfire risks. These extreme weather events have the potential to disrupt our business, our third-party suppliers, and our customers, and may cause us to incur additional operational costs. Additionally, if weather patterns significantly shift due to climate change, it may be harder to predict the average annual amount of sunlight striking each location where our solar energy systems are installed. This could make our solar service offerings less economical overall or make individual systems less economical.

During the installation of rooftop solar energy systems, there is a risk of potential property structure damages. This could lead to insurance claims, property damage expenses, and personal injury lawsuits, adversely affecting our financial condition and operating results.

The installation process involves significant alterations to the roof and supporting structures, which, if not executed with precision, can compromise the integrity of the property. Missteps in mounting panels, securing hardware, or electrical connections can result in leaks, structural weaknesses, or even collapse, necessitating costly repairs. Furthermore, pre-existing conditions or a history of structural issues in the property itself can exacerbate these risks. Weak or damaged roofs may be unable to support the added weight and stress of the solar energy system, leading to further structural deterioration.

Any structural damage sustained could give rise to insurance claims and relevant legal proceedings or lawsuits, which might increase our insurance premiums or result in denial of coverage, impacting our financial stability. In addition, properties with poor maintenance records or undisclosed damage history could result in unforeseen complications during installation, increasing the likelihood of damage.

In addition to property damage, there is the potential for personal injury. Workers on rooftops are exposed to fall hazards, and improper handling of materials and equipment can cause accidents. Injuries to workers or residents could result in personal injury lawsuits, leading to legal expenses, compensation payouts, and reputational damage.

Failure to adequately manage these risks during installation, including assessing and accounting for the property’s condition and history, could lead to increased operational costs, reduced customer satisfaction, and potential loss of market share. To mitigate these risks, it is imperative to adhere to strict safety protocols, conduct thorough training for installation personnel, and ensure comprehensive insurance coverage. Additionally, conducting detailed property assessments prior to installation can help identify and address potential issues beforehand. However, even with these measures in place, the inherent risks associated with rooftop solar energy system installations cannot be entirely eliminated, and any incidents of property damage or personal injury could materially and adversely affect our business, financial condition, and cash flows.

Failure to maintain safe work sites could result in significant losses.

Construction and maintenance sites are potentially dangerous workplaces and often put our employees, cooperating parties and others in close proximity with mechanized equipment, moving vehicles, chemical and manufacturing processes, and highly regulated materials. We are often responsible for safety and must implement safety procedures. Should our safety procedures prove ineffective or incomplete, we might suffer injury to our employees, cooperating parties and others, and expose the company to litigation. Our failure to maintain adequate safety standards through our safety programs could result in reduced profitability or the loss of projects or clients, and could have a material adverse impact on our financial position, results of operations, cash flows and liquidity.

Failure of our subcontractors to perform as anticipated could have a negative impact on our results.

We subcontract portions of some of our contracts to specialty subcontractors, but we are ultimately responsible for the successful completion of their work. Although we seek to require bonding or other forms of guarantees, we are not always successful in obtaining those bonds or guarantees from our higher-risk subcontractors. We might be responsible for the failures on the part of our subcontractors to perform as anticipated, resulting in a potentially adverse impact on our cash flows and liquidity, and the total costs of a project could exceed our original estimates and we could experience reduced profits or a loss for that project, which could have an adverse impact on our financial position, results of operations, cash flows and liquidity.

The Company depends on a limited number of suppliers of solar energy system components. Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, price change, imposition of tariffs or duties or other limitation in our or our dealers’ ability to obtain components or technologies we use could result in sales and installation delays, cancellations and loss of customers.

The Company purchases solar modules, inverters, energy storage battery systems and other system components and instruments from a limited number of suppliers, making us susceptible to quality issues, shortages and price changes. Currently, the Company obtains solar energy components from distributors or from manufacturers. If one or more of the suppliers that the Company relies upon to meet anticipated demand ceases or reduces production due to its financial condition, acquisition by a competitor or otherwise, is unable to increase production as industry demand increases or is otherwise unable to allocate sufficient production to us, it may be difficult to quickly identify alternative suppliers or to qualify alternative products on commercially reasonable terms and our ability and the ability of our dealers to satisfy this demand may be adversely affected. If we fail to develop, maintain and expand our relationships with these or other suppliers, we may be unable to adequately meet anticipated demand for our solar service offerings, or we may only be able to offer our systems at higher costs or after delays. If one or more of the suppliers that we or our solar partners rely upon to meet anticipated demand ceases or reduces production, we may be unable to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and we may be unable to satisfy this demand.

In particular, there is a limited number of suppliers of inverters, which are components that convert electricity generated by solar modules into electricity that can be used to power the home. For example, once we design a system for use with a particular inverter, if that type of inverter is not readily available at an anticipated price, we may incur delays and additional expenses to redesign the system. Further, the inverters on our solar energy systems generally carry only ten-year warranties. If there is an inverter equipment shortage in a year when a substantial number of inverters on our systems need to be replaced, we may not be able to replace the inverters to maintain proper system functioning or may be forced to do so at higher than anticipated prices, either of which would adversely impact our business. Similarly, there is a limited number of suppliers of batteries. Once we design a system for use with a particular battery, if that type of battery is not readily available from our supplier, we may incur delays and additional expenses to install the system or be forced to redesign the system.

The Company is subject to risks associated with construction, regulatory compliance and other contingencies.

The Company’s ability to market, design, construct and install rooftop solar energy systems and energy storage battery systems is dependent on its ability to obtain the required licenses to perform such installation. There is no guarantee that the Company will be able to consistently apply for, obtain and maintain such licenses in all the jurisdictions that it operates, as well as other authorizations from various regulatory authorities and abide by their respective conditions and requirements. The marketing and installation of rooftop solar energy systems and energy storage battery systems is subject to oversight and regulation in accordance with national, state and local laws and ordinances relating to consumer protection, building, fire and electrical codes, professional codes, safety, environmental protection, utility interconnection and metering, and related matters. We also rely on certain of our third-party contractors to obtain and maintain permits and professional licenses, including as contractors. A failure by us to obtain necessary permits or encounter delays in obtaining or renewing such permits, or to use properly licensed employees or third-party contractors could adversely affect our operations in those jurisdictions. We might also become subject to similar regulatory requirements in some jurisdictions in which we operate, and note that it is difficult and costly to track the requirements of every authority with jurisdiction over our operations. Regulatory authorities might impose new government regulations or utility policies, change existing government regulations or utility policies, might seek expansive interpretations of existing regulations or policies pertaining to our services or might initiate associated investigations or enforcement actions or impose penalties or reject our systems. Any of these factors might result in regulatory and/or civil litigation, significant additional expenses to us or our customers or cause delays in our ability to originate new sales, which could cause a significant reduction in demand for our services or otherwise adversely affect our business, financial condition and results of operations.

Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements might result in potentially significant monetary penalties, operational delays and adverse publicity.

The installation and ongoing operations and maintenance of roof-top solar energy systems requires individuals hired by us or third-party contractors, including our employees, to work at heights with complicated and potentially dangerous electrical systems. The evaluation and modification of buildings as part of the installation process requires these individuals to work in locations that may contain potentially dangerous levels of asbestos, lead, mold or other materials known or believed to be hazardous to human health. There is substantial risk of serious injury or death if proper safety procedures are not followed. Our operations are subject to regulations designed to protect our employees from personal injury. If we fail to comply with applicable regulations, even if no work-related serious injury or death occurs, we might be subject to civil or criminal enforcement and be required to pay substantial penalties, incur significant capital expenditures or suspend or limit operations. Individuals hired by or on behalf of us may have workplace accidents and receive citations from regulators for alleged safety violations, resulting in fines. Any such accidents, citations, violations, injuries or failure to comply with industry best practices may subject us to adverse publicity, damage our reputation and competitive position and adversely affect our business. A failure to comply with laws and regulations could result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance.

We must also comply with numerous laws and regulations pertaining to consumer protection, marketing and sales, privacy and data security, consumer financial and credit transactions, mortgages and refinancing, home improvement contracts, warranties and various means of customer solicitation. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may initiate investigations, expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we and our dealers do business, acquire customers, and manage and use information collected from and about current and prospective customers and the costs associated therewith.

A material reduction in the retail price of electricity charged by electric utilities or other retail electricity providers would harm our business, financial condition and results of operations.

Decreases in the retail price of electricity from electric utilities or from other retail electric providers, including other renewable energy sources such as larger-scale solar energy systems, could make our offerings less economically attractive. The price of electricity from utilities could decrease as a result of:

●	the construction of a significant number of new power generation plants, whether generated by natural gas, nuclear power, coal, or renewable energy technologies;

●	the construction of additional electric transmission and distribution lines;

●	a reduction in the price of natural gas or other natural resources as a result of increased supply due to new drilling techniques or other technological developments, relaxation of associated regulatory standards, or broader economic or policy developments;

●	less demand for electricity due to energy conservation technologies and public initiatives to reduce electricity consumption or to recessionary economic conditions; and

●	development of competing energy technologies that provide less expensive energy.

A reduction in electric utilities’ rates or changes to peak hour pricing policies or rate design (such as the adoption of a fixed or flat rate) could also make our offerings less competitive with the price of electricity from the electrical grid. If the cost of energy available from electric utilities or other providers were to decrease relative to solar energy generated from residential systems or if similar events impacting the economics of our offerings were to occur, we might have difficulty attracting new customers or existing customers might default or seek to terminate, cancel or otherwise avoid the obligations under their solar service agreements.

We have limited insurance coverage in business operation, which may prevent us from obtaining insurance to cover all risks of losses, and could have an adverse effect on our results of operations.

Our insurance policies cover employee-related accidents and injuries, third parties-related injury, death, or property damage as a result of the company’s business activities or products during sales projects. We consider our current insurance coverage to be adequate, but we cannot assure you that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject. Our insurance coverage is also subject to deductibles, caps, exclusions and other limitations. A loss for which we are not fully insured could have a material adverse effect on our business, financial condition, results of operations and cash flows. Because of rising insurance costs and changes in the insurance markets, we cannot assure you that our insurance coverage will continue to be available at comparable rates or on similar terms, if at all. We might also reduce or cancel our insurance coverage at any time, and might not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates and we may elect to self-insure a portion of our solar project portfolio. Any losses not covered by insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Electric utility statutes and regulations and changes to such statutes or regulations might present technical, regulatory and economic barriers to the purchase and use of our solar service offerings that may significantly reduce demand for such offerings.

Federal, state and local government statutes and regulations concerning electricity heavily influence the market for our solar service offerings and are constantly evolving. These statutes, regulations, and administrative rulings relate to electricity pricing, net metering, consumer protection, incentives, taxation, competition with utilities, and the interconnection of homeowner-owned and third party-owned solar energy systems to the electrical grid. Governments, often acting through state utility or public service commissions, change and adopt different rates for residential customers on a regular basis and these changes can have a negative impact on our ability to deliver savings, or energy bill management, to customers.

Many utilities, their trade associations, and fossil fuel interests, which have significantly greater economic, technical, operational, and political resources than the residential solar industry, are currently challenging solar-related policies to reduce the competitiveness of residential solar energy. Any adverse changes in solar-related policies could have a negative impact on our business and prospects.

Interconnection limits or circuit-level caps imposed by regulators might significantly reduce our ability to sell our solar service offerings in certain markets or slow interconnections.

Interconnection rules establish the circumstances in which rooftop solar will be connected to the electricity grid, and interconnection limits or circuit-level caps imposed by regulators may curb our growth in key markets. Utilities throughout the country have different rules and regulations regarding interconnection and some utilities cap or limit the amount of solar energy that can be interconnected to the grid. Our systems do not provide power to customers until they are interconnected to the grid.

Interconnection regulations are based on claims from utilities regarding the amount of solar energy that can be connected to the grid without causing grid reliability issues or requiring significant grid upgrades. Some states require the activation of some advanced inverter functionality to head off presumed grid reliability issues, which might require more expensive equipment and more oversight of the operation of the solar energy systems over time. Such regulations might hamper our ability to sell our offerings in certain markets and increase our costs, adversely affecting our business, operating results, financial condition, and prospects.

Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation.

Our business and operations may be impacted by data security breaches and cybersecurity attacks, including attempts to gain unauthorized access to confidential data. We receive, store, and use certain personal information of our employees, customers, and the end-users of our customers’ solar PV systems. We take steps to protect the security, integrity, and confidentiality of the personal information we process; however, we have been subject to cybersecurity attacks and other information technology system disruptions in the past and there is no guarantee that inadvertent or unauthorized access, use or disclosure will not occur despite our efforts. Because techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our suppliers or vendors may be unable to anticipate these techniques or to implement adequate preventative measures.

Unauthorized use or disclosure of, or access to, any personal information maintained by us or on our behalf, whether through breach of our systems, breach of the systems of our suppliers or vendors by an unauthorized party, or through employee or contractor error, theft or misuse, or otherwise, could harm our business. If any such unauthorized use or disclosure of, or access to, such personal information were to occur, our operations could be seriously disrupted and we could be subject to demands, claims and litigation by private parties, and investigations, related actions, and penalties by regulatory authorities. In addition, we could incur significant costs in notifying affected persons and entities and otherwise complying with the multitude of foreign, federal, state, and local laws and regulations relating to the unauthorized access to, or use or disclosure of, personal information. Finally, any perceived or actual unauthorized access to, or use or disclosure of, such information could harm our reputation, substantially impair our ability to attract and retain customers, and have an adverse impact on our business, financial condition and results of operations.

RISKS RELATED TO OUR Class A Shares AND THIS OFFERING

There has been no prior public market for our Class A Shares, and an active, liquid and orderly trading market for our ordinary shares might not develop or be maintained in the United States, which could limit your ability to sell our Class A Shares.

There has been no public market for our Class A Shares in the United States. Although we have applied to list our Class A Shares on the Nasdaq Capital Market, an active U.S. public market for our Class A Shares might not develop or be sustained after this offering, and if an active market does not develop, you might experience difficulty selling the Class A Shares that you purchase in this offering.

The trading price of our Class A Shares following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares.

The trading price of our Class A Shares following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares. Our Class A Shares may trade at prices higher or lower than the offering price. There have been recent instances of extreme share price run-ups followed by rapid price declines following initial public offerings, with share price volatility seemingly unrelated to company performance, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. Contributing to this risk of volatility are a number of factors. First, we anticipate our Class A Shares will initially be held by a relatively limited number of shareholders and thus, are likely to be more sporadically and thinly traded than those of larger, more established companies. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price of our Class A Shares could, for example, decline precipitously if a large number of our shares are sold on the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Second, we are a speculative investment due to our limited operating history in our current business strategy and being an early-stage company with no guarantee that we can operate our business profitably. Because of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the shares of a larger, more established company that has a relatively large public float.

Many of these factors are beyond our control and may decrease the market price of our Class A Shares. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares. Accordingly, you could lose all or part of your investment.

Our offering would not be completed if our listing application is not approved by Nasdaq. Further, an active trading market for our Class A Shares may not develop and the trading price for our Class A Shares may fluctuate significantly.

We have applied to list our Class A Shares on the Nasdaq. At this time, Nasdaq has not yet approved our application to list our ordinary shares. There is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this offering would not be completed. Prior to the completion of this offering, there has been no public market for our ordinary shares, and we cannot assure you that a liquid public market for our Class A Shares will develop. If an active public market for our Class A Shares does not develop following the completion of this offering, the market price and liquidity of our Class A Shares may be materially and adversely affected. The initial public offering price for our Class A Shares will be determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our Class A Shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their investment.

The trading price of our Class A Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares.

The price and trading volume for our Class A Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our income, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new services and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A Shares.

In addition, if the trading volumes of our Class A Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Shares. This low volume of trades could also cause the price of our Class A Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Class A Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Shares. A decline in the market price of our Class A Shares also could adversely affect our ability to issue additional Class A Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Shares will develop or be sustained. If an active market does not develop, holders of our Class A Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The dual-class structure of our ordinary shares has the effect of concentrating voting power with our existing shareholders prior to the consummation of this offering, which will limit your ability to influence the outcome of important transactions, including a change in control.

Each Class B ordinary share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of our Company, and each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our Company. Upon the completion of this offering, our issued and outstanding share capital will consist of 10,050,000 Class A Shares and 6,900,000 Class B Shares, assuming that the underwriter does not exercise the option to purchase additional Class A Shares and that the Selling Shareholders will sell all of the 2,400,000 Class A Shares they are offering for sale pursuant to the Resale Prospectus. Immediately after this offering, three of our existing shareholders will beneficially own all of our then issued and outstanding 6,900,000 Class B Shares, assuming all of the proposed share transfers among certain of our investors are completed prior to this offering.

In addition, the conversion of Class B Shares might have impact on holders of Class A Shares, including dilution and reduction in the aggregate voting power of holders of Class A Shares, as well as the potential increase in the relative voting power if any holder of Class B Shares retains its shares.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on companies with dual-class or multi-class share structures in their indices. In July 2017, S&P Dow Jones and FTSE Russell announced changes to their eligibility criteria for the inclusion of shares of public companies on certain indices, including the Russell 2000, the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600, to exclude companies with multiple classes of shares from being added to these indices. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. As a result, our dual-class structure would make us ineligible for inclusion in any of these indices, and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our Class A Shares. These policies are still relatively new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Furthermore, we cannot assure you that other stock indices will not take a similar approach to S&P Dow Jones or FTSE Russell in the future. Exclusion from indices could make our Class A Shares less attractive to investors and, as a result, the market price of our Class A Shares could be adversely affected.

Our founder and Chairperson, Ms. Qian Sun, has significant voting power and may take actions that may not be in the best interests of our other shareholders.

Upon the completion of this offering, our founder and Chairperson, through her ownership of Focus Partners Corp, Ms. Qian Sun will beneficially own 3,600,000 of our then-issued and outstanding Class B Shares, representing 48.63% of our total voting power, assuming that the underwriter does not exercise the option to purchase additional Class A Shares and that the Selling Shareholders will sell all of the Class A Shares they offered for sale (2,400,000 Class A Shares) pursuant to the Resale Prospectus, or 48.45% of our total voting power, assuming that the option to purchase additional Class A Shares is exercised by the underwriter in full and the Selling Shareholders will sell all of the Class A Shares they offered for sale (2,400,000 Class A Shares) pursuant to the Resale Prospectus. As a result, Ms. Sun will be able to have considerable influence over the business and affairs of our Company and will have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. The interests of Ms. Sun may not be the same as or may even conflict with your interests. For example, Ms. Sun may attempt to delay or prevent a change in control of our Company, even if such change in control would benefit our other shareholders, which could have the effect of depriving our shareholders of an opportunity to receive a premium for their Class A Shares as part of a sale of our Company, and might affect the prevailing market price of our Class A Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Shares may view as beneficial.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.

The trading market for our Class A Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Class A Shares, the market price for our Class A Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Shares to decline.

We have broad discretion to determine how to use the net proceeds from this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Shares.

Although we currently intend to use the net proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus, our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways the holders of the Class A Shares may not agree with or that do not yield a favorable return. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds from this offering are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering.

The sale or availability for sale of substantial amounts of our Class A Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 10,050,000 Class A Shares issued and outstanding immediately after this offering, or 10,612,500 Class A Shares assuming a full exercise of the over-allotment option by the underwriter. In connection with this offering, we and any successors of us, our directors, officers, and holders of our outstanding shares as of the effective date of this registration statement will enter into customary “lock-up” agreements in favor of the underwriter, subject to certain exceptions, not to (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital shares or any securities convertible into or exercisable or exchangeable for capital shares; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital shares or any securities convertible into or exercisable or exchangeable for capital shares for a period of three months, with respects to us and any successors of us, and six months, with respect to our directors, officers, and holders of our outstanding shares, from the date of commencement of sales of this offering. However, the underwriter may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Techniques employed by short sellers may drive down the market price of the Class A Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in the Class A Shares could be greatly reduced or even rendered worthless.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Class A Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Shares will likely depend entirely upon any future price appreciation of our Class A Shares. There is no guarantee that our Class A Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Shares. You may not realize a return on your investment in our Class A Shares and you may even lose your entire investment in our Class A Shares.

Because the initial public offering price is substantially higher than the net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Shares in this offering, you will pay more for each ordinary share than the corresponding amount paid by existing shareholders for their Class A Shares. As a result, you will experience immediate and substantial dilution of US $4.05 per Class A ordinary share. This number represents the difference between (1) our net tangible book value per Class A ordinary share of US $0.95, after giving effect to this offering and (2) the assumed initial public offering price of US $5.00 per ordinary share, the midpoint of the estimated initial public offering price range set forth on the front cover of this prospectus. See “Dilution” for a more complete description of how the value of your investment in our Class A Shares will be diluted upon the completion of this offering.

We have determined uses for the net proceeds from this offering, however, we may use these proceeds in ways with which you may not agree.

We have determined uses for the net proceeds of this offering. However, our management will have considerable discretion in deciding to apply these proceeds in a different way from what is disclosed in this prospectus. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase our ordinary share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Class A Shares to significant adverse U.S. federal income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year if either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). We will be treated as owning our proportionate share of the assets and earnings of any other corporation or partnership (or entity which is treated or elects to be treated as a partnership for U.S. federal income tax purposes) in which we own, directly or indirectly, more than 25% (by value) of the stock or interests. Based upon our current and expected income and assets, including goodwill and other unbooked intangibles not reflected on our balance sheet (taking into account the expected proceeds from this offering) and projections as to the market price of our Class A Shares immediately following the offering, we do not expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be classified as a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Shares, fluctuations in the market price of our Class A Shares may cause us to be classified as a PFIC for the current or subsequent taxable years. The determination of whether we will be classified as a PFIC will also depend, in part, on the composition of our income and assets. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. It is also possible that the U.S. Internal Revenue Service, or the IRS, could challenge our classification of certain income and assets as non-passive, which could result in our Company being or becoming a PFIC for the current or future taxable years. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation—United States Federal Income Tax Considerations”) may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of the Class A Shares and on the receipt of distributions on the Class A Shares to the extent such distribution is treated as an “excess distribution” under the U.S. federal income tax rules, and such U.S. Holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Shares, unless we were to cease to be a PFIC and the U.S. Holder were to make a “deemed sale” election with respect to the Class A Shares. For more information see “Taxation—U.S. Federal Income Tax Considerations— PFIC Rules.”

The offering price of the primary offering and resale offering could differ.

The offering price of the primary offering (the initial public offering) has been determined by negotiations between the Company and the underwriter based upon several factors, including our prospects and the history and prospects for the industry in which we compete; an assessment of our management; our prospects for future revenue and earnings; the recent prices of, and demand for, shares sold by us prior to this offering; the general condition of the securities markets at the time of this offering; the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and other factors deemed relevant by us and the underwriter. The offering price in the primary offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. Additionally, the estimated offering price in the primary offering of $5.00 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of the Public Offering Prospectus) is substantially higher than the prices at which the selling shareholders acquired their shares.

Future issuances of additional ordinary shares could cause dilution of ownership interests and adversely affect our stock price.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders or result in downward pressure on the price of our ordinary shares.

Shares eligible for future sale may depress our stock price.

As of the date of this prospectus, there were 13,200,000 ordinary shares outstanding. Sales of ordinary shares under Rule 144 or another exemption under the Securities Act or pursuant to a registration statement could have a material adverse effect on the price of the ordinary shares and could impair our ability to raise additional capital through the sale of equity securities.

The resale by the selling shareholders may cause the market price of our Class A Shares to decline.

The resale of our Class A Shares by the selling shareholders in the resale offering could result in resales of our Class A Shares by our other shareholders concerned about selling volume. The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholders an aggregate of 2,400,000 Class A Shares previously issued by us. There are currently no agreements or understandings in place with the Selling Shareholders to restrict the sale of the Class A Shares to be offered by the Selling Shareholders after the effective date of the registration statement of which this prospectus forms a part. Sales of a substantial number of our Class A Shares by the Selling Shareholders at such time could cause the market price of our Class A Shares to decrease (possibly below the initial public offering price of the Class A Shares in this offering) and could impair our ability to raise capital in the future by selling additional Company securities. In addition, the resale by the selling shareholders could have the effect of depressing the market price for our Class A Shares. The Class A Shares to be offered by us and all of the Class A Shares offered by the Selling Shareholders will be freely tradable without restriction or further registration under the Securities Act. Because these Selling Shareholders have paid a discounted price per Class A ordinary share than participants in this offering, when they are to sell their pre-offering shares, they may be more willing to accept a lower sales price than the Offering Price. This fact could impact the trading price of our Class A Shares following completion of the offering, to the detriment of participants in this offering. Nasdaq has rules for continued listing, including, without limitation, minimum value of public held securities, minimum bid price and other requirements. Sale by selling shareholders may substantially drive the stock trading price down and make it more difficult for us to maintain our Nasdaq listing. If Nasdaq delists our Class A Shares from trading on its exchange for failure to meet the continued listing standards, we and our stockholders could face significant material adverse consequences including, but not limited to, a limited availability of market quotations for its securities, a determination that our common stock is a “penny stock” (which will require brokers trading in its common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its common stock), a limited amount of analyst coverage, and a decreased ability to issue additional securities or obtain additional financing in the future.

Purchasers in the resale offering may pay a price for our securities that is higher or lower than the price paid in the primary offering.

This registration statement relates to both a primary offering by us and a resale offering by the Selling Shareholders. The prices at which the Selling Shareholders may sell their securities in the resale offering could vary significantly from the price paid by investors in the primary offering. The Selling Shareholders may determine the timing, pricing, and terms of their sales independently of the primary offering, and the market price of our securities may fluctuate after the primary offering is completed. As a result, purchasers in the resale offering may pay a price that is higher or lower than the price paid by investors in the primary offering. These pricing differences could create disparities in the effective investment costs borne by different investors, which could result in perceived or actual unfairness among investors and could negatively impact the market demand for our securities.

You might face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts might be limited, because we are incorporated under British Virgin Islands law.

We are a BVI business company limited by shares incorporated under the laws of the British Virgin Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act, and the common law of the British Virgin Islands. The rights of shareholders to take legal action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, and the wider Commonwealth, which has persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary duties of our directors under British Virgin Islands law are largely codified in the Companies Act, but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a British Virgin Islands company could, however, bring a derivative action in the British Virgin Islands courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law, and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, the rights of minority shareholders are protected by provisions of the Companies Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the Companies Act and the Articles of the Company. A shareholder may also bring an action under statute if he feels that the affairs of the Company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The Companies Act also provides for certain other protections for minority shareholders, including in respect of investigation of the Company and inspection of the Company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

The Company is not a regulated entity, and British Virgin Islands Law does not imply additional obligations on public entities.

We are not an entity subject to any regulatory supervision in the BVI under the Securities and Investment Business Act. As a result, shareholders are not protected by any regular regulatory supervision or inspections by any regulatory agency in the BVI, and we are not required to observe any restrictions in respect of conduct save as disclosed in this prospectus, as provided for in our amended and restated memorandum and articles of association, or in the Companies Act.

We are currently a non-operating business and as such we do not have any industry-specific regulators or regulations that we need to comply with. As a BVI business company limited by shares, we are regulated by the laws of the British Virgin Islands, and principally by the corporate law of the BVI which is contained in the Companies Act. The BVI does not distinguish between public and private companies. We are also subject to certain other statutory provisions of the BVI including the BVI Insolvency Act, 2003 (as amended), and the laws and regulations of the BVI which pertain to economic substance and beneficial ownership, as well as common law.

Shareholder inspection rights are more limited for shareholders of BVI companies than in other jurisdictions.

Shareholders of British Virgin Islands companies like us have more limited rights to inspect corporate records than in certain other jurisdictions. Our directors will have discretion, under the Memorandum and Articles of Association, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or our controlling shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Business Companies Act, 2004 (as amended) and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations”.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a British Virgin Islands company limited by shares and substantially all of our assets are located outside of the U.S. Substantially all of our current operations are conducted in Australia. In addition, all of our current directors and officers are nationals and residents of countries and regions other than the U.S., including Australia and China (Wenze Lu, our Chief Executive Officer, and Xin Chen, our Chief Financial Officer, are residents of Australia and our other directors and officers are located in China). Substantially all of the assets of these persons are located outside the U.S. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the U.S. in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and Australia may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the British Virgin Islands and Australia, see “Enforcement of Civil Liabilities.”

The Company could be required to comply with economic substance requirements in the British Virgin Islands.

British Virgin Islands legislation requires certain entities registered in the British Virgin Islands engaged in “relevant activities” to maintain a substantial economic presence in the British Virgin Islands and to satisfy economic substance requirements. The list of “relevant activities” includes carrying on as a business any one or more of: banking, insurance, fund management, financing and leasing, headquarters, shipping, distribution and service center, intellectual property and pure equity holding entities.

Entities which are tax resident outside of the British Virgin Islands, provided they are not tax resident in a country which is not included in Annex I to the European Union list of non-cooperative jurisdictions for tax purposes, (as the Company will be) are not required to have economic substance in the British Virgin Islands, regardless of the activity they are conducting.

If the Company is required to comply with economic substance requirements it could increase our operating costs. If the Company carries on a relevant activity and does not comply with economic substance requirements for that relevant activity, it could be subject to fines and other penalties.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. For example, we expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

A potential failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, financial condition, and results of operations. We may be unable to accurately report our financial results or prevent fraud if we cannot maintain an effective system of internal controls over our financial reporting.

Upon completion of this offering, we will become subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the “SEC,” as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting.

Our management assessed the effectiveness of our internal control over financial reporting. The material weaknesses relate to that the Company does not have in-house accounting personnel with sufficient knowledge of US GAAP and SEC reporting experiences. Management concluded that our internal control over financial reporting was ineffective.

In order to address and resolve the foregoing material weaknesses, we have implemented measures designed to improve our internal control over financial reporting to remediate the material weaknesses, including hiring consultants who have requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements. In addition to hiring an outside consultant, we also plan to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley Act compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance.

The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct these material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

We are an “emerging growth company,” and are expected to first include a management report on our internal controls over financial reporting in our annual report in the fifth fiscal year end following the effectiveness of our initial public offering. Our management may conclude that our internal controls over our financial reporting are not effective, or our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us, and our reporting obligations as a public company will place a significant strain on our management, operational and financial resources, and systems for the foreseeable future, which will increase our operating expenses. We may be unable to timely complete our evaluation testing and any required remediation.

Our management may identify material weaknesses in the future that could adversely affect investor confidence, impair the value of our securities, and increase our cost of raising capital.

There can be no assurance that our management will not identify any material weaknesses in our internal control over financial reporting in the future, and if such material weaknesses are identified, as to how quickly or effectively we can remediate them. Any failure to remedy additional weaknesses or deficiencies in our internal control over financial reporting that may be discovered in the future or to implement new or improved controls, or difficulties encountered in the implementation of such controls, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could, in turn, affect the future ability of our management to certify that our internal control over financial reporting is effective. Ineffective internal control over financial reporting could also subject us to the scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in our reported financial information and subject us to civil or criminal penalties or shareholder litigation, which could have an adverse effect on the trading price of our securities. In addition, if we identify additional deficiencies in our internal control over financial reporting, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our share price. Furthermore, additional deficiencies could result in future non-compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Such non-compliance could subject us to a variety of administrative sanctions, including review by the SEC or other regulatory authorities.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer, we will be exempt from complying with certain corporate governance requirements of the Nasdaq Stock Market applicable to a U.S. issuer, including the requirement that a majority of our board of directors consist of independent directors, and as a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards. Because the corporate governance standards applicable to us are different than those applicable to domestic U.S. issuers, you might not have the same protections afforded under U.S. law and the Nasdaq Stock Market as shareholders of companies that do not have such exemptions.

We might lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We could cease to be a foreign private issuer if a majority of our outstanding voting securities are directly or indirectly held of record by U.S. residents, and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer might be significantly higher than costs we incur as a foreign private issuer, which could have a material adverse effect on our business and financial results.

We are an emerging growth company, and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and may remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have provided only two years of audited combined financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our Class A Shares less attractive if we rely on these exemptions. If some investors find our Class A Shares less attractive as a result, there may be a less active trading market for our Class A Shares and the trading price of our Class A Shares may be reduced or more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing, if necessary, to grow our operations;

●	the growth of and competition trends in our industry;

●	our planned use of proceeds;

●	our securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	our financial performance following this offering;

●	fluctuations in general economic and business conditions in the markets in which we operate;

●	relevant government policies and regulations relating to our industry;

●	our goals and strategies;

●	our future business development, financial condition and results of operations; or

●	our projected revenues, profits, earnings and other estimated financial information.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $15,938,000 based on an assumed initial public offering price of $5.00 per Class A ordinary share which represents the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus and assuming the over-allotment option is not exercised. A US$1.00 increase (decrease) in the assumed initial public offering price of US 5.00 per Class A ordinary share would increase (decrease) the net proceeds to us from this offering by US $3,487,500 assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Shares and the number of Class A Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

The primary purposes of this offering are to invest in our research and development, marketing, product development needs and to otherwise have available working capital and general corporate purposes. Accordingly, we intend to use only a portion of the net proceeds from this offering to repay the amounts due under the loan evidenced by the amended and restated promissory note dated September 16, 2024 from Focus Partners Corp. While the maximum amount we may borrow under the loan is $1,500,000, as of December 31, 2024, the outstanding balance of this loan was USD $406,604, of which the full amount will be repaid from the net proceeds of this offering. The balance of the proceeds are intended to be used as follows:

●	20% - Research and Development: We intend to allocate 20% of the proceeds from the offering towards research and development. This includes, but is not limited to, collaborations with university alliances and software development. This investment will enhance our technological capabilities and drive innovation within our product offerings.

●	25% - Marketing and Promotion Campaigns: We plan to use 25% of the proceeds from the offering for marketing and promotion campaigns. This allocation reflects our commitment to expanding brand awareness, reaching new customers, and driving revenue growth through targeted marketing initiatives. Our strategic marketing efforts will help us capture a larger market share and strengthen our market presence.

●	35% - Fixed Asset Investment/Product Development: We intend to allocate 35% of the proceeds from the offering towards fixed asset investments. This includes purchasing vehicles, warehouses, and solar equipment, as well as expanding our inventory of inverter, PV and battery products. This strategic investment will enhance our operational capabilities and support the growth of our product portfolio.

●	20% - Working Capital: The balance amount will be used for general working capital and corporate purposes. This will ensure that we have the necessary resources to support our day-to-day operations and maintain financial flexibility to respond to future opportunities and challenges.

Accordingly, our management will have flexibility and discretion in the application of net proceeds from this offering, and investors will be relying on the judgment of our management regarding the use of these net proceeds.

DIVIDEND POLICY

Our board of directors has discretion on whether to distribute dividends, subject to certain restrictions under British Virgin Islands law, namely that our Company may only pay dividends if the company’s assets exceed its liabilities and the Company will be able to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our shares. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and grow our business.

DILUTION

Prior to the offering, there are two classes of ordinary shares issued and outstanding. Upon completion of this offering, we will have a dual-class structure and our issued share capital will consist of Class A Shares and Class B Shares. We plan to issue 3,750,000 Class A Shares for this offering. If you invest in our Class A Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A ordinary share and our net tangible book value per Class A and Class B ordinary share after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the book value per both Class A and Class B Shares attributable to the existing shareholders for our presently issued and outstanding ordinary shares.

Our net tangible book value as of December 31, 2024 was USD $76,553, or USD $0.01 per ordinary share as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per both Class A and Class B Shares, after giving effect to the additional proceeds we will receive from this offering, from the assumed initial public offering price of USD $5.00 per Class A ordinary share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Because the Class A Shares and Class B Shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding ordinary shares, including Class A Shares and Class B Shares.

Without taking into account any other changes in net tangible book value after December 31, 2024, other than to give effect to the sale of 3,750,000 Class A Shares offered in this offering at the assumed initial public offering price of USD $5.00 per Class A ordinary share, the midpoint of the estimated range of the offering price after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of December 31, 2024 would have been approximately USD $16,152,000, or USD $0.95 per outstanding ordinary share. This represents an immediate increase in net tangible book value of USD $0.94 per ordinary share to the existing shareholders and an immediate dilution in net tangible book value of USD $4.05 per Class A ordinary share to investors purchasing Class A Shares in this offering. The following table illustrates calculations on the net tangible book value per ordinary share and such dilution:

		As Adjusted
	As of December 31, 2024	(Assuming over-allotment option not exercised)
	(USD$, except for share and per share data)
Numerator:
Consolidated asset	$1,301,657	$1,307,657
Less: deferred offering costs	(137,605)	(137,605)
Less: consolidated liabilities	(1,087,499)	(1,087,499)
Add: net proceeds from IPO	-	16,075,105
Net tangible book value	$76,553	$16,151,658
Denominator:
Ordinary shares*	13,200,000	16,950,000
Net tangible book value per ordinary share	$0.01	$0.95

*	Ordinary shares issued and outstanding as of December 31, 2024 derived from 6,900,000 Class B Shares and 6,300,000 Class A Shares issued and outstanding. Shares as adjusted consisted of (i) 13,200,000 ordinary shares issued and outstanding as of December 31, 2024, and (ii) the sale of 3,750,000 Class A Shares offered in this offering.

As Adjusted
(USD$)
Assumed initial public offering price per Class A ordinary share	5.00
Net tangible book value per ordinary share as of December 31, 2024	0.01
Adjusted net tangible book value per ordinary share attributable to payments by new investors	0.94
As adjusted net tangible book value per ordinary share immediately after this offering	0.95
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	4.05

A USD $1.00 change in the assumed public offering price of USD $5.00 per Class A ordinary share would increase (decrease), in the case of an increase (decrease), our adjusted net tangible book value after giving effect to this offering by approximately USD $3,487,500, the adjusted net tangible book value per both Class A and Class B ordinary share after giving effect to this offering by USD $0.21 per Class A ordinary share and Class B ordinary share, and the dilution in adjusted net tangible book value per ordinary share to new investors in this offering by USD $0.93 per both Class A and Class B ordinary share, assuming no change to the number of Class A Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and other offering expenses.

The following table summarizes, on an adjusted basis as of December 31, 2024, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us in this offering, the total consideration paid and the average price per ordinary share paid before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of ordinary shares does not include ordinary shares issuable upon the exercise of the over-allotment option granted to the underwriter.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent (%)	Amount (in USD$)	Percent (%)	Share (in USD$)
Existing shareholders	13,200,000	77.88	12,861	0.07	0.00
New investors	3,750,000	22.12	18,750,000	99.93	5.00
Total	16,950,000	100.0	18,762,861	100.0	1.11

The adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Shares and other terms of this offering determined at pricing.

CAPITALIZATION

The following table sets forth our capitalization, as of December 31, 2024 as follows:

●	On an actual basis to reflect 13,200,000 ordinary shares in aggregate comprising of 6,300,000 Class A Shares and 6,900,000 Class B Shares.

●	On an adjusted basis to reflect the issuance and sale of 3,750,000 Class A Shares by us in this offering at an initial public offering price of USD $5.00 per Class A ordinary share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriter’s over-allotment option.

You should read this table together with the combined and consolidated financial statements and related notes, and the sections titled “Selected Combined and Consolidated Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are included in this prospectus.

	As of December 31, 2024
	Actual	As Adjusted
	(USD$)
Shareholder’s equity
Class A Shares (with no par value; unlimited shares authorized, 6,300,000 shares issued and outstanding, and 10,050,000 shares issued and outstanding, as adjusted)	-	-
Class B Shares (with no par value; 20,000,000 shares authorized, 6,900,000 shares issued and outstanding, and 6,900,000 shares issued and outstanding, as adjusted)	-	-
Shareholder subscription	-	-
Additional paid-in capital	12,861	15,950,361
Accumulated other comprehensive income	(666)	(666)
Retained earnings	201,963	201,963
Total shareholders’ equity	214,158	16,151,658
Total Capitalization	$214,158	$16,151,658

(1)	As December 31, 2024, there were 13,200,000 issued and outstanding ordinary shares, including 6,300,000 Class A Shares and 6,900,000 Class B Shares issued to our principal shareholders. Upon the consummation of this offering, there will be 3,750,000 newly issued Class A Shares to reflect the sale of the ordinary shares in this offering resulting in a total of 10,050,000 Class A Shares and 6,900,000 Class B Shares issued and outstanding upon the completion of this offering.
(2)	The adjusted information is for illustrative purposes only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital includes the aggregate amount of issued and paid-in capital of the entities now. We estimate that net proceeds will be US $15,937,500, assuming no exercise of the option to purchase additional Class A Shares and assuming an initial offering price per Class A Ordinary Share of $5.00 per share. The net proceeds of US $15,937,500 is calculated as follows: US $18,750,000 gross offering proceeds, less underwriting discounts and commissions of US $1,312,500 and estimated offering expenses of US $1,500,000. The adjusted total shareholders’ equity is the sum of the net proceeds of US $15,937,500 and the shareholders’ equity of US $214,158.

EXCHANGE RATE INFORMATION

We are subject to risks associated with foreign currency exchange rates, fluctuations of which may negatively affect our revenue, cost of goods sold and gross margins and could result in exchange losses. We operate in Australia and our local operations are generally conducted in the functional currency of the home jurisdiction. A significant portion of our product suppliers is sourced from Asia. Thus, we deal on a regular basis in several currencies concurrently, which exposes us to significant currency exchange risks. Any increased costs or reduced revenue as a result of foreign exchange rate fluctuations could adversely affect our profit margins. The fluctuation of foreign exchange rates also affects the value of our monetary and other assets and liabilities denominated in local currencies. Generally, an appreciation of the US dollar against the relevant local currencies could result in a foreign exchange loss for assets denominated in such local currencies and a foreign exchange gain for liabilities denominated in such local currencies. Conversely, a devaluation of the US dollar against the relevant local currencies could result in a foreign exchange gain for assets denominated in such local currencies and a foreign exchange loss for liabilities denominated in such local currencies. We may also expand into other emerging markets in the Pacific or Americas, some of which may have an uncertain regulatory environment relating to currency policy. Conducting business in such emerging markets could increase our exposure to foreign exchange risks. We have not entered into any hedging transactions to reduce the foreign exchange risks, but may do so in the future when appropriate. However, if we decide to hedge our foreign exchange exposure in the future, we cannot assure that we will be able to reduce our foreign currency risk exposure in an effective manner, at reasonable costs, or at all.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands in order to take advantage of certain benefits associated with being a British Virgin Islands business company with limited liability, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

●	The British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors as compared to the United States; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Puglisi & Associate as our agent for service of process in the United States with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Harney Westwood & Riegels LP (“Harneys”), our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Harneys has informed us that it is uncertain whether the courts of the British Virgin Islands will allow shareholders of our Company to originate actions in the British Virgin Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to British Virgin Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands will not recognize or enforce the judgment against a British Virgin Islands company, such as our Company. As the courts of the British Virgin Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the British Virgin Islands.

Harneys has further advised us that the courts of the British Virgin Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the British Virgin Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

Wenze Lu, our Chief Executive Officer, and Xin Chen, our Chief Executive Officer, reside in Australia. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against them, in U.S. courts, judgments obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws. Additionally, because a substantial portion of our assets is located in Australia, any judgment obtained in the United States against us or our directors and officers may not be enforceable in Australia.

Judgments of U.S. courts, including those based on the civil liability provisions of U.S. federal securities laws, are not automatically enforceable in Australia. Under the Foreign Judgments Act 1991, certain foreign judgments can be registered and enforced in Australian courts, but judgments in cases arising under U.S. securities laws generally do not fall within the scope of this regime. Consequently, a judgment obtained in a U.S. court would not be directly recognized and enforced by Australian courts unless an independent action is commenced in Australia based on the underlying claims. In such proceedings, Australian courts may refuse to enforce certain U.S. judgments if they are deemed to violate Australian public policy, involve penal or revenue laws, or fail to meet requirements of procedural fairness. Furthermore, Australian courts may not allow shareholders to bring actions in Australia based solely on violations of U.S. securities laws. Investors who wish to bring such claims may therefore be required to initiate new proceedings in Australia under Australian law, which may provide different or more limited remedies compared to U.S. securities laws. Additionally, our directors and officers may be able to raise defenses under Australian corporate and securities laws that are not available under U.S. law.

We have been advised by our Australian legal counsel that there is uncertainty as to whether Australian courts would enforce liabilities predicated solely upon U.S. federal securities laws. While we maintain directors’ and officers’ liability insurance, which may cover certain securities law claims, there is no assurance that such coverage will be adequate or that it will apply to claims under U.S. laws. As a result, shareholders may face challenges in seeking to assert claims or enforce judgments against us or our officers and directors.

Qian Sun, our Chairperson, as well as Lili Hu, Cheng Gao and Yu Zhang, our nominees for independent directors on the board, reside in China. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against them, in U.S. courts, judgments obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws. Additionally, because a substantial portion of our assets is located in Australia, any judgment obtained in the United States against us or our directors and officers may not be enforceable in China.

China does not have a treaty with the United States providing for the reciprocal recognition and enforcement of civil judgments. As a result, a judgment obtained in a U.S. court, including one based on U.S. securities laws, may not be directly recognized or enforced by Chinese courts. To enforce a foreign judgment in China, an investor would need to initiate enforcement proceedings in a Chinese court. However, Chinese courts generally only recognize and enforce foreign judgments based on principles of reciprocity or under international treaties, neither of which currently apply to U.S. judgments. Consequently, it is unlikely that a Chinese court would enforce a U.S. judgment in a securities law matter.

Furthermore, Chinese courts may not allow shareholders to bring direct claims based solely on violations of U.S. securities laws. Investors who wish to pursue legal action against our directors or officers residing in China may be required to commence new proceedings in China under Chinese law, which may provide different or more limited remedies compared to U.S. securities laws. Additionally, our directors and officers may be able to raise defenses under Chinese corporate and securities laws that are not available under U.S. law.

There is significant uncertainty as to whether Chinese courts would enforce liabilities predicated solely upon U.S. federal securities laws. While we maintain directors’ and officers’ liability insurance, which may cover certain securities law claims, there is no assurance that such coverage will be adequate or that it will apply to claims under U.S. laws. As a result, shareholders may face challenges in seeking to assert claims or enforce judgments against us or our officers and directors residing in China.

CORPORATE HISTORY AND STRUCTURE

Corporate History

We are a British Virgin Islands business company incorporated on March 29, 2021. Our executive offices are located at 27/14 Loyalty Road, North Rocks NSW 2151, and our telephone number is +61 1300 211 230. All British Virgin Islands companies are required to have a registered office in the British Virgin Islands and our registered office address is Aegis International Group Limited, Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir France Drake’s Highway, Road Town Tortola VG1110.

Our website is https://www.greeniot.com.au/. Information contained on, or that can be accessed through, our websites is not part of, and shall not be incorporated by reference into, this prospectus.

Our Corporate Structure

Green Solar is a BVI business company limited by shares. Green Solar owns 100% of the operating company, Green IOT Pty Ltd., in Australia. Below is the corporate structure of Green Solar.

Notes: all percentages reflect the equity interests held by each of our shareholders as of the date of this prospectus.

(1)	Represents 3,600,000 Class B Shares held by Focus Partners Corp, a British Virgin Islands company, which is 100% owned by Qian Sun, as of the date of this prospectus.
(2)	Represents 2,500,000 Class B Shares held by Patriot Management Ltd., a British Virgin Islands company, which is 100% owned by Ziqiang Zheng, as of the date of this prospectus.
(3)	Represents 3,300,000 Class A Shares held by We Future Limited, a British Virgin Islands company, which is 37.75% owned by Wei Lu and 62.25% owned by Yazhu Mao, as of the date of this prospectus.
(4)	Represents 600,000 Class A Shares held by Solar Alpha Limited, a British Virgin Islands company, which is 66.67% owned by Juyan Liang, 8.33% owned by Yueqin Chen, and 25% owned by Wei Fu, as of the date of this prospectus.
(5)	Represents 620,000 Class A Shares held by Ants Partners International Inc., a British Virgin Islands company, which is 100% owned by Weihao Feng, as of the date of this prospectus.
(6)	Represents 800,000 Class B Shares held by Vivid Imagination Limited, a British Virgin Islands company, which is 20% owned by Wei Lu, 79% owned by Wenze Lu and 1% owned by Wei Shi, as of the date of this prospectus.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

You should read the following summary consolidated financial information in conjunction with our consolidated financial statements and related notes beginning on page F-1 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 52 in this prospectus.

	For the years ended December 31,
	2023	2024
	AUD	AUD
Consolidated Statements of Operation Data:
Net revenues	$5,869,595	$5,224,432
Cost of revenue	4,535,500	3,800,968
Gross profit	1,334,095	1,423,464
Operating expenses:
Selling and marketing expenses	143,805	144,699
General and administrative expenses	1,017,512	1,481,224
Allowance for credit losses	5,571	123,019
Total operating expenses	1,166,888	1,748,942
Income (loss) from operations	167,207	(325,478)

Other income (expense):
Interest income (expense)	106	2,307
Government grants	7,000	-
Other income (expenses), net	(5,375)	4,832
Total other income, net	1,731	7,139
Income (loss) before income taxes	168,938	(318,339)
Income tax (expense) benefit	(47,525)	134,924
Net income (loss)	121,413	(183,415)
Other comprehensive income (loss)	447	(1,518)
Total comprehensive income (loss)	$121,860	$(184,933)

	December 31, 2023	December 31, 2024
	AUD	AUD
Summary Consolidated Balance Sheet Data:
Cash and cash equivalents	$248,320	$97,967
Current assets	1,360,928	1,980,909
Total assets	1,584,239	2,093,705
Current liabilities	926,969	1,735,706
Total liabilities	1,075,421	1,749,234
Total equity	508,818	344,471
Total liabilities and equity	1,584,239	2,093,705

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the fiscal years ended December 31, 2023 and 2024 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

Overview

We are a holding company incorporated as an exempted company in March 2021 under the laws of the British Virgin Islands (“BVI”). As a holding company with no material operations of our own, we conduct substantially all of our operations through Green IOT Pty Ltd. (“Green IOT”), a wholly-owned subsidiary domiciled in New South Wales, Australia. Green IOT is a provider of solar photovoltaic energy systems (“System”), energy storage batteries, and energy services company, and engaged in design, installation, sale, ownership, and maintenance of the Systems to residential and commercial customers.

We provide clean solar energy to customers at a significant savings as compared to traditional utility energy. We have been selling photovoltaic systems and Power Storage Batteries to residential and commercial customers through a variety of offerings, either directly through our own sales team, or through referrals from licensed energy retailer partners and our strategic partners. We install the System and power storage battery on a customer’s home or business premises, and either sell the system to the customer, or as in some cases, sell electricity generated by the System to the customer pursuant to a lease with no or low upfront costs, which is referred as Power Purchase Agreement (“PPA”). Following installation, a System or power storage battery is interconnected to the local utility grid. The home’s energy usage is provided by the solar energy System, any additional energy needs is provided by the local utility. Any surplus solar energy, including amounts in excess of battery storage, that is not immediately used by the customer is exported to the utility grid using a bi-directional local grid energy meter, and the customer generally receives a financial credit for the excess energy from their System to offset future usage of energy generated from fossil fuels by their energy retail company.

We offer our services both directly to the customer and through our cooperative partners, which entities include sales and installation partners, and strategic partners. In addition, we sell solar energy Systems directly to end customers for cash. We also infrequently sell excess inventory of solar energy panels and other components (such as mounting hardware) to other parties. As of December 31, 2024, we installed and sold solar energy Systems and provided ancillary services to customers in the regions of New South Wales, Queensland, South Australia, Victoria, and Australian Capital Territory.

We compete mainly with other solar energy System installers in the markets we serve. Our strategy is to offer quality solar energy System at reasonable and affordable prices, and with responsive service. We also indirectly compete with local energy retailers. The site-specific characteristics drive meaningful variability in the revenue and cost profiles of each System installation. With System design capability, we are often able to offer competitive price of solar energy System that allows customers to save more on their energy bills while maintaining our ability to meet our targeted profitability.

Although completing the sale and installation of a solar energy System requires many different steps including a site inspection, completion of designs, permitting, installation, obtaining Certificate of Compliance for Electrical Work (“CCEW”), and interconnection to utility grid. Customers may cancel the order for installation of the System. Nevertheless, cancellation of contract is rare only due to unusual circumstances.

With the decrease in costs of battery and other hardware components along with Australian government’s endorsement in electric vehicles (“EV”) and construction of EV charging stations being in the future plan, financial subsidy for installation of power storage battery, known as Peak Demand Reduction Scheme (“PDRS”), becoming available on November 1, 2024, and the existing financial incentives in the renewable energy sector, we also believe that sale and installation of energy storage battery and EV charging stations for commercial and residential premises will play an increasingly important role and be a key part of the customer value proposition.

Results of Operations

The following table summarizes the results of our operations for the years ended December 31, 2023 and 2024, and provides information regarding the changes in values and related percentage during such periods.

	For the Years Ended December 31,
	2023 AUD	2024 AUD	Change AUD	% Change
NET REVENUES:
Sales of Systems and Power Storage Batteries	$5,720,629	$4,822,620	$(898,009)	(15.7)%
PPA – rental	70,572	91,013	20,441	29.0%
Ancillary services	78,394	310,799	232,405	296.5%
Total net revenues	5,869,595	5,224,432	(645,163)	(11.0)%
COST OF REVENUES:
Sales of Systems and Power Storage Batteries	4,376,132	3,447,644	(928,488)	(21.2)%
PPA – rental	130,744	110,738	(20,006)	(15.3)%
Ancillary services	28,624	242,586	213,962	747.5%
Total cost of revenues	4,535,500	3,800,968	(734,532)	(16.2)%
GROSS PROFIT	1,334,095	1,423,464	89,369	6.7%
OPERATING EXPENSES:
Selling and marketing expenses	143,805	144,699	894	0.6%
General and administrative expenses	1,023,083	1,604,243	581,160	56.8%
Total operating expenses	1,166,888	1,748,942	582,054	49.9%
Income (loss) from operations	167,207	(325,478)	(492,685)	(294.7)%
OTHER INCOME (EXPENSES):
Interest income	106	2,307	2,201	2,076.4%
Government grants	7,000	-	(7,000)	(100.0)%
Other income (expense), net	(5,375)	4,832	10,207	(189.9)%
INCOME (LOSS) BEFORE INCOME TAXES	168,938	(318,339)	(487,277)	(288.4)%
Income tax (expense) benefit	(47,525)	134,924	182,449	(383.9)%
NET INCOME (LOSS)	$121,413	$(183,415)	$304,828	(251.1)%

Net Revenues

We are engaged in solar energy System installations and Power Storage Battery installations to store excess power generated from the Systems for PDRS to residential and commercial customers and ancillary services after installation of Systems. We generate revenues primarily from four sources: (1) sales of Systems and Power Storage Batteries; (2) instalment sales of Systems, (3) power purchase agreements (“PPA”) rental; (4) ancillary services. All of our contracts with customers do not contain cancellable and refund-type provisions. For the years ended December 31, 2023 and 2024, we generated revenues approximately AUD $5.9 million and AUD $5.2 million, respectively, with a decrease of approximately AUD $0.6 million or 11.0%. The decrease in revenue was mainly attributable to a major business partner, an electric power company that referred business to us, exiting the photovoltaic system installation market and caused a 15.7% revenue decrease in sales of Systems.

For the year ended December 31, 2023, revenue generated from sales of Systems and Power Storage Batteries was approximately AUD $5.7 million as compared to AUD $4.8 million for the year ended December 31, 2024, with a decrease of approximately AUD $0.9 million or 15.7%. which was mainly driven by loss of revenue from a major business partner, an electric power company that referred business to us, exited the photovoltaic system installation market, and resulted in overall contract volume decreased by 6.3% from 2023 to 2024. The averaged contract price of Sales of Systems and Power Storage Batteries in the year of 2024 decreased by approximately 10.0% from 2023 as a result of a decrease in costs of major components driving down the selling prices of materials.

For instalment sale of System, in accordance with ASC 606, we have included revenue from instalment sale of System in the category of Sales of Systems. We have phased out the instalment Sales of Systems. Only one customer, who executed an instalment sale contract, still pays instalment payments as of December 31, 2024.

We have also discontinued PPA contracts and no longer execute PPA contracts since September 2021. There were 94 and 44 active PPA contracts for the periods ended December 31, 2023 and 2024, respectively. Revenue from PPA monthly billing for customers’ electricity generation for the year ended December 31, 2023 was AUD $70,572 compared to AUD $91,013 for the year ended of December 31, 2024, with an increase of AUD $20,441 or 29.0% as a result of catching up of billings for faulty electronic meters.

Revenue from ancillary services were AUD $78,394 and AUD $310,799 for the years ended December 31, 2023 and 2024, respectively, with an increase of AUD $232,405 or 296.5%. Volume and revenue of regular service call for the year ended December 31, 2024 decreased by 90.5% and 69.0%, respectively, from the same period of 2023. Nevertheless, the average revenue per regular service for the year ended December 31, 2024 increased by 225.0% from the same period of 2023. The revenue increase in ancillary services was mainly contributed by newly offered administrative services to our customers amounting AUD $285,973 in 2024.

Cost of Revenues

For the year ended December 31, 2023, cost of revenues was approximately AUD $4.5 million compared to AUD $3.8 million for the year ended December 31, 2024, with a decrease of approximately AUD $0.7 million or 16.2%.

Cost of Sales of Systems and Power Storage Batteries decreased by approximately AUD $0.9 million or 21.2% from approximately AUD $4.4 million for the year ended December 31, 2023 to approximately AUD $3.4 million for the year ended December 31, 2024, which was in line with the decrease in revenues from Sales of Systems and Power Storage Batteries.

Depreciation expenses of the fixed assets associated with PPA rental income were AUD $130,744 and AUD $110,738 for the years ended December 31, 2023 and 2024, respectively representing a decrease of AUD $20,006 or 15.3% attributable to a decrease of overall depreciable photovoltaic systems as contracts being expired or bought-out.

Costs of ancillary services for the year ended December 31, 2024 was AUD $242,586 with an increase of AUD $213,962 or 747.5% from AUD $28,624 for the same period of 2023. An increase in cost of ancillary was mainly driven by the cost of disbursements to the customers of our newly offered administrative services.

Gross profit

	For the Years Ended December 31,
	2023		2024
GROSS PROFIT	Gross Profit AUD	Gross Margin	Gross Profit AUD	Gross Margin	Change AUD	% of Change
Sales of Systems and Power Storage Batteries	$1,344,497	23.5%	$1,374,976	28.5%	$30,479	2.3%
PPA - rental	(60,172)	(85.3)%	(19,725)	(21.7)%	40,447	(67.2)%
Ancillary services	49,770	63.5%	68,213	21.9%	18,443	37.1%
Total gross profit	$1,334,095	22.7%	$1,423,464	27.2%	$89,369	6.7%

Our gross profit increased by AUD $89,369 or 6.7% from approximately AUD $1.3 million for the year ended December 31, 2023 to approximately AUD $1.4 million for the year ended December, 31, 2024. The overall gross margin increased by 4.5% from 22.7% for the year of 2023 to 27.2% for the year of 2024. The increases in gross profit and gross margin were primarily contributed by Sales of Systems and Power Storage Batteries, where overall cost of photovoltaic panels and other components decreased by approximately 19.7% in average along with a decrease in labor cost per unit (Wh) by approximately 1.6% from 2023 to 2024.

Operating Expenses

	For the Years Ended December 31,
	2023 AUD	2024 AUD	Change AUD	% Change
OPERATING EXPENSES:
Selling and marketing expenses	$143,805	$144,699	$894	0.6%
General and administrative expenses	1,023,083	1,604,243	581,160	56.8%
Total operating expenses	$1,166,888	$1,748,942	$582,054	49.9%

Our operating expenses consist of selling and marketing expenses, and general and administrative expenses. Operating expenses increased by approximately AUD $0.6million, or 49.9%, from approximately AUD $1.2 million for the year ended December 31, 2023 to approximately AUD $1.7 million for the year ended December 31, 2024. The increase in operating expenses was primarily attributable to an increase of approximately AUD $0.6 million in general and administrative expenses.

Selling expenses primarily consist of marketing and advertising expenses, and commission expense relating to our sales activities. Selling and marketing expenses remained flat year on year.

General and administrative expenses primarily consist of employee wages and related mandatory welfare expenses, facility rental expense, depreciation expense, office overhead, consulting and professional service fees, and transportation costs. General and administrative expenses increased by approximately AUD $0.6 million or 56.8% from approximately AUD $1.0 million in the year of 2023 to approximately AUD $1.6 million in the year of 2024, which was primarily attributable to an increase of AUD $212,863 in wage expense as a result of an increase of average administrative salaries and hiring additional staff for the initial public offering, and an increase of AUD $269,186 in professional service fees in preparation of the initial public offering and related administrative expense.

Other Income (Expenses)

	For the Years Ended December 31,
	2023 AUD	2024 AUD	Change AUD	% Change
OTHER INCOME (EXPENSES):
Interest income	$106	$2,307	$2,201	2,076.4%
Government grants	7,000	-	(7,000)	(100.0)%
Other income (expense), net	(5,375)	4,832	10,207	(189.9)%
Total other income	$1,731	$7,139	$5,408	312.4%

Other income (expenses) consists of net of interest income, government grants, and net of other income (expense).

In 2023, we received AUD $7,000 of Incentives for Education grant, an Australian Apprenticeships Incentives Program to encourage employers to take on Australian Apprentices and to assist with the cost of training. The grant was discontinued after the apprentice’s departure from us and no longer available for 2024.

Other income (expense) primarily consists of losses on disposal of fixed assets relating to expiration of and customers’ buyouts of PPA rental contracts. There were 50 expirations and customers’ buyouts of PPA rental contracts resulting in a gain of AUD $465 from disposal of fixed assets in 2024. In addition, we also received a business incentive of AUD $4,344 from a business partner in 2024.

Income tax (expense) benefit

We are incorporated in the BVI and not subject to tax on income or capital gains under the laws of the BVI. Under Australia tax laws, our wholly-owned subsidiary, Green IOT, is subject to a statutory income tax rate at 25% for 2023 and 2024. Income tax expense was AUD $47,525 for the year ended December 31, 2023. As a result of net loss, income tax benefit of AUD $134,924 was recorded for the year ended December 31, 2024.

Net income (loss)

For the year ended December 31, 2023, our net income before other comprehensive income was AUD $121,413. We incurred a net loss before other comprehensive income of AUD $183,415 for the year ended December 31, 2024, representing a decrease in net income of AUD $304,828 or 251.1% as a result of revenue loss from a major business partner that exited the photovoltaic system installation market and incurring additional consulting expenses related to our IPO planning and preparation.

Liquidity and Capital Resources

We are a holding company incorporated under the laws of the BVI and conduct our operations through a wholly-owned subsidiary, Green IOT domiciled in New South Wales, Australia. Substantially all of our operations are conducted in Australia and all of our revenues, expenses, and cash are denominated in Australian Dollar (“AUD”). Our functional currency and reporting currency are also denominated in AUD.

We have funded our working capital needs primarily from operations, advance payments from customers, and advances from shareholders, if needed. As of December 31, 2023 and 2024, we had working capital of AUD $433,959 and AUD $245,203, respectively. For the year ended December 31, 2023, we generated net income of AUD 121,413 and incurred net loss of AUD $183,415 for the year ended December 31, 2024. Cash flow provided by operating activities was AUD $170,989 for the year ended December 31, 2023. Cash flow used in operating activities was AUD $236,685 for the year ended December 31, 2024. Our contracts with customers are short term in nature. Collections of cash from customers take place immediately after payment dates subsequently to installations of solar energy Systems or Batteries, and the turnaround time for cash receipts from government STC subsidies for the installed photovoltaic systems are relatively short. We have an efficient working capital turnover. As of December 31, 2023 and 2024, we had free cash of AUD $248,320 and AUD $97,967, respectively.

We do not have material commitments for capital expenditures or general-purposed expenditures of any kind, and believe that our cash on hand and operating cash flows will be sufficient to fund operations over at least the next 12 months from the date of this report. However, we may need additional cash resources in the future, if we experience changes in business conditions or other developments, or wish to pursue opportunities for investment, acquisition, strategic cooperation, or other similar actions, by accessing bank credit facilities, or issuing debt or equity securities to support needed cash requirements.

The following summarizes the key components of our cash flows for the years ended December 31, 2023 and 2024:

	For the Years Ended December 31,
	2023 AUD	2024 AUD
Net cash provided by (used in) operating activities	$170,989	$(236,685)
Net cash provided by (used in) investing activities	(29,420)	16,618
Net cash provided by (used in) financing activities	(275,800)	70,608
Effect of exchange rate changes on cash and cash equivalents	447	(894)
Net decrease in cash and cash equivalents	$(133,784)	$(150,353)

Operating Activities

For the year ended December 31, 2023, net cash provided by operating activities was AUD $170,989, which was mainly attributable to net income of AUD $121,413, adjustments for non-cash items of AUD $170,536, a decrease in accounts receivable of AUD $336,157, a decrease in inventory of AUD $90,414, an increase in advance to suppliers and prepayments and other current assets of AUD $65,965, an increase in amount due from related parties of AUD $109,015, an increase in salary and welfare benefit payable and taxes payable of AUD $54,101, a decrease in accounts payable of AUD $510,015, and an increase in amount due to related parties of AUD $83,168.

For the year ended December 31, 2024, net cash used in operating activities was AUD $236,685, which was mainly attributable to net loss of AUD $183,415, adjustments for non-cash items of AUD $102,010, an increase in accounts receivable of AUD $630,922, an increase in advance to suppliers and prepayments and other current assets of AUD $99,333, an increase in accounts payable of AUD $70,597, an increase in advances from customers of AUD $39,278, a decrease in salary and welfare benefit payable of AUD $40,908, and increase in tax payable of AUD $113,962, an increase in accrued expense and other current liabilities of AUD $27,379, and an increase in amount due to related parties of AUD $376,469.

Investing Activities

For the year ended December 31, 2023, net cash used in investing activities was AUD $29,420, which was mainly attributable to a loan to related party of AUD $577,500, loan repayment from related party of AUD $544,500, and proceeds received from disposal of fixed assets for AUD $3,580.

For the year ended December 31, 2024, net cash provided by investing activities was AUD $16,618, was mainly consisted of loan repayment from related party of AUD $33,000, capital expenditure of AUD $20,000, and cash proceeds received from disposal of fixed assets for an amount of AUD $3,618.

Financing Activities

For the year ended December 31, 2023, net cash used in financing activities was AUD $275,800, which was attributable to advances from related parties for our working capital of AUD $527,000 and repayments to related parties of AUD $802,800.

For the year ended December 31, 2024, net cash provided by financing activities was AUD $70,608, which was an advance from related parties for our working capital of AUD $50,000, and receipts of subscription receivable of AUD $20,608.

We do not have any committed capital expenditure, contractual obligation, or off-balance sheet arrangement.

Trends and Key Factors that Affect Operating Results

Revenues generated from installations and sales of Systems and Power Storage Batteries accounted for 97.4% and 92.3% of Green IOT’s total revenues for the fiscal years 2023 and 2024, respectively. We continue seeking business partners to grow this business together, and in addition intend to grow this business by acquiring more customers through asserted efforts in promoting our business by frequently attending industry trade shows and conferences, increasing market presentation and brand name recognition with a deeper penetration into current business territories offering excellent products and reasonable price, maintaining superior reputation of quality installation of solar energy Systems and Power Storage Batteries along with courteous and responsive customer services, also engaging more industry strategic partners, especially energy retailers to gain more business referrals. In the first quarter of 2025, we have signed agreements with three strategic business partners, one of which is the largest energy retailer in Australia. We also plan to grow our business in the states of South Australia, Victoria, and Australian Capital Territory, in addition to the regions of New South Wales, Queensland, from where we have generated most of our revenues currently.

Australian Clean Energy Regulator has promulgated Small-Scale Renewable Energy Scheme (“SRES”) to promote and financially incentivize consumers and businesses to install qualified renewable energy small generation units, including but not limited to solar photovoltaic panels, wind turbines, and hydro systems to supplement energy consumptions, reduce reliance on fossil-fuel energy, and create a clean and better environment. Under the SRES, installations of eligible small-scale renewable energy systems are entitled to a number of Small-Technology-Certificates (“STC”) that can be created per system based on its geographical location, installation date, and the amount of electricity produced in megawatt hours (MWh). Renewable energy generation output accounted for 39.4% of Australia’s total energy generation output in 2023 more than double from 17.0% in 2017, which exhibits the success of and conviction in transforming fossil-fuel energy to renewable energy by Australia government.

STCs are tradable certificates that consumer or business, who has installed the eligible renewable energy small generation unit, can create and trade themselves, or assign the right to create and trade STCs to a registered agent in exchange for an upfront financial incentive to offset cost of the System or for a cash payment. The majority of system owners prefer to assign the rights to STCs to registered agents, as receiving an upfront financial benefit is often a simpler process, and faster than creating and trading the certificates independently through the open market or STC clearing houses, where only allow registered agents and industry participants partake. The financial incentive provides the system owners to receive STCs is generally based on the market price of STCs at the time of installation, which may fluctuate slightly depending on supply and demand.

Australian government’s asserted efforts in building up renewable energy generation has expanded the Capacity Investment Scheme (“CIS”) to target a total of 32 GW of new energy generation capacity from renewable energy by 2030 aiming to fill expected reliability gaps as aging coal power plants exit and deliver renewable electricity. A photovoltaic system provides additional energy source to supplement electricity consumptions and reduce utility bills for the owner, who can also sell the excess electricity generated off the system to the energy retailer that sells and provides electricity generated from fossil fuels for financial benefit. Australian government’s continuous support to the renewable energy sector and provision of STC financial subsidies to residential households and commercial businesses to install solar energy Systems along with overall cost reduction in components of photovoltaic system resulting from technology advancements have both created more demand for installation of photovoltaic system that benefit our business.

The New South Wales State Government of Australia has aimed to reduce peak electricity demand in the state of New South Wales, and launched a new incentive, Peak Demand Reduction Scheme (“PDRS”), effective on August 1, 2024 to make household batteries more accessible and affordable for New South Wales residents. The new battery incentives became available from November 1, 2024 and can be accessed through approved suppliers for up-front installation cost reduction of a household battery for homes and business with existing photovoltaic solar systems or new photovoltaic solar system and battery installations. Peak times are defined as 2:30 pm to 8:30 pm AEST from November 1 to March 31 each year. A Peak Reduction Certificate (PRC) recognizes 0.1kW of available peak demand reduction capacity averaged over one hour during the peak summer period. PRCs can be traded in the market to produce a financial incentive for reducing demand. Homes and businesses with rooftop solar are able to take advantage of incentives to install power storage battery and connect to a Virtual Power Plant (VPP). These incentives are designed to assist homes and businesses maximizing the use of the solar energy they generate and cut the cost of electricity bills. Similarly to STC, residential household or business power storage battery owners can assign the rights to PRC to an approved supplier in exchange for an upfront financial discount off the cost of the battery.

In addition, Australian government has an ambitious climate change agenda with a high expectation domestically and internationally, and committed to reduce economy-wide emission by 43% below the 2005 level by 2030 and net-zero emission by 2050. The pledge has initiated Australia’s transition to a decarbonized transport system and designated passenger vehicles as the first priority by endorsing use of EV to reduce carbon dioxide discharge from automobiles with a goal to increase EV sales reaching 52% of total sales volume of automobiles by 2031 and achieving net-zero emission in New South Wales by 2050, and subsidizing construction costs of EV charging stations, which entice EV owners’ interests in installing photovoltaic Systems and Power Storage Batteries for their convenience and financial benefit of owning EVs further creating more opportunities for our business. Australian government has also planned to financially subsidize installation of power storage battery to the existing photovoltaic systems that also drives up the demand for our business.

Cost of utility bill has increased as results of cost increases in fossil fuels due to global military conflicts and rise of political tensions geographically that further affected electric power companies’ decisions to depress the purchase price of excess electricity provided by the owners of photovoltaic systems, all of which along with affordability of hardware of solar energy System motivate customers to install Power Storage Batteries to support their own electricity consumptions and to gain financial benefits.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods and the related disclosures in the consolidated financial statements and accompanying footnotes. Out of our significant accounting policies, which are described in Note 2—Summary of Significant Accounting Policies of our consolidated financial statements included elsewhere in this registration statement, certain accounting policies are deemed “critical,” as they require management’s highest degree of judgment, estimates and assumptions. While management believes its judgments, estimates and assumptions are reasonable, they are based on information presently available and actual results may differ significantly from those estimates under different assumptions and conditions.

Uses of estimates

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the balance sheet date and reported revenues and expenses during the reporting period in the financial statements and accompanying notes. Although there wase no material change made to the accounting estimates and assumptions in the past two years, we continuously evaluate these estimates and assumptions based on the most recently available information. These accounting estimates are based on information as of the date of the financial statements and are adjusted to reflect actual experience when necessary.

Significant accounting estimates reflect significant judgments, estimates and uncertainties, which may result in materially different results under different assumptions and conditions. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Significant accounting estimates include but are not limited to allowance of current expected credit loss of receivables, allowance for inventories obsolescence, the useful lives of property, plant, and equipment, fair value of amounts due to related parties, revenue recognition, and the realization of deferred tax assets or liabilities. Actual results could differ from those estimates.

Functional currency and foreign currency translation

The Company was incorporated in BVI as a holding company. The Company’s wholly-owned subsidiary, Green IOT Pty. Ltd., was incorporated in Australia and its functional currency is Australian dollars (“AUD $”). The determination of the respective functional currency is based on the criteria of ASC 830.

The Company is a holding company with no material operations of our own, and primarily conduct business through our wholly-owned subsidiary, Green IOT incorporated in Australia. As a result, our assets, liabilities, revenue, costs and expenses are denominated in AUD, and it is determined that our main functional currency is AUD. Our consolidated financial statements are also reported in AUD. The results of operations and the consolidated statements of cash flows denominated in USD are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in USD at the balance sheet date are at the applicable rates of exchange in effect on that date. The equity denominated in the USD is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

Convenience translation

Translations of balances in our consolidated balance sheets, consolidated statements of operations and comprehensive income and consolidated statements of cash flows from AUD into USD as of and for year ended December 31, 2024 are solely for the convenience of the readers and were calculated at the rate of USD $1.00 equivalent to AUD $1.6085, representing the exchange rate set forth in the F11.1 statistical release of the Reserve Bank of Australia on December 31, 2024. No representation is made that the AUD amounts could have been, or could be, converted, realized, or settled into USD at that rate or at any other rate.

Fair value measurement

U.S. GAAP requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of our financial instruments, including cash and cash equivalents, accounts receivable, advances to suppliers, prepayments and other assets, accounts payable, accrued expenses and other liabilities, advances from customers, due to related parties, approximates their recorded values due to their short-term maturities.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at Australian authorized deposit-taking financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash, and which are subject to an insignificant risk of changes in value. Cash balances in bank accounts are guaranteed by the Australian government and Australian financial regulator, Australian Prudential Regulation Authority (“APRA”), where there is an AUD $250,000 deposit limit for a legal entity’s aggregated balance at each bank.

Accounts receivable, net

Accounts receivable is within the scope of Accounting Standards Codification (“ASC”) 326. To estimate current expected credit losses, the Company has identified the relevant risk characteristics of its customers and the related receivables, which include size, the type of services the Company provides, or a combination of these characteristics. Receivables with similar risk characteristics have been grouped into pools. For each pool, the Company considers the past collection experience, any changes in customer collection trends, the credit worthiness of customers, the contractual and customary payment terms that generally upon delivery of the System to 21 days, current economic conditions, and expectation of future economic conditions (external data and macroeconomic factors). Accounts receivable balances are written off (i.e., charged-off against the allowance) when they are determined to be uncollectible after all means of collection have been exhausted and the potential for recovery is considered remote.

Our accounts receivable consists primarily of receivables from installation of Systems and ancillary services provided to the customers.

Inventories

Inventories are stated at the lower of cost or net realizable value on a first-in, first-out (“FIFO”) basis. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products. Inventories consist of raw materials such as photovoltaic panels, inverters, batteries, and mounting hardware as well as other electrical components that are used in installations and work-in-process. Work-in-process primarily relates to Systems that will be sold to customers, which are partially installed and have yet to meet the criteria for revenue recognition.

We periodically review inventories for unusable and obsolete items based on future demand and market conditions. Based on this evaluation, allowances are made to write down inventories to their net realizable value. We did not have unusable and obsolete inventory items in fiscal years of 2023 and 2024. Consumable items and miscellaneous electrical components with insignificant unit cost and large quantity are included in cost of revenue as incurred and excluded from inventory valuation.

Impairment of long-lived assets

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is provided in the amounts sufficient to depreciate the cost of the related assets over their useful lives using the straight-line method. The carrying amounts of our long-lived assets, including property, plant, and equipment with finite lives, are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than we had originally estimated. When these events occur, we evaluate the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, we recognize an impairment loss based on the excess of the carrying value of the assets over the expected future discounted cash flows of the assets. No impairment charge was recognized for the years ended December 31, 2023 and 2024, respectively.

Related parties

Parties are considered to be related, if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related, if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Deferred offering cost

In the event of offering of equity securities, incremental costs that otherwise would not have been incurred are deferred and capitalized in the balance sheet as deferred offering costs which will be later deducted against additional paid-in capital upon completion of offering of equity securities.

Business combination

In accordance with ASC 805-50, the Company applies the pooling-of-interests method to account for the exchange of shares between entities under common control result in a change in the reporting entity. Under ASC 805-50, the Company recognizes the assets and liabilities transferred at the date of transfer, and reports results of operations for the period, in which the transfer occurs as though exchange of equity interests had occurred at the beginning of the period, and retrospectively adjusts the financial statements and financial information presented in the prior years.

Revenue recognition

In accordance with the ASC 606, revenue is the transaction price that we expect to be entitled to in exchange for the promised goods or services in a contract in the normal course of our business activities and is recorded at net of goods and services tax (“GST”).

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, we apply the following steps:

Step 1: Identify the contract(s) with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

We derive our revenues primarily from four sources: (1) Sales of Systems and Power Storage Batteries; (2) instalment sales of Systems, (3) Power purchase agreements (“PPA”) rental; (4) Ancillary services. All of our contracts with customers do not contain cancellable and refund-type provisions.

Sales of Systems and Power Storage Batteries

For Systems and Power Storage Batteries sold to customers, performance obligation is completed and revenue is recognized at the point of time, when the Systems or batteries are installed, functional, control transferred, and accepted by the customers along with permission to operate (“PTO”) or Virtual Power Plant (“VPP”) given by the local utility company and approvals are received from other regulatory agencies. The revenue is recorded net of GST. The contract price is fixed without variable consideration and significant financing component. Although we have acted as the principal of the contract, product warranties for the material components such as photovoltaic panel, inverter, battery are the responsibilities of and provided by the manufacturers of the components for repairs or replacements of defected products. We also outsource installation labor to licensed electricians, who are responsible for repairing potential installation flaws.

Instalment sales of Systems

For instalment sales of Systems, the completion of performance obligation is same as sale of System, except for the consideration to be received by us being in instalment bearing no interest for a period of less than one year. In accordance with ASC 606, we have applied the five-step process to account for and recognize revenue, when the performance obligation is satisfied. We have phased out the instalment sales of Systems. Only one customer, who executed an instalment sale contract, still pays instalment payments as of December 31, 2024.

Power purchase agreement (“PPA”) rental

According to the PPA contract terms, we own the photovoltaic system installed at the customer’s premises under the customer’s direction and use it to generate solar energy, and receive consideration based on monthly electricity generated off the System that varies due to seasonality and other external environmental factors for contract terms ranging from 2 years to 7 years. We classify PPA contracts as lease agreements in accordance with ASC 842. The PPA contact has a buy-out option exercisable by the customer and a bargain purchase option of transferring ownership of the system to the customer for AUD $1 at the end of contract term. We would have classified the PPA contracts as sales-type leases in accordance with ASC 842-10. Under ASC 842, we would have excluded variable lease payments that do not depend on a reference rate or index when measuring lease payments, thus, they are also excluded from the measurement of our net investment in the leases. As a result, we would have recognized the commencement date selling losses. In accordance with ASU 2021-05 “Lessor accounting for variable payment”, we reclassify the PPA contracts to operating leases recognizing the photovoltaic systems installed at the customers’ premises as fixed assets depreciable over the contract terms and disposing the fixed assets upon expiration of the contracts or upon customers’ buy-out of the contracts. We read electricity meters installed at premises of the PPA customers via internet and invoice the customers accordingly based on the agreed upon contractual rates as rental income.

We have also phased out the PPA contracts and no longer execute PPA contract since September 2021. There were 94 and 44 active PPA contracts for the periods ended December 31, 2023 and 2024, respectively.

Ancillary services

Manufacturers of photovoltaic panel, inverter, battery, or other strategic partners may periodically contract us to install additional System components, peripheral safety elements, replace defect parts, perform site inspection of the System or other miscellaneous services. The revenue is recognized upon completion of the services required either by the system owners’ acceptance of the work or by providing evidence of work performed to the customers based on their service requirements. In 2024, the Company also provides administrative services to apply for and trade STCs or secure payments from large utility companies that small PV system installers (customers”), who are limited in resource and capability to do so, for fee. The Company recognizes revenue upon completion of the services required either by receipts of proceeds from trading STC or the payments from the companies that our customers contracted with.

Practical Expedients

We have elected to use the following practical expedients as allowed under ASC 606:

(i) Payment terms and conditions vary by contract types, although terms generally include a requirement of prepayment or payment within one year or less, except for PPA lease terms generally extending beyond 12 months, of which monthly billings to customers are payable upon customers’ receipt of respective invoices. We have determined that our contracts with customers generally do not include a significant financing component.

(ii) Costs to obtain a contract with a customer were expensed as incurred when the amortization period would have been one year or less.

Operating leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. We lease an office space with a warehouse area on an annual basis with a pay-as-you-go agreement, which is classified as an operating lease and accounted for both lease and non-lease components as one standalone price.

The lease agreement for the office space is a short-term lease for a period not more than 12 months. Under ASC 842, we elect not to apply the recognition requirements for the lease agreement and recognize the lease payments in profit or loss on a straight-line basis over the lease term.

Government assistances

Government assistances mainly represent subsidies for operating business in a certain industry, jurisdictions, and grants for fulfillment of specified obligations. Government assistances are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, it is recognized as other income over the periods that the related costs, for which it is intended to compensate, are expensed. When the grant relates to an asset, it is recognized as a cost reduction to related asset. We have received government assistances on behalf of our customers in form of small-scale technology certificate (“STC”), cash payments for Service New South Wales, and Government incentives for education grant.

Small-scale technology certificate (“STC”)

Australian Clean Energy Regulator has promulgated Small-Scale Renewable Energy Scheme (“SRES”) to promote and financially incentivize consumers and businesses to install qualified renewable energy small generation unit, including but not limited to solar photovoltaic panels, wind turbines, and hydro systems to supplement energy consumptions, reduce reliance on fossil fuel energy, and create a clean and better environment. Under the SRES, installations of eligible small-scale renewable energy systems are entitled to a number of STCs that can be created per system based on its geographical location, installation date, and the amount of electricity produced in megawatt hours (MWh).

STCs are tradable certificates that consumers or businesses, who have installed the eligible renewable energy small generation unit, can create and trade themselves, or assign the rights to create and trade STCs to a registered agent in exchange for an upfront financial discount off the cost of the System or a cash payment. The majority of system owners prefer to assign the rights to STCs to a registered agent, as receiving an upfront financial benefit is often a simpler process, and faster than creating and trading the certificates independently through the open market or STC clearing houses. The financial incentive provided the system owners to receive STCs is generally based on the market price of STCs at the time of installation, which fluctuates depending on supply and demand.

The Company is an accredited registered agent of Australian Clean Energy Regulator to design, sell and install solar photovoltaic panel systems, and authorized to accept and receive assignments of creating and trading STCs from customers. In the process of proposing, executing, and invoicing a contract of installation of System, we provide a financial discount of the STCs off the total installation cost and subsequently receive the assignment of creating and trading STCs, which is in substance a part of consideration for contract of sales of systems. Upon completion of installation and delivery of the System, we recognize revenue for both receipts of cash payment from the customer and the assignment of creating and trading STCs that are recorded as trade accounts receivable. STCs then are subsequently created and traded on authorized online clearing houses. Proceeds from trading STC are deposited into our bank account or kept with the clearing houses for future acquisitions of inventory materials.

Peak Demand Reduction Scheme (“PDRS”)

The New South Wales State Government of Australia has aimed to reduce peak electricity demand in the state of New South Wales, and launched a new incentive effective on August 1, 2024 to make household batteries more accessible and affordable for New South Wales residents. The new battery incentives become available from November 1, 2024 and can be accessed through approved suppliers for up-front installation cost reduction of a household battery for homes and business with existing photovoltaic solar systems or new photovoltaic solar system and battery installations. Peak times are defined as 2:30 pm to 8:30 pm AEST from November 1 to March 31 each year. A Peak Reduction Certificate (PRC) recognizes 0.1kW of available peak demand reduction capacity averaged over one hour during the peak summer period. PRCs can be traded in the market to produce a financial incentive for reducing demand. Homes and businesses with rooftop solar are able to take advantage of incentives to install power storage battery and connect to a Virtual Power Plant (VPP). These incentives are designed to assist homes and businesses maximizing the use of the solar energy they generate and cut the cost of electricity bills.

Similarly to STC, residential household or business power storage battery owners can assign the rights to PRC to an approved supplier in exchange for an upfront financial discount off the cost of the battery. The Company is an approved supplier of PDRS, and authorized to accept and receive assignments of applying and trading PRCs from customers. In the process of proposing, executing, and invoicing a contract of installation of power storage battery, the Company provides a financial discount of the PRCs off the total installation cost of the power storage battery and subsequently receives the assignment of applying and trading PRCs, which is in substance a part of consideration for contract of sales of Power Storage Batteries. Upon completion of installation and delivery of the battery, the Company recognizes revenue for both receipts of cash payment from the customer and the assignment of applying and trading PRCs that are recorded as trade accounts receivable. PRCs are then subsequently applied and traded on authorized online clearing houses. Proceeds from trading PRC are deposited into the Company’s bank account.

Government incentives for education

This grant is provided by the Australian Apprenticeships Incentives Program to encourage employers to take on Australian Apprentices and to assist with the cost of training.

Goods and Services Tax (“GST”)

Revenues, expenses, and assets are recognized net of GST with a tax rate of 10% for selling or purchasing goods and services, unless the GST incurred is not recoverable from the tax authority. In this case, it is recognized as part of the cost of the acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST. We are allowed to offset qualified input GST paid to suppliers against our output GST liabilities collected from customers. The net amount of GST recoverable from or payable to the tax authority, if any, is included in taxes payables.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities, which are recoverable from or payable to the tax authority, are presented as operating cash flows.

Income taxes

Current income taxes are provided based on income for financial reporting purposes, adjusted for income and expense items which are not taxable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any tax loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates or tax laws is recognized in the statements of operations and comprehensive income in the period the change in tax rates or tax laws is enacted. A valuation allowance is provided to reduce the amount of deferred tax assets, if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

In order to assess uncertain tax positions, we apply a more likely than not threshold and a two-step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining, if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. We recognize interest and penalties, if any, under accrued expenses and other current liabilities on our balance sheet and under other expenses in our statements of operations and comprehensive income. We did not have any significant unrecognized uncertain tax positions.

Our annual revenue is less than AUD $10 million and allowed to use cash accounting method to report and file GST and corporate income tax returns with Australia Tax Office (“ATO”). We had no penalty or interest relating to income taxes for both the years ended December 31, 2023 and 2024. All of our tax returns filed with tax authorities remain subject to examination by ATO.

Recently issued accounting pronouncements.

A list of recent relevant accounting pronouncements is included in “Recent accounting pronouncements” of our Consolidated Financial Statements.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any other third parties. We have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. We do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Tabular Disclosure of Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2024:

	Payment due by period
	($ in AUD)
Contractual Obligations	Total	less than 1 year	2-3 years	4-5 years	more than 5 years
Related party loans	$713,714	$598,429	$115,285	$-	$-
Total	$713,714	$598,429	$115,285	$-	$-

INDUSTRY

This section contains certain estimates and information from publicly available information from different resources, which have not been independently verified by us, the underwriters or any of their respective affiliates or advisers. We have not commissioned any third party to provide us any industry report. The information in such sources may not be consistent with other information compiled in or outside of Australia. The major reports we have relied on include “Clean Energy Australia 2024” report issued by Clean Energy Council Australia (available at https://assets.cleanenergycouncil.org.au/documents/resources/reports/clean-energy-australia/Clean-Energy-Australia-2024.pdf) and “Rooftop Solar and Storage Report H2 2023” report issued by Clean Energy Council Australia (available at https://assets.cleanenergycouncil.org.au/documents/resources/reports/Rooftop-solar-and-storage-report-H2-2023.pdf).

Recent Australian Solar Energy Market and Strong Rooftop Solar Growth

According to the Clean Energy Council’s “Clean Energy Australia” 2024 industry report, in 2023, Australia’s renewable energy sector showcased growth and resilience, continuing its strong performance from previous years. The share of renewable energy in Australia’s total energy generation climbed to 39.4%, up from 35.9% in 2022 and a significant increase from 17% in 2017. The sector added approximately 5.9 GW of new renewable capacity, closely matching the 2021 record. This included 3.1 GW from rooftop solar installations and 2.8 GW from utility-scale projects.

2023 was also a particularly strong year for rooftop solar expansion in Australia. Australia’s world-leading rooftop solar industry continued to flourish. 337,498 solar systems were installed across Australia in 2023, up from 315,499 in 2022. In terms of new renewable capacity added, the rooftop solar sector continued to lead Australia’s clean energy transition, and the utility scale storage sector had its strongest-ever year, offset by a significant slowdown in new financial commitments to large-scale generation projects. A new-record 5.9 GW of renewable capacity was added to the grid in 2023, up from 5 GW in 2022. Of that 5.9 GW, 3.1 GW was provided by rooftop solar and 2.8 GW from utility scale generation. In 2022, rooftop solar provided 2.7 GW and utility scale provided 2.3 GW.

At 3.1 GW, rooftop solar was the largest contributor to Australia’s renewables drive, accounting for 28.5% of all renewable energy and 11.2% of energy generation overall, up from 25.8% and 9.3% respectively in 2022. Approximately 3.7 million Australian households now have rooftop solar PV systems installed, up from approximately 3.4 million at end-of-year 2022. According to SunWiz, November 2023 was the biggest ever month for rooftop capacity installed.

The total number of new rooftop solar installations for 2023 (337,498) went up from 315,499 in 2022. The average size of systems installed continued to trend upwards, too, reaching 9.3 kW compared to 8.7 kW in 2022. The trend towards larger system sizes may begin to plateau as the years go by, as technological advancements allow for more efficient solar panels and inverters, and there is a growing emphasis on optimizing the size of solar installations to match a household’s energy needs. But that trend would represent effective optimization and not be seen as a negative.

New South Wales led the way for installed capacity on a state level – as it did in 2022 – with just over 1 GW: the single-largest state-specific rise in installed rooftop capacity on record. With 970MW of new rooftop solar systems installed in 2023, New South Wales broke the record for the highest annual installed capacity of any state ever recorded. Queensland and Victoria came in second and third place respectively with annual installed capacities of 751 MWand 571 MW. Queensland broke a significant milestone as the first state to reach over a million rooftop PV installations. Only WA and the NT recorded lower levels of rooftop solar capacity added than in 2022, and these dips were small: 276 MW versus 287 MW for WA, and 15.7 MW versus 19.3 MW for NT. The average size of solar systems installed also continued to trend upwards, reaching 9.3 kW compared to 8.7 kW in 2022.In addition, Australian uptake of household batteries continues to grow. The Clean Energy Regulator reported that to the end of September 2023, there had been more than 17,000 battery installations, a 14% increase on the 15,000 reported in the same period in 2022. SunWiz figures for 2023 suggest the total number of storage units installed was approximately 56,000, up from 43,000 in 2022 and 37,000 in 2021, showing that more and more Australians are embracing energy independence.

Rooftop solar accounted for 28.5% of renewable generation in 2023 and 11.2% of energy generation overall. Those figures are both up from 2022 – 25.8% and 9.3% respectively. Collectively, rooftop solar is the second largest source of renewable electricity generation in Australia behind wind energy generation), and the fourth largest source of electricity generation,

Renewable electricity generation in 2023 (all sources)

Renewable energy provided 39.4% of Australia's electricity generation in 2023, up from 35.9% in 2022

Bioenergy
1.4%
Hydro
6.5%
Medium- and large-scale solar
7%
Rooftop solar
11.2%
Wind
13.4%

39.4%
Black coal
39.3%
Brown coal
13.4%
Gas
7.3%
Non-metered fossil fuels
0.5%
Liquids
0%

(Source: Clean Energy Australia 2024 industry report)

A highlight of the year was the record-breaking financial commitment to large-scale storage, reaching $4.9 billion—a remarkable 158% increase from the previous year. However, new investments in utility-scale generation faced challenges, slowing to $1.5 billion due to a constrained grid and slow planning processes.

To meet the Australian Federal Government’s ambitious target of 82% renewables by 2030, Australia’s Energy Market Operator (AEMO) indicated a need for at least 6 GW of new utility-scale generation annually. The expansion of the Capacity Investment Scheme, designed to support the addition of 23 GW of new renewable capacity by 2027, is expected to drive future growth. As Australia continues its journey towards a clean energy future, leveraging policy ambitions and addressing investment challenges will be key to achieving transformative progress in the sector.

Different states in Australia also have different renewable energy penetration as proportion of generation.

Renewable energy penetration by state as proportion of generation

100
80
60
40
20
0
30.7% 35.5%
22.6% 27.5%
71.5% 76.8%
99.1% 99.4%
36.8% 39.6%
35.2% 35.1%
35.9% 39.4%
NSW
QLD
SA
TAS
VIC
WA
National*
2022
2023
* excl. NT and minor grids

(Source: Clean Energy Australia 2024 industry report)

Small-Scale Renewable Energy

The Clean Energy Council also reported that in 2023, the Australian rooftop solar sector continued to grow, marking an increase in installations and capacity. The number of rooftop solar installations rose to 337,498, up from 315,499 in 2022, demonstrating a continued consumer shift towards solar energy. The capacity added from rooftop solar installations reached 3.1 GW, an increase from the previous year’s 2.7 GW. Additionally, over 56,000 household battery systems were installed, up from over 43,000 in 2022. By the end of September 2023, more than 17,000 battery installations had been reported, a 14% increase from the 15,000 reported in the same period in 2022. This growing adoption of energy storage solutions underscores Australians’ increasing inclination towards energy independence and the effectiveness of solar in mitigating rising electricity costs.

Large-Scale Renewable Energy

The large-scale renewable sector saw a mixed performance in 2023. A total of 2.8 GW of capacity was added from 22 completed projects, up from 2.3 GW in 2022. This growth includes both solar and wind farms, with 15 solar farms and 7 wind farms contributing to the total. The largest projects were Neoen’s 400 MW Western Downs Green Power Hub and ACEN Australia’s 400 MW New England Solar Farm Stage 1. Despite the added capacity, there was a notable slowdown in new financial commitments, which fell to $1.5 billion from $6.5 billion in 2022. The large-scale solar sector added 1.9 GW of capacity, a significant increase from 860 MW in 2022, reflecting its growing contribution to Australia’s renewable energy generation. Wind farms continued to play a leading role, providing 33.2% of Australia’s renewable generation and 13.2% of overall electricity generation.

Large-Scale Solar (Systems Larger than 5 MW)

Among the various forms of large-scale renewable energy, large-scale solar warrants further introduction. According to the Clean Energy Council, in 2023, Australia’s large-scale solar sector saw a resurgence, reversing a three-year decline in both the number of projects and total capacity added. Fourteen large-scale solar projects were commissioned, contributing 1.9 GW of new capacity to the grid—more than double the 841 MW added in 2022. This growth marks a significant recovery from the previous year and signals renewed momentum in large-scale solar development. Queensland emerged as the leading state in 2023, commissioning five of the 14 projects with a combined capacity of 860 MW. New South Wales followed closely with three projects, totalling 609 MW, including the New England Solar Farm Stage 1, one of the joint-largest solar farms in Australia at 400 MW. This project, along with Neoen’s Western Downs Green Power Hub in Queensland, highlights the scale and ambition of recent developments in the sector.

However, despite the uptick in completed projects, financial commitments to new large-scale solar projects have seen a concerning decline. In 2023, seven large-scale solar projects reached financial close, totalling 912 MW, down from 10 projects and 1.5 GW in 2022. This decrease reflects broader challenges in the investment landscape, with new commitments dropping to $912 million, compared to $1.5 billion in 2022. The slowdown in new financial commitments is a pressing concern, as it underscores the need for stronger policy mechanisms to drive investment. The Australian Federal Government’s expansion of the Capacity Investment Scheme, announced in late 2023, is anticipated to play a critical role in stimulating the necessary investment to meet Australia’s ambitious renewable energy targets.

(Source: Clean Energy Australia 2024 industry report)

Storage and Investment

The large-scale storage sector in Australia showed healthy growth in 2023. There were 27 large-scale energy storage projects under construction at the end of the year, compared to 19 in 2022, with a combined capacity of 5 GW / 11 GWh, a substantial increase from 1.4 GW / 2 GWh in the previous year. Noteworthy projects include the 850 MW / 1,680 MWh Waratah Super Battery in New South Wales, and the 150 MW / 300 MWh Riverina Energy Storage System. The year also saw unprecedented investment in storage, reaching $4.9 billion, including hybrid projects, compared to $1.9 billion in 2022. This investment boost reflects the critical role of storage in supporting the energy grid and accommodating increasing renewable energy inputs.

Cumulative investment in generation projects by state ($M)

50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5000
0
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
2017 2018 2019 2020 2021 2022 2023
NSW NT SA QLD VIC TAS WA

(Source: Clean Energy Australia 2024 industry report)

Industry Support and Challenges

The introduction of the New Energy Tech Consumer Code (NETCC), a voluntary code of conducts designed to protect consumers when buying new energy tech products and services in Australia, in February 2023 marked a significant development in consumer protection, expanding beyond solar to cover a broader range of new energy technologies. The program, which succeeded the Approved Solar Retailer (ASR) program, received 412 applications from businesses, of which 356 were approved. By the end of 2023, 1,572 companies were participating in NETCC. The Clean Energy Council also continued its compliance activities under the NETCC, opening 168 cases and taking compliance action in 29 instances. The ASR program concluded in July 2023, with 117 complaints received and 177 cases closed, 39 of which resulted in compliance actions.

Outlook

Looking ahead, the renewable energy sector in Australia faces both opportunities and challenges. While the addition of new capacity and the expansion of storage infrastructure are promising, the significant slowdown in new financial commitments and the decrease in investment in large-scale renewables highlight potential hurdles. The Federal Government’s expanded Capacity Investment Scheme aims to address these issues by incentivizing new financial commitments and accelerating the deployment of large-scale renewables. Furthermore, efforts such as the Connection Reform Initiative (CRI) are underway to improve the connection process for new renewable energy plants, enhancing investment certainty and operational efficiency.

BUSINESS

Overview

Green Solar Energy Limited is a BVI business company limited by shares incorporated under the laws of the British Virgin Islands in March 2021, and which acts as a holding company for the group. The Company conducts its business through its wholly-owned subsidiary, Green IOT Pty Ltd. (“Green IOT”) in New South Wales, Australia. Through Green IOT, Green Solar engages in the business of distributing and providing installation services in connection with solar photovoltaic (“PV”) energy systems, energy storage battery systems, and general energy services in each state and territory in Australia. We also conduct business in connection with the design, supply, installation, and maintenance of the PV systems for customers in residential and commercial compounds.

Green IOT is a rooftop photovoltaic solar energy system and energy storage battery system project management and engineering company. Green IOT works with businesses and various influential organizations in the industry, and has received certifications including for Certified Installer for Tesla Powerwall. The Company is engaged in the design, installation and maintenance of the rooftop photovoltaic solar energy system and energy storage battery system to residential and commercial customers in the regions of New South Wales, Queensland, South Australia, Victoria, and Australian Capital Territory. The Company acquires customers directly through its sale force and relationships with various solar and strategic partners. The Company also contracts with electrical companies, manufacturing companies of photovoltaic equipment, and utility related entities to provide installation service of photovoltaic energy systems along with ancillary services to their residential and commercial customers. The Company installs PV systems on its customers’ homes or commercial buildings to provide utility cost savings and revenue generation with the solar power generated by the photovoltaic solar energy systems.

Introduction to the PV Business

The typical residential or small commercial building solar energy system includes solar modules, an inverter, equipment to mount the modules on a building’s roof, and a performance monitoring system that tracks electricity production. The solar modules collect energy from the sun and turn it into electricity, which is passed through the inverter and converted into a form that can be used directly to power a home or commercial building or transmitted into the electrical grid or stored in batteries for later use. The vast majority of residential solar energy systems are connected to the electricity grid (or “grid-tied”). When solar modules are producing more electricity than needed, the excess is fed back into the power grid, and when more electricity is needed than the solar modules are producing, power is drawn from the electric grid. Credits are often given on the utility bill for electricity sent to the grid, which process is known as “net metering”.

The following are the principal components of a home solar power system:

●	Solar modules

●	Solar inverter

●	Solar racking

●	Solar performance monitoring and maintenance

●	Solar energy storage

Solar modules

A solar cell or photo-voltaic (“PV”) cell is a solar cell, or photovoltaic cell, which is an electronic device that converts the energy of light directly into electricity by the photovoltaic effect. Solar cells are used to manufacture a Solar Module. A solar module, or photo-voltaic module, is an assembly of photo-voltaic cells mounted in a rigid metal frame for installation. Solar modules use sunlight as a source of energy and generate direct current electricity, a system of PV modules is called an array. Arrays of a PV system supply solar electricity to electrical equipment, the solar modules are the key elements of a solar energy power system, and have the essential distinguishing attributes of efficiency, cost, warranty, and technology type.

The two types of solar modules most suitable for residential solar installations are monocrystalline and polycrystalline modules. These perform similarly, although the monocrystalline is slightly more efficient and a little more expensive. The number and placement of solar modules depend on:

●	The system owner’s energy requirements

●	Usable roof surface area

●	Climate

●	Peak sunlight in your location

●	Efficiency rating of the solar modules

●	Whether net metering is available

A professional solar installer can help calculate the number of solar modules to create the most cost-effective system, and online calculators are also available for this purpose.

Solar inverter

An inverter converts direct current (DC) electricity generated by the solar module into alternating current (AC) electricity for use in a home or building or transmission to the electrical grid. DC electricity is maintained at constant voltage in one direction, and AC electricity flows in both directions in the circuit as the voltage changes from positive to negative. Inverters are just one example of a class of devices called power electronics that regulate the flow of electrical power, and come in three types:

●	String or centralized inverters: These are connected to multiple modules and are the least expensive, but can be inefficient because there is potential production loss if there is shading on the roof, which can cause the entire string of modules to turn off

●	Microinverters: These inverters are more expensive, but generally result in a more efficient overall solar system. They are attached to each solar module, allowing for smooth operation, even when some modules are shaded

●	Power optimizers: Installed in each module, power optimizers optimize the DC output of each PV module, which then transmits to a string inverter for conversion to AC power. They are less expensive than micro inverters, but slightly more expensive than string inverters

Solar racking

Also called PV mounting systems, a solar racking system is used to safely affix solar modules to various surfaces such as roofs, building facades, or the ground, and is designed to easily be retrofitted to existing rooftops and structures. Solar modules are not attached to the roof directly, but are mounted on racking systems, which are attached to the roof and angled for the optimal degree of sun exposure.

The inverter, racking, connections and wiring are known as the “balance of system.”

Solar performance monitoring

Solar power system performance monitoring is used for several purposes, to creating a performance baseline, failure detection, and scheduling service and cleaning. A monitoring system shows how much electricity the solar power system is generating per hour, per day, or per year.

An online monitoring and maintenance system is contained in a cloud-based software that collects data from hardware, such as optimizers, inverters, or energy storage battery systems installed at customer’s site. The data are transmitted to the cloud-based software through a cellular network or local internet, then the data and system status information will be further analyzed by the software, and information is presented, selectively, to the end users, installers, or regional distributors. Some sophisticated software can remotely perform equipment diagnostics and solve technical issues.

Solar energy storage battery

Batteries can be used to store energy produced by solar modules for later use, and some solar batteries are integrated with built-in, two-way inverters that can be connected directly to a customer’s electrical system. When solar modules are producing more electricity than needed, the excess energy can be used to charge batteries, which can then provide power when the solar modules are not producing electricity. Power is sent to the grid only when the battery is fully charged, and batteries also offer short-term backup power during a power outage.

Government Regulations, Incentives, and Subsidies in Australia

We hold all required licenses for roofing and solar product installation in the states and localities in which we operate.

We must comply with various federal and state laws and regulations, including Work Health and Safety (WHS) regulations, which cover the installation of solar panels as construction work. This means preparing safe work method statements and adhering to safety regulations concerning work at heights, electrical risks, and manual handling.

Federal and state governments, as well as local councils and utilities, provide various incentives to promote solar energy. These include rebates, tax credits, and other financial incentives such as Small-scale Technology Certificates (STCs), which lower the cost of solar systems for consumers. However, these incentives can expire, be reduced, or be terminated based on policy changes or funding limits, which could significantly affect the cost and demand for solar energy systems.

The market for solar energy systems is heavily influenced by government regulations and policies related to the electricity utility industry, including policies adopted by electricity utilities. The regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. For example, a majority of states have a regulatory policy known as net energy metering, or “net metering”, which allows customers to offset their utility electricity purchases with the energy generated by their solar systems, can impact the financial viability of solar installations. Changes to these policies, such as reduced credits for exported electricity or the imposition of fixed charges, can affect the attractiveness of solar energy systems to consumers. Such regulations and policies have been modified in the past and may be modified in the future in ways that can restrict the interconnection of solar energy systems and deter purchases of solar energy systems by customers.

Green Solar’s Business

Green Solar, through Green IOT, is engaged in the business of rooftop solar energy system and energy storage battery system distribution and installation business. We offer end-to-end clean energy solutions for residential and small commercial clients. We believe our experience and expertise in the industry, together with our existing relations with customers, will allow us to form a complete value chain of residential and small commercial building PV system requirements in an expanding market consistent with the trend to adopt more clean energy in utilities. We can review the whole value chain for opportunities to lower costs and improve performance for our customers.

Market and Industry

The solar energy industry is experiencing significant growth driven by increasing demand for renewable energy sources and advancements in solar technology. The residential and commercial solar markets in Australia are highly fragmented, with numerous local installers and varying regulations across different states and municipalities. This creates opportunities for companies like Green Solar Energy to differentiate themselves through expertise, quality, and customer service.

Competitive Strengths

●	Quality and Reliability: We deliver high-quality solar installations and reliable products to our clients. Customers appreciate our warranties, product durability, and long-term performance. We have maintained a strong track record in Australia for many years.

●	Installation Expertise: Our efficient and professional installation teams ensure customer satisfaction. We excel in project management, safety protocols, and timely execution, giving us a competitive advantage.

●	Pricing and Financing Options: We offer competitive pricing and flexible financing models that attract customers. Our low-interest finance payment plans make solar energy more accessible and affordable.

●	Customer Service and Support: Our excellent customer service builds trust and loyalty with our clients. We provide ongoing support, maintenance, and responsive communication, fostering a positive reputation.

●	Local Presence and Reputation: Our active involvement in the local community and positive reviews enhance our credibility. Word-of-mouth referrals and local partnerships strengthen our competitive position.

●	Eco-Friendly Branding: We emphasize sustainability, environmental impact, and clean energy, resonating with eco-conscious consumers. Our branding effectively communicates and strengthens this message.

Rooftop Solar System and Energy Storage Battery System Distribution and Installation Business

Through Green IOT’s business of distributing and installing rooftop solar energy systems for residents and small businesses, Green Solar services both businesses (“B2B”) and consumers (“B2C”) across the Australian continent, and has established long-term client relationships and professional reputation in the industry.

B2B

In our B2B business, we work closely with our business partners in Australia. Our relationship with business partners allows us to obtain recurring work on contracts from such partners. Typically, for our B2B relationships, we enter into referral agreements on non-exclusive basis with our business partners to receive referrals for solar and battery installation business. Our business partners promote different solar, battery and carbon neutral plans and offer “buy now and pay later” products on the market. Once our business partners enter into an agreement with their end-user clients, they will notify us of the opportunity. Upon receipt of such notice from our business partners, we will conduct a site inspection to decide whether the subject solar and/or battery storage system can be installed. If we decide to pursue the particular installation projection, we will enter into a Renewable Energy Product System Sale-Purchase Agreement with our business partners and customers. Considering a multitude of factors, including roofing designs and the overall construction schedule, we coordinate materials to be delivered to the work locations, and deploy our installation teams to conduct the roofing and installation projects. After we complete the project, we will invoice our business partners and customers for such project.

We also conduct direct marketing programs to serve commercial buildings directly.

The residential and small commercial building developer rooftop solar products business in Australia is a fragmented, localized industry. The process of bidding, clearing, and billing projects can vary meaningfully between municipalities within a state due to local licensing, safety, environmental, and building code requirements, which factors act as impediments to entering new markets, and typically results in each local market having a limited number of installers with stable gross margins within each local market. The availability of trained rooftop solar workers also affects local market margins, and, in markets with higher living costs, such as New South Wales, workers are more scarce and gross margins are over 30%. In contrast, in markets with lower living costs and more available workers, such as Queensland, margins are approximately 20%.

Within each local market, rooftop solar companies compete based upon their ability to:

●	provide the working capital for construction, as they need to first purchase materials and labor, then issue milestone-based or periodic billings according to their contracts, which typically have 45-to-60-day payment terms;

●	negotiate better payment terms with suppliers, including credit terms, which typically are 30 to 60 days, and potential discounts;

●	attract skilled workers, who need specialized training in safety and materials handling, construction activities are seasonal, and roofing companies compete with each other or other construction trades, in general, in the warmer, dryer seasons to complete jobs on schedule; and

●	attract managers to oversee workers, the timeliness and quality of work, and safety issues.

Green Solar’s value proposition to its B2B clients is:

●	Cost-Effective Solutions. By leveraging economies of scale, Green Solar can offer competitive pricing, making solar energy more affordable for businesses.

●	Customer-Centric Approach. With a strong commitment to a customer-centric approach, we deliver excellent service, including personalized consultations and support throughout the installation process, to foster strong client relationships.

●	Comprehensive Warranties. Long-term warranties on our products and services are provided to ensure clients have peace of mind, knowing their investment is well protected.

●	Flexible Financing Options. Our flexible financing options, including green loans and zero-interest payment plans, facilitate easier investments in solar systems for businesses.

●	Local Expertise. With a strong presence in local markets, Green Solar can offer tailored solutions that meet specific regional needs and regulations.

●	Transparency as part of a public company. Upon the effectiveness of this offering, we will be a public company and believe that our transparency as a public company, compared with smaller privately owned local competitors, will help us procure new contracts.

B2C

Green Solar’s business includes sales of roof-top solar energy systems, energy storage battery systems, and EV chargers for homeowners. Since June 2019, Green Solar has built a team that includes sales, designers, permitters, project coordinators and customer service workers. We employ the same installers, superintendents, facilities, and vehicles and equipment as we dispatch for our B2C services in states in which our B2B business already operates.

For residential customers, we work most frequently with various types of home-owners. Based on their existing roofing designs, we bid for and work on various installation contracts, and similarly coordinate the delivery of materials to work locations and provide personnel to complete the installation or maintenance work in a similar manner as is applicable with our business clients.

The home building industry places a high emphasis on long-term relationships, timely delivery of parts and services, and the provision of high-quality parts and services for securing recurring contracts and revenues. We offer our customers of our solar products a full range of services, including design, system engineering, procurement, permitting, construction, warranty, provide grid-connection, system monitoring and system maintenance; we obtain interconnection permission from the applicable local primary electric utility for grid connection. Depending on the size of the solar energy system and local law requirements, interconnection permission is provided by the local utility to us or our customer. Interconnection permissions are typically issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over net energy metering procedures, and no additional regulatory approvals are typically required once interconnection permission is given.

Green Solar has extensive knowledge and experience with rooftop systems, enabling us to minimize the risks of defective designs or improper installations and to expand our addressable market and margin opportunities. A roof might be unable to support the weight of a solar system, or its installation might cause leaks. As we are responsible for all relevant considerations of this nature, our customers are spared of the trouble of confirming the distribution of responsibilities between the roofer and the solar installer regarding the proper installation of the solar systems.

Green Solar’s value proposition to its B2C clients is to offer:

●	Combined roof and solar technical expertise: We understand the structural issues involved in mounting solar modules on a roof and can appropriately evaluate and design the new roof or solar system.

●	Provide solar panels, solar inverters, and solar batteries: Our competitive strength has become more important in our marketing and sales with the increased demand for storage units due to recent extreme weather in New South Wales and Queensland and the increased adoption of EVs.

We plan to improve Green Solar’s financial performance by:

●	Strategic Planning: Develop a roadmap for long-term goals, allocate resources, and continuously review our strategy to keep up with market demand.

●	Data-Driven Decision-Making: Leverage data analysis to make informed business decisions. Use customer relationship management (CRM) and professional services automation (PSA) software for insights.

●	Process Optimization: Map existing workflows, identify inefficiencies, and automate best practices. Continuously monitor and update our business processes for optimal results.

●	Financial Management: Regularly assess income, expenses, and cash flow. Monitor key financial metrics to drive profitability and long-term growth.

●	Sales and CRM: Utilize CRM tools to enhance customer experience, target marketing campaigns, and foster stronger client relationships.

Power Purchase Agreement (“PPA”)

Previously, we entered into solar power purchase agreements with our customers. A PPA is a lease agreement where we arrange for the design, permitting, financing and installation of a solar energy system on a customer’s property at little to or no cost to the customer. We sell the power generated to the host customer (the property owner) at a fixed rate that is typically lower than the local utility’s retail rate. This lower electricity price serves to offset the customer’s purchase of electricity from the grid while the customer receives the income from these sales of surplus solar electricity, as well as any tax credits and other incentives generated from the solar energy system. PPAs typically range from 2 to 7 years, and we remain responsible for the operation and maintenance of the system for the duration of the agreement. We have ceased offering PPAs to our customers since September 2021 and have no plan to relaunch this program in the future.

Ancillary Services

Manufacturers of photovoltaic panels, inverters, batteries, or other strategic partners may periodically contract with the Company to install additional System components, peripheral safety elements, replace defect parts, perform site inspections of the System or provide other miscellaneous services. Residential or commercial customers may also contract with us to provide similar services. Particularly, we have expanded our services to encompass the integration and installation of solar energy powered systems with high-power consumption appliances, such as electric vehicle chargers, heat pumps for swimming pools, household hot water systems, and duct air conditioners. Revenue is recognized upon completion of the services required and accepted by the end users of the services. In 2024, we newly offered administrative services to secure payments from large utility companies and apply for and trade STCs to our peers, who have limited resource to do so.

Corporate Information

Properties and Equipment

The following table sets forth certain information relating to our leased properties:

Premises	Nature of Use	Terms of Use	Area Occupied (sq ft)
27/14 Loyalty Road, North Rocks NSW 2151	Office and Warehouse	Leased for a term from October 1, 2024 to September 30, 2025. Rent is AUD$59,904 + GST[1] annual rate.	1,895

[1]	Goods and Services Tax (GST) in Australia is a broad-based tax of 10% on most goods, services, and other items sold or consumed in the country.

Regulatory and Environmental Compliance

We are subject to various federal, state, local, and international laws and regulations, and are often subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, and other matters. We are also subject to regulatory oversight and liability if we fail to operate our PV solar power systems in compliance with applicable renewable energy law, electric business law, and project permits and approvals. The impact of these laws and requirements may increase our overall costs and may delay, prevent, or increase the cost of manufacturing PV modules. We comply with all applicable federal, state, and local environmental regulations. Our installation processes are designed to minimize environmental impact, and we continuously monitor and improve our practices to ensure compliance with the highest standards.

Sales and Marketing

We plan to sell and install solar systems modules under short-term contracts and by spot market sales. We also plan to devote significant resources to developing solar module customers and a stable end-user customer base through establishing diversified sales channels comprising project developers, system integrators, distributors and sales agents and diversified marketing activities, including advertising on major industry publications, attending trade shows and exhibits worldwide as well as providing high quality services to our customers.

Quality Control

We conduct systematic inspections of incoming raw materials. We have formulated and adopted guidelines and continue to devote efforts to developing and improving our inspection measures and standards on raw materials and production of solar modules. We conduct a final quality check before packing to ensure that our products meet all our internal standards and customers’ specifications and provide periodic training to our employees to ensure the effectiveness of our quality control procedures. We have a dedicated team overseeing our quality control processes and have established operation management and project-based customer service teams, aiming to supervise the whole installation process and service our customers in a timely manner, who work collaboratively with our sales team to provide customer support and after-sale services. We emphasize gathering customer feedback for our products and addressing customer concerns in a timely manner.

Seasonality

Demand for solar power products tends to be weaker during the winter months partly due to adverse weather conditions in certain regions, which complicates the installation of solar power systems. Our quarterly operating results may vary based on the seasonality of industry demand for solar power products.

Suppliers

Green IOT purchases its products from quality manufacturers that offer attractive products which generally allow us to sell at higher gross margins. Green IOT purchases solar panels mainly from Blue Sun Group Pty Ltd., Austra Energy Group Pty Ltd., TLE Electrical, One Stop Warehouse Pty Ltd., Solar Juice Pty Ltd., and Raystech NSW Pty Ltd., inverters and protection covers mainly from Raystech NSW Pty Ltd, One Stop Warehouse Pty Ltd, and Sol Distribution Pty Ltd., and inverters and battery models mainly from Solar Juice Pty Ltd., One Stop Warehouse Pty Ltd., and Raystech NSW Pty Ltd. Our arrangements with these suppliers ensure we offer high-quality products that meet the diverse needs of our customers. Green IOT actively reviews its product portfolio to discontinue items with low volume, low margins, or poor performance records. We enter into agreements with our suppliers in the ordinary course of business, ensuring a reliable and consistent supply chain. This strategic approach allows us to maintain competitive pricing and deliver exceptional value to our customers.

Intellectual Property

Our success partially depends on our ability to maintain and protect our proprietary technology and to conduct our business without infringing on the proprietary rights of others. We rely on a combination of domain name and confidentiality agreements to protect our intellectual property. With respect to proprietary know-how that is not patentable and processes for which patents are difficult to enforce, we rely on, among other things, trade secret protection and confidentiality agreements to safeguard our interests. All of our research and development personnel have entered into confidentiality and proprietary information agreements with us. These agreements address intellectual property protection issues and require our associates to assign to us all of the inventions, designs and technologies they develop during the course of employment with us. We are not aware of any material infringement of our intellectual property rights.

Domain names

We own the domain name www.greeniot.com.au.

Concentration of Risk

We purchase solar modules, inverters, energy storage battery systems and other system components and instruments from a limited number of suppliers, making us susceptible to quality issues, shortages, and price changes. Our top three suppliers accounted for 15.4%, 11.2%, and 10.2% of our supplies, respectively, in the year ended December 31, 2024. Our top three suppliers accounted for 31.7%, 12.3%, 12.3% of our supplies, respectively, in the year ended December 31, 2023.

We sell our products and services to both B2B and B2C clients. Two business customers, represented 27.08% and 9.52% of our revenue, respectively for the year ended December 31, 2024, and represented 32.86% and 33.28% of our revenue, respectively, for the year ended December 31, 2023. These agreements are non-exclusive and entered into in the ordinary course of business. However, any issues in our business relationships with these customers could significantly impact our revenue.

Customers

Green Solar’s B2C customers are primarily homeowners, while our B2C customers include referral and marketing services that refer clients to us. Although most homeowners install rooftop solar energy systems only once, we provide a comprehensive range of services—including design, system engineering, procurement, permitting, construction, warranty, grid connection, system monitoring, and maintenance. This thorough approach ensures complete client satisfaction and positions us as the preferred choice for recommendations and follow-up maintenance. By managing every detail of the process, from initial design to ongoing system upkeep, we build strong relationships and reinforce our reputation in the industry.

Competitors

Green Solar competes with numerous solar and roofing installation companies that offer products and services similar to ours. Some of these companies have greater financial resources, operational experience, and technical capabilities than us. We compete with other solar installers on pricing, service, and the ability to arrange financing, including through leasing and power purchase agreements (“PPA”). We believe our competitors include notable companies, such as NSEG, which operates across most Australian states and focuses on installing solar systems for residential, commercial, and government organizations, as well as distributing solar and energy efficiency products. As the solar industry remains highly fragmented in Australia, despite NSEG’s broad operations, we believe that its market share is still very low. Green Solar’s commitment to quality and customer satisfaction helps differentiate it in the markets in which it competes.

Effects of Inflationary Pressures and the Russian Invasion of Ukraine and the Unrest in Middle East

Green Solar’s domestic rooftop solar installation business has experienced increased costs for products, such as solar modules, metal and support structures as well as higher labor costs, all of which have impacted Green Solar margins. Green Solar is attempting to pass through some of those higher input costs to our customers, but the installation business is highly competitive and thus, our ability to pass on increased costs to customers is limited.

Green Solar does not conduct business with any companies operating in Ukraine, Russia or the Middle East and we have had no direct supply chain disruptions from that conflict. None of the business lines of Green Solar have experienced any supply chain disruptions, material or otherwise, in connection with Russia’s invasion of Ukraine or the current unrest in the Middle East. We do not expect to experience any future supply chain disruptions relating to either of these conflicts. Specifically,

a.	Green Solar has no plans to suspend the production, purchase, sale, or maintenance of certain items due to a lack of raw materials, parts, or equipment; inventory shortages; closed factories or stores; reduced headcount; or delayed projects;

b.	Green Solar has not experienced labor shortages that have impacted its business;

c.	Green Solar has not experienced any cybersecurity attacks that have affected its supply chain;

d.	Green Solar has not experienced higher costs due to constrained capacity or increased commodity prices or challenges sourcing materials (e.g., nickel, palladium, neon, cobalt, iron, platinum or other raw material sourced from Russia, Belarus, or Ukraine);

e.	Green Solar has observed a minor impact and decline in demand for its products based on general economic conditions, not directly related to the Russian invasion of Ukraine or the current conflict in the Middle East, however we were able to adjust our supply; and

f.	Green Solar has not been unable to supply products at competitive prices or at all due to export restrictions, sanctions, tariffs, trade barriers, or political or trade tensions among countries or the ongoing invasion; or be exposed to supply chain risk in light of Russia’s invasion of Ukraine, the current conflict in the Middle East, and/or related geopolitical tension or have sought, made or announced plans to “de-globalize” supply chain.

Cybersecurity Risks

A cybersecurity incident to this order can potentially disrupt our operations and its obligations to deliver material deliverables to its customers. To mitigate the risks of a cybersecurity incident, our IT infrastructure and computing for all of its business lines are protected through several layers of security technology. Green Solar uses secure third-party payment platforms and online banking systems for processing transactions and bill payments. These payment gateways are equipped with advanced security features to protect financial data. We also enforce a strict password policy, requiring that each user account—whether for clients or employees—has a unique password. Further, our physical networks are guarded with firewalls and multi-factor authentication protocols. Individual remote access traffic is encrypted with VPN connectivity and workstation endpoints are secured with managed anti-virus solutions. Our employees receive cybersecurity awareness training to better protect our data from potential threats. We also systematically lock-down servers and network hardware in the event of any suspicious activity. We also maintain backup systems for all on premise data collection points and routinely conduct testing for integrity.

We believe these efforts help reduce the risk of a material cybersecurity incident for the Company and its affiliated entities. Our board of directors oversees cybersecurity risks that are presented to the board of directors.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act) and are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or the JOBS Act), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions, and investors might consequently find investing in our ordinary shares less attractive.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (or the Securities Act), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, and we intend to take advantage of this extended transaction period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Technology

We plan to invest in the development and implementation of client relationship management (CRM) and enterprise resource planning (ERP) systems to facilitate the integration and operation of Green Solar’s business, with an emphasis on inventory management. Our ability in Australia to fulfill client orders and track inventory is essential to our success, and we continuously customize and upgrade our CRM/ERP systems.

Employees

The Company has seven full-time employees: None of the employees are unionized. Green Solar does not believe unionization of employees will be a major risk factor in the foreseeable future. All employees are based in Sydney, Australia, subject to potential relocation based on the Company’s needs.

Legal Proceedings

The Company is currently not involved in any ongoing legal proceedings or lawsuits.

MANAGEMENT

Directors, Director Nominees and Officers

Upon consummation of this offering, our directors and executive officers will be as follows:

Name	Age	Position
Qian Sun	37	Chairman of Board of Directors
Wenze Lu	39	Chief Executive Office and Director
Xin Chen	33	Chief Financial Officer
Lili Hu	46	Director
Cheng Gao	45	Director
Yu Zhang	29	Director

Qian Sun, has served as the Chairman of Board of Directors in our Company since April 2024. Ms. Sun previously served as the Chairman of the Board at Flying Height Consulting Services Co., Ltd., a position she held from July 2022 to April 2024. From October 2015 to June 2022, she was the Director of Shanghai Feihan Information Technology Co., Ltd. Prior to that, from June 2015 to September 2015, she served as a recruitment manager at Shanghai Lianying Healthcare Technology Co., Ltd. From October 2010 to May 2015, she served as a recruitment manager at Shunlian Technology (Beijing) Co., Ltd. Earlier, she worked as a Human Resources Supervisor at Shanghai Tongxin Information Technology Consulting Co., Ltd., a subsidiary of Xinhua Finance Group, from June 2008 to October 2010. Ms. Sun received her bachelor of English degree in 2008 from Hohai University.

Wenze Lu, has served as the Director in our Company since April 2024 and our Chief Executive Office since March 2025. Mr. Lu has been a director at Green IOT Pty Ltd. since June 2019. Prior to this role, from October 2018 to November 2020, he was employed as a Commercial Manager at National Broadband Network Australia. Mr. Lu held positions as a Project Manager and a Service Operations Manager at Nokia from December 2015 to October 2018. From November 2010 to November 2015, he worked at Huawei’s Australian branch, serving as a wireless engineer and as a network specialist/service manager. Mr. Lu received a Master of Applied Information Technology from Monash University in Australia in 2010.

Xin Chen, was named as our Chief Financial Officer in March 2025. Prior to this role, from June 2023 to March 2025, Ms. Chen was a Corporate Accountant at Green IOT Pty Ltd. From April 2018 to June 2023, she worked as a Tax Accountant at J M Accounting Pty Ltd. She is a Certified Public Accountant (CPA) in Australia. Ms. Chen received a Master of Professional Accounting from Macquarie University in Australia in December 2017. Ms. Chen received her Bachelor of Financial Management degree from Jinzhong University in June 2014.

Lili Hu, will serve as our independent director upon the effectiveness of this registration statement. Ms. Hu has served as the Chief Financial Officer of Planet Green Holdings Corporation (NYSE American: PLAG) since June 2019. She has over ten years of accounting experience. Ms. Hu has served as the financial director of Xianning Bozhuang Tea Products Co., Ltd., a wholly-owned subsidiary of the Company, since July 2018. From June 2016 to June 2018, Ms. Hu worked as an audit project manager with Hubei Puhua Lixin LLP, an audit firm in Hubei, China. From May 2014 to May 2016, Ms. Hu was a financial manager of Houfu Medical Device Co., Ltd., a medical device company in China. From January 2009 to December 2013, Ms. Hu served as the financial director of Hebei Rentian Gaopeng Mechanical Co., Ltd., a manufacturing company in China. From January 2006 to June 2008, Ms. Hu was the Chief Financial Officer of Hubei Hongfa Telecommunications Co., Ltd., a telecommunications company in China. Ms. Hu graduated from Hubei University of Science and Technology with a major in accounting. Ms. Hu is a Certified Public Accountant in China.

Cheng Gao, will serve as our independent director upon the effectiveness of this registration statement. Mr. Gao has been an independent software consultant since June 2022. Previously, he served as a senior software development engineer in Shanghai Yijin Network Technology Co., Ltd. from March 2021 to June 2022. From November 2017 to March 2021, he served as a senior software development engineer in Shanghai Lianchang Network Technology Co., Ltd. From August 2016 to November 2017, he served as a senior software development engineer in Shanghai Yidian Digital Technology Co., Ltd. From April 2015 to August 2016, he served as an analyst in Shanghai Shanda Network Development Co., Ltd. From December 2012 to December 2014, he served as a senior software development engineer in Shanghai Tingyu Information Technology Co., Ltd. He founded Shanghai Yitong business Co., Ltd. from January 2012 to December 2012. Before that he was a senior software development engineer in Tudou Technology (Beijing) Co., Ltd. from January 2011 to January 2012. From October 2008 to January 2011, he served as a senior software development engineer in Shanghai Wujie Space Information Technology Co., Ltd. From October 2006 to September 2009, he was the director of R&D in Chongqing Visit Technology Co., Ltd. From August 2003 to October 2006, he was a software development engineer in Huawei Technologies Co., Ltd. From July 2002 to August 2003, he was a software development engineer in Shenzhen Xiong Zhen Technology Co., Ltd. Mr. Gao graduated from Luoyang Institute of Technology with a major in Engineering in July 2002.

Yu Zhang, will serve as our independent director upon the effectiveness of this registration statement. Mr. Zhang has been an independent software consultant since May 2023. From July 2018 to April 2023, he worked as a software development engineer in Yunnan Yuetu Technology Co., Ltd. Mr. Zhang graduated from Southwest Forestry University with a major in Electronic Engineering in July 2018.

Family Relationships

None of our directors, director nominees or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors, two of whom are executive directors and three of whom are independent directors who will be appointed immediately prior to the listing of our ordinary shares on Nasdaq. A director is not required to hold any shares in our Company to qualify to serve as a director. A director may vote with respect to any contract, transaction, or arrangement in which he or she is materially interested provided the nature of the interest is disclosed prior to its consideration and as long as he has not been disqualified by the chairman of the relevant board meeting. Our board of directors may exercise all of the powers of our Company to borrow money, to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whether outright or as security for any debt, liability or obligation of our Company or of any third-party. None of our directors has a service contract with us that provides for benefits upon termination of service.

A majority of our directors and executive officers are residents of jurisdictions other than the United States and most of their assets are located outside the United States. Wenze Lu, our Chief Executive Officer, and Xin Chen, our Chief Financial Officer, are residents of Australia and our other directors and officers are located in China. Consequently it might be difficult for a shareholder to effect service of process within the United States upon these individuals, to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Duties of Directors

Under British Virgin Islands law, our directors have a statutory duty to act honestly in good faith and in what they reasonably believe to be the Company’s best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonably prudent director would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must exercise their powers for a proper purpose and in compliance with our memorandum and articles of association, as amended and restated from time to time and with the Companies Act. A shareholder has the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	conducting and managing the business of our Company;

●	representing our Company in contracts and deals;

●	appointing attorneys for our Company;

●	select senior management such as managing directors and executive directors;

●	providing employee benefits and pension;

●	managing our company’s finance and bank accounts;

●	exercising the borrowing powers of our company and mortgaging the property of our Company; and

●	exercising any other powers conferred by the shareholders meetings or under our memorandum and articles of association, as amended and restated from time to time.

Terms of Directors and Officers

Our directors hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; or (ii) dies or is found by our Company to be or becomes of unsound mind. The compensation of our directors is determined by the board of directors. There is no mandatory retirement age for directors. Our officers are elected by and serve at the discretion of the board of directors.

Executive Officer and Director Compensation

In 2023 and 2024, we did not pay cash compensation or benefits in kind to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

Labor Contracts

We have entered into labor contracts with our executive officers. Each of our executive officers is employed for a specified time period. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a prior written notice.

Each executive officer has agreed to hold, both during and after the labor contract expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information. Each executive officer has also agreed to assign to our group all his or her all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, concepts and trade secrets.

Board Committees and Practices

Our board of directors shall consist of five directors, three of whom shall be considered “independent” as that term is used in the Nasdaq corporate governance rules.

A director may be removed by an ordinary resolution. The office of a director shall be vacated if (a) he gives notice in writing to our Company that he resigns the office of director; or (b) he absents himself from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or (c) he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or (d) he is found to be or becomes of unsound mind; or (e) all the other directors (being not less than two in number) resolve that he should be removed as a director. A director so elected or appointed shall hold office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may vote in respect of any transaction or contract in which the director is interested, provided that such director has disclosed the nature of his interest in any such transaction or contract at or prior to its consideration and any vote thereon.

Committees of our board of directors

Immediately upon the effectiveness of our registration statement of which this prospectus forms a part, we will establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and we will adopt a charter for each of these committees. These committees’ members and functions are briefly described below.

Audit Committee

When established, Ms. Lili Hu, Mr. Cheng Gao and Mr. Yu Zhang each of whom meets the independence standards of Nasdaq and the SEC, shall serve on our Audit Committee. Ms. Lili Hu shall serve as Chairman of the Audit Committee and as our Audit Committee financial expert as defined by the rules and regulations of the SEC and Nasdaq. The responsibilities of our Audit Committee will include, among other things:

●	Appointing, and overseeing the work of our independent auditors, approving the compensation of our independent auditors, and, if appropriate, discharging our independent auditors;

●	Pre-approving engagements of our independent auditors to render audit services and/or establishing pre-approval policies and procedures for such engagements and pre-approving any non-audit services proposed to be provided to us by our independent auditors;

●	Discussing with management and our independent auditors significant financial reporting issues raised and judgments made in connection with the preparation of our financial statements;

●	Reviewing and discussing reports from our independent auditors on (1) the major critical accounting policies to be used, (2) significant alternative treatments of financial information within the U.S. generally accepted accounting principles, or GAAP, that have been discussed with management, (3) ramifications of the use of such alternative disclosures and treatments, and (4) other material written communications between our independent auditors and management;

●	Resolving any disagreements between management and our independent auditors regarding financial reporting;

●	Establishing procedures for receiving, retaining and treating any complaints we receive regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

●	Reporting regularly to the full board of directors.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Ms. Lili Hu, Mr. Cheng Gao and Mr. Yu Zhang, and Mr. Cheng Gao shall serve as the Chairman of the Nominating and Corporate Governance Committee. We have determined that each of these directors satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	Recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	Reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●	Resolving any disagreements between management and our independent auditors regarding financial reporting;

●	Selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	Developing and reviewing at least annually the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices.

Compensation Committee

When established, Ms. Lili Hu, Mr. Cheng Gao and Mr. Yu Zhang, each of whom meets the independence standards of Nasdaq and the SEC, shall serve on our Compensation Committee. Mr. Yu Zhang shall serve as the Chairman of the Compensation Committee. The Compensation Committee assists the board of directors in reviewing and approving the compensation structure of our directors and officers, including all forms of compensation to be provided to our directors and officers. The responsibilities of our Compensation Committee include, among other things:

●	Reviewing and recommending to our board of directors with respect to the total compensation package for our executive officers;

●	Reviewing and recommending to our board of directors with respect to director compensation, including equity-based compensation; and

●	Reviewing periodically and recommending to the board of directors with respect to any long term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the British Virgin Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow British Virgin Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K, which will be applicable to all of our directors, officers and employees, (ii) and Insider Trading Policy that applies to our directors, officers, and employees, and (iii) an Executive Compensation Recovery Policy that applies to our executive officers, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). The Policies will become effective upon the effectiveness of the registration statement of which this prospectus is a part. In addition, following the effectiveness of the registration statement of which this prospectus is a part, a current copy of the Policies will be posted on the Corporate Governance section of our website, which is located at https://www.greeniot.com.au. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the Policies, and any waivers of the Policies for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

●	each of our officers, directors and director nominees that beneficially own ordinary shares; and

●	all our officers, directors and director nominees as a group.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have or share the voting and investment power with respect to all shares shown as beneficially owned by them. The number of our shares used in calculating the percentage for each listed person includes any options exercisable by such person within 60 days after the date of this prospectus but excludes unvested restricted shares that will not vest within 60 days after the date of this prospectus.

The percentage of beneficial ownership prior to this offering for holders of ordinary shares is based on 13,200,000 ordinary shares issued and outstanding as of the date of this prospectus. On all matters subject to voting at general meetings of the company, the holders of ordinary shares are entitled to one vote per share.

	Ordinary shares beneficially owned prior to this offering**				Ordinary shares beneficially owned after this offering**
	Class A ordinary shares	Class B ordinary shares	Percentage of beneficial ownership (of total Class A and Class B ordinary shares)	Percentage of total voting power before this offering	Class A ordinary shares	Class B ordinary shares	Percentage of beneficial ownership (of total Class A and Class B ordinary shares)	Percentage of total voting power after this offering***
Directors and Executive Officers*
Qian Sun(1)	-	3,600,000	27.27%	49.90%	-	3,600,000	21.24%	48.63%
Wenze Lu(2)	-	800,000	6.06%	11.09%	-	800,000	4.72%	10.81%
Xin Chen	-	-	-	-	-	-	-	-
Lili Hu	-	-	-	-	-	-	-	-
Cheng Gao	-	-	-	-	-	-	-	-
Yu Zhang	-	-	-	-	-	-	-	-
All Directors and Executive Officers as a Group	-	4,400,000	33.33%	60.98%	-	4,400,000	25.96%	59.44%
Principal Shareholders:
Focus Partners Corp.(1)	-	3,600,000	27.27%	49.90%	-	3,600,000	21.24%	48.63%
Vivid Imagination Limited(2)	-	800,000	6.06%	11.09%	-	800,000	4.72%	10.81%
We Future Limited(3)	3,300,000	-	25.00%	2.29%	3,300,000	-	19.47%	2.23%
Patriot Management Ltd.(4)	-	2,500,000	18.94%	34.65%	-	2,500,000	14.75%	33.77%

Notes:

*	Except as otherwise indicated below, the business address of our directors and executive officers is 27/14 Loyalty Road North Rocks, NSW 2151, Australia.
**	Beneficial ownership information disclosed herein represents direct and indirect holdings of entities owned, controlled or otherwise affiliated with the applicable holder as determined in accordance with the rules and regulations of the SEC.
***	For each person or group included in this column, percentage of total voting power represents voting power based on both Class A and Class B Shares held by such person or group with respect to all outstanding shares of our Class A and Class B Shares as a single class. Each holder of our Class A Shares is entitled to one vote per share. Each holder of our Class B Shares is entitled to twenty (20) votes per share. Our Class B Shares are convertible at any time by the holder into Class A Shares on a one-for-one basis, while Class A Shares are not convertible into Class B Shares under any circumstances. The Selling Shareholders are under no obligation to sell any shares pursuant to the Resale Prospectus, however, for the purpose of calculating the Class A Shares beneficially owned by them after the offering and the voting power, we assume that the Selling Shareholders will sell all of the Class A Shares offered for sale pursuant to the Resale Prospectus.
(1)	Represents 3,600,000 Class B Shares held of record by Focus Partners Corp., a British Virgin Islands company wholly owned by Qian Sun. The registered address of Focus Partners Corp. is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG 1110, British Virgin Islands.
(2)	Represents 800,000 ordinary shares held of record by Vivid Imagination Limited, a British Virgin Islands company controlled by Wenze Lu. The registered address of Vivid Imagination Limited is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town Tortola, British Virgin Islands.
(3)	Represents 3,300,000 Class A Shares held by We Future Limited, a British Virgin Islands company, which is 37.75% owned by Wei Lu and 62.25% owned by Yazhu Mao. The registered address of We Future Limited is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG 1110, British Virgin Islands.
(4)	Represents 2,500,000 Class B Shares held of record by Patriot Management Ltd., a British Virgin Islands company wholly owned by Ziqiang Zheng. The registered address of Patriot Management Ltd. is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands.

As of the date of this prospectus, none of our ordinary shares is held by record holders in the United States. None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company. See “Description of Securities—History of Securities Issuances” for historical changes in our major shareholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Parties are considered to be related, if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related, if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

In November 2023, PN Renewable Energy Australia Pty Ltd. (“PN”), a related party associated with a director of Green IOT, borrowed AUD $577,500 from the Company, which was without interest and to be fully repaid in three months. The loan was personally guaranteed by the director and recorded as a related party transaction. As of December 31, 2023, the outstanding balance of the loan to PN was AUD $33,000, which was fully repaid in January 2024. Directors of Green IOT made advances to the Company for needed working capital from time to time to support its operations in the past. The advances were unsecured, bearing no interest, and due upon demand. The Company also advances expenses to its directors to pay for anticipated travel and other operating expenses in the near future. As of December 31, 2023, net of advances from and to directors was AUD $43,013 due from directors, which was repaid in 2024. In June 2024, a director advanced the Company AUD $50,000 for working capital, and the entire amount remained outstanding as of December 31, 2024.

In 2023, a director also acquired certain equipment for Green IOT in the amount of AUD $3,750 and was reimbursed for the same in June 2023.

In 2022, the Company issued 13,200,000 common shares to shareholders with share subscription receivable of AUD $20,586.

PN employs licensed electricians, who are qualified to install photovoltaic system, and is a subcontractor of Green IOT performing photovoltaic system installation. For the year ended December 31, 2023, Green IOT subcontracted PN for system installation labor for AUD $60,681 before dissolution of related party, which was transacted at the market prevailing labor cost for installation of photovoltaic system. In November 2023, the contract between Green IOT and PN was dissolved.

As of the date of this prospectus, Focus Partners Corp., a shareholder beneficially owns approximately 27% of ours outstanding shares of Class A and Class B Shares prior to this offering and which is controlled by our Chairman, has agreed to loan us up to USD $1,500,000 to be used for a portion of the expenses of this offering. To pay consulting services for preparation of the Company’s IPO, we borrowed AUD $83,168 and AUD $332,547 in 2023 and 2024, respectively, for IPO related consulting fees and other administrative expenses. We also borrowed AUD $221,336 for the IPO legal fees and investment banking costs as deferred offering costs in the year ended December 31, 2024. As of December 31, 2023 and 2024, the amounts due to related parties were AUD $115,285 and AUD $670,687, respectively, which amount is included in the amounts that will be due under the note. We have borrowed AUD $654,023 in total for the IPO related expenses as of the date of this prospectus since commencement of the IPO planning and preparation. These outstanding loan balances are non-interest bearing, unsecured and are due at the earlier of December 31, 2025 or the closing of this offering. The loan will be repaid upon the closing of this offering.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board of Directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

General

We are a business company with limited liability incorporated under the laws of the British Virgin Islands and our affairs are governed by:

●	our memorandum and articles of association;

●	the BVI Business Companies Act, 2004, which is referred to as the Companies Act below; and

●	the common law of the British Virgin Islands.

Pursuant to our amended and restated memorandum and articles of association, we are authorized to issue an unlimited number of Class A Shares with no par value and 20,000,000 Class B Shares of with no par value. As of the date of this prospectus, there were 6,300,000 Class A Shares outstanding and 6,900,000 Class B Shares outstanding. Because it is only a summary, it may not contain all the information that is important to you.

Upon the closing of this offering, we will have 16,950,000 ordinary shares issued and outstanding (or 17,512,500 ordinary shares if the underwriters exercise in full the option to purchase additional ordinary shares), consisting of 10,050,000 Class A Shares and 6,900,000 Class B Shares (or 10,612,500 Class A Shares and 6,900,000 Class B Shares if the underwriters exercise in full the option to purchase additional ordinary shares).

The following are summaries of material provisions of our Amended Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our share capital.

Memorandum and Articles of Association

Subject to other provisions in the Articles, the shareholders may by ordinary resolution increase, or by special resolution decrease, our authorized share capital and may also by special resolution amend our Memorandum and Articles of Association.

Ordinary shares

General

Our ordinary shares consist of Class A Shares and Class B Shares. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. The ordinary shares are not entitled to any preemptive conversion, subscription or redemption rights. Our shareholders may freely hold and vote their shares.

Conversion

Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary share into Class A ordinary share. In no event shall Class A ordinary share be convertible into Class B ordinary share. Any conversion of Class B Shares into Class A Shares pursuant to our Amended and Restated Memorandum and Articles of Association shall be affected by means of the re-designation and re-classification of each relevant Class B ordinary share as a Class A ordinary share. Any future issuances of Class B Shares may be dilutive to holders of Class A Shares. The conversion of Class B Shares might have impact on holders of Class A Shares, including dilution and reduction in the aggregate voting power of holders of Class A Shares, as well as the potential increase in the relative voting power if any holder of Class B Shares retains its shares.

Voting rights

Holders of our Class A Shares and our Class B Shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our Company. Each Class A ordinary share shall be entitled the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company, and each Class B ordinary share shall be entitled the holder thereof to twenty (20) votes on all matters subject to a vote at general meetings of our Company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our Company and entitled to vote at such general meeting. An annual general meeting may (but shall not be obliged to) hold in each year. The chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to an extraordinary general meeting. Advance notice of at least seven calendar days is required for the convening of any general meeting.

An ordinary resolution to be passed by the shareholders requires the affirmative votes of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, while a special resolution requires the affirmative votes of no less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution is required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increasing our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and canceling any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our Memorandum and Articles of Association and the Companies Act. Dividends may be paid only out of profits, which include net earnings and retained earnings undistributed in prior years, and out of share premium, a concept analogous to paid-in surplus in the United States. No dividend may be declared and paid unless our directors determine that immediately after the payment, we will be able to satisfy our liabilities as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Liquidation

If we were to be liquidated and the assets available for distribution among the shareholders are insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the ordinary shares held by them. If in a winding up the assets available for distribution among the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the liquidation, the surplus shall be distributed among the shareholders in proportion to the par value of the ordinary shares held by them at the commencement of the liquidation, subject to a deduction from those ordinary shares in respect of which there are monies due, of all monies payable to us, without prejudice to the rights of the holders of ordinary shares issued upon special terms and conditions.

If we were to be liquidated the liquidator may, with the approval by a special resolution of the shareholders, divide among the shareholders in species or in kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he/she deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the approval by a special resolution of the shareholders, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the approval by a special resolution of the shareholders shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

Miscellaneous

Share certificates registered in the names of two or more persons are deliverable to any one of them named in the share register and, if two or more such persons tender a vote, the vote of the person whose name first appears in the share register will be accepted to the exclusion of any other.

Transfer of shares

Subject to the restrictions of our Amended and Restated Memorandum and Articles of Association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board of directors may, in its sole discretion, (except with respect to a transfer from an ordinary shareholder to its Affiliate(s)), decline to register any transfer of any ordinary shares which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of ordinary shares; (c) the instrument of transfer is duly and properly signed; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer, it shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

If our Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

Redemption, Repurchase and Surrender of Shares

Subject to the provisions of the Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors, before the issue of such shares, or by an ordinary resolution of our shareholders. Our Company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following the date on which the payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variation of rights of shares

Subject to the Amended and Restated Memorandum and Articles and except as otherwise provided therein, all or any of the special rights attached to any class of our shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time be materially adversely varied with the consent in writing of the holders of at least majority of the issued shares of that class, or a resolution by holders of majority of the shares of that class present in person or by proxy at a separate meeting of the holders of the shares of that class.

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of an amount smaller than that fixed by our memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association with respect to matters to be dealt with by ordinary resolution, we may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares

Our Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Register of Members

Under British Virgin Islands law, we must keep a register of members and there shall be entered therein:

●	the names and addresses of the members of the company and a statement of the number of each class and series of shares held by each member:

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under British Virgin Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of British Virgin Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a British Virgin Islands court for a determination on whether the register of members reflects the correct legal position. Further, the British Virgin Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a British Virgin Islands court.

Inspection of books and records

Holders of our ordinary shares will have no general right under British Virgin Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where you can find more information.”

Differences in Corporate Law

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated memorandum and articles of association and the provisions of applicable British Virgin Islands law, including the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of certain other provisions of the Companies Act and British Virgin Islands law also follows.

We cannot predict whether British Virgin Islands Courts would reach the same conclusions based on a particular set of facts as the U.S. courts would be expected to reach. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction, which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act together with the provisions of our memorandum and articles of association) and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware

Shareholder Meetings

Held at a time and place as determined by the directors.	May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors.

May be held within or outside the British Virgin Islands.	May be held within or without Delaware.

Notice:	Notice:

Under our amended and restated memorandum and articles of association, a copy of the notice of any meeting shall be given not fewer than ten (10) days before the date of the proposed meeting to those persons whose names appear in the register of members on the date the notice is given and are entitled to vote at the meeting.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Shareholders’ Voting Rights

Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the member.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Quorum is fixed by our memorandum and articles of association, to consist of the holder or holders present in person or by proxy entitled to exercise at least one-third of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon.	For stock corporations, the charter or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum.

British Virgin Islands	Delaware

Under our amended and restated memorandum and articles of association, subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.	For non-stock companies, the charter or by-laws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum.

Changes in the rights attaching to the ordinary shares require the approval by way of resolution of a majority of those outstanding ordinary shares attending at the meeting and voting in respect of such resolution.	Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders.

The rights attaching to the preferred shares may be changed by way of a resolution of a majority of the votes attending and voting at the relevant meeting or class meeting.

However, in the case of both the ordinary shares and the preferred shares, the above is subject to any greater majority is required under our amended and restated memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares shall be deemed not to be a variation of the rights of such existing class.

The amended and restated memorandum and articles of association do not provide for cumulative voting in the election of directors	The charter may provide for cumulative voting

All other matters to be decided upon by the shareholders require a majority vote of shareholders who being so entitled attend and vote at the general meeting, unless the Companies Act requires a higher majority. Our amended and restated memorandum and articles of association also may be amended by resolution of directors, including to create the rights, preferences, designations and limitations attaching to any blank check preferred shares.

British Virgin Islands	Delaware

Directors

Board must consist of at least one director.	Board must consist of at least one member.

Maximum and minimum number of directors can be changed by an amendment to the articles of association, with such amendment being passed by a resolution of shareholders or a resolution of directors.	Number of board members shall be fixed by the by-laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter.

Directors are appointed for one year terms by the shareholders (as described under “Directors” below). However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

Directors do not have to be independent.	Directors do not have to be independent.

Under our memorandum and articles of association, a director may be removed from office either (i) with or without cause by a resolution of our shareholders passed by a least 75% of the votes of the ordinary shares entitled to vote or (ii) with cause, by resolution of directors passed at a meeting of directors called for such purpose.	Under the Delaware General Corporation Law, a director may be removed with or without cause by the holders of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Fiduciary Duties

The fiduciary duties of a directors of the BVI have been placed on a statutory footing in the Companies Act. The principle statutory duties of a director are to:	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

(a) act honestly and in good faith with a view to the best interests of the company; and	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

(b) exercise the care, diligence and skill that a reasonable director or officer would exercise in the same circumstances (taking into account (i) the nature of the company (ii), the nature of the decision; and (iii) the position of the director and the nature of the responsibilities undertaken by him).	Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

(c) to exercise powers for a proper purpose and directors shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association

Directors are also under an obligation forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the company, to disclose the interest to the board of the company.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

The Companies Act has not expressly excluded other fiduciary duties that existed at common law, and our directors are also subject to those duties.

British Virgin Islands	Delaware

The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (a) the material facts of the interest of the director in the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of shareholders entitled to vote at a meeting of shareholders or (b) the company received fair value for the transaction.	Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.

Pursuant to the Companies Act, the company’s amended and restated memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:

vote on a matter relating to the transaction;

attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Derivative Actions

Class actions and derivative actions are generally not available to shareholders under British Virgin Islands law. The British Virgin Islands courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum and articles of association. Furthermore, consideration would be given by a British Virgin Islands court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the High Court of the British Virgin Islands, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

Such action shall not be dismissed or compromised without the approval of the Chancery Court.

If we were a Delaware corporation, a shareholder whose shares were cancelled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been cancelled.

As noted above, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act provides for mergers as that expression is understood under United States corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which, with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the Companies Act.

There are no share ownership qualifications for directors.

Meetings of our board of directors may be convened at any time by any of our directors.

A meeting of our board of directors will be quorate if at least a majority of the directors are present or represented by an alternate director. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote. Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of an equality of votes, the chairman of the meeting shall have a second or deciding vote. Our board of directors also may pass resolutions without a meeting by unanimous written consent.

Agents: Our board of directors has the power to appoint any person (whether or not a director or other officer of the company) to be an agent of the Company. Our memorandum and articles of association provide that an agent of the company shall be able to exercise such powers and authorities of the directors (which may include the power to affix the Company’s seal) as the directors may allow when appointing the agent, except that, as stated in our memorandum and articles of association and the Companies Act, no agent shall have be given any power or authority to amend the memorandum or the articles in place of the directors or members; to designate committees of directors; to delegate powers to a committee of directors; to appoint directors; to appoint an agent; to approve a plan of merger, consolidation or arrangement; or to make a declaration of solvency or to approve a liquidation plan. When appointing an agent of the Company, our directors may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent. Our directors may remove an agent and may revoke or vary a power conferred on him.

Indemnification of Directors: Our Amended and Restated Memorandum and Articles of Association provide that, subject to certain limitations, the Company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

Directors and Conflicts of Interest. As noted in the table above, pursuant to the Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits. Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the Company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity, which breaches the Companies Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a member. A shareholder also may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, the British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

●	when considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the costs of the proceedings; and

●	whether an alternative remedy is available.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10%, or fewer of the issued shares of the company required by the holders of 90%, or more of the shares of the company pursuant to the terms of the Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

●	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

●	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the Company.

Compulsory Acquisition: Under the Companies Act, subject to any limitations in a company’s memorandum or articles, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Share Repurchases and Redemptions: As permitted by the Companies Act and our Amended and Restated Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our Amended and Restated Memorandum and Articles of Association and to any applicable requirements imposed from time to time by the SEC, Nasdaq or any other stock exchange on which our securities are listed.

Dividends: Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings: There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Untraceable Shareholders: Under our Amended and Restated Memorandum and Articles of Association, we are entitled to sell any shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Transfer of Shares: Subject to any applicable restrictions set forth in our Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form, in the case of listed shares, in any manner permitted by and in accordance with the rules of the relevant exchange, or in any other form which our directors may approve.

Inspection of Books and Records: Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar which will include the company’s certificate of incorporation, its Amended and Restated Memorandum and Articles of Association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of a company is entitled, on giving written notice to the company, to inspect:

(a)	the memorandum and articles;

(b)	the register of members;

(c)	the register of directors; and

(d)	the minutes of meetings and resolutions of members and of those classes of members of which he is a member;

and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Subject to the Amended and Restated Memorandum and Articles of Association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Dissolution; Winding Up: As permitted by the Companies Act and our Amended and Restated Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the Companies Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due.

We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our ordinary shares, and while we have applied to list our Class A Shares on the Nasdaq Capital Market, we cannot assure you that an active trading market for our ordinary shares will develop.

Immediately after this offering we will have 16,950,000 (or 17,512,500 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding, comprised of 10,050,000 Class A Shares (or 10,612,500 if the underwriters’ over-allotment option is exercised in full) and 6,900,000 Class B Shares.

All of the Class A Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. All of the remaining Class A Shares and all Class B Shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Sales of substantial amounts of our Class A Shares in the public market could have a material adverse effect on the prevailing market prices of our Class A Shares. Future sales of substantial amounts of our Class A Shares in the public market could adversely affect prevailing market prices of our Class A Shares from time to time and could impair our ability to raise equity capital in the future.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares and rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of Class A Shares then issued and outstanding, which will equal 100,500 shares immediately after this offering (or 106,125 shares if the underwriters exercise their over-allotment option in full), on an as converted basis; or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the United States, provided that the sale is affected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our Class A Shares may be sold in some other manner outside the United States without requiring registration in the United States.

Listing

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “GLSA”. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq Capital Market. However, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Empire Stock Transfer Inc. The transfer agent and registrar’s address is 1859 Whitney Mesa Dr., Henderson, NV 89014.

INCOME TAX CONSIDERATIONS

The following summary of certain British Virgin Islands and U.S. federal income tax considerations relevant to an investment in our Class A Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

British Virgin Islands Taxation

The following is a discussion on certain British Virgin Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under British Virgin Islands law.

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its securityholders who are not tax resident in the British Virgin Islands.

The company and all distributions, interest and other amounts paid by the company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

Except to the extent that we have any interest in real property in the British Virgin Islands (which the Company neither has nor intends to acquire), all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its securityholders.

United States Federal Income Taxation

General

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Shares. This summary applies only to U.S. Holders that hold our Class A Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	cooperatives;

●	persons liable for alternative minimum tax;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	passive foreign investment companies; or

●	controlled foreign corporations.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of the ordinary shares that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Class A Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

EACH PROSPECTIVE INVESTOR IN OUR CLASS A SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Taxation of Dividends and Other Distributions Paid on Class A Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our ordinary shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our ordinary shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Shares.

Taxation on the Sale or Other Disposition of Class A Shares

Upon a sale or other taxable disposition of the Class A Shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A Shares.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses under their particular circumstances.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the expected composition (and estimated values) of the assets and the nature of the income of us and our subsidiaries, we do not expect to be treated as a PFIC for the current taxable year. However, our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the ordinary shares, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) the ordinary shares, a QEF election along with a purging election, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Shares; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to the ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to the ordinary shares, and the special tax and interest charge rules do not apply to the ordinary shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) the ordinary shares or a QEF election, along with a purge of the PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale or other taxable disposition of the ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s the ordinary shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning ordinary shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC generally will apply for subsequent years to a U.S. Holder who held the ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) the ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above with respect to such ordinary shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such ordinary shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) the ordinary shares, the PFIC rules discussed above will continue to apply to such ordinary shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a “purging election” to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold the ordinary shares for their fair market value on the “qualification” date. The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held the ordinary shares on the qualification date. A purging election generally creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by the purging election generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder generally will increase the adjusted tax basis in its ordinary shares by the amount of gain recognized and will also have a new holding period in its ordinary shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such ordinary shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above with respect to its ordinary shares as long as such ordinary shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have applied to list our ordinary shares on NASDAQ, we cannot guarantee that our application will be approved or, if approved, that the ordinary shares will continue to be listed and traded on NASDAQ. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of the ordinary shares generally should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or that we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) ordinary shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to the ordinary shares under their particular circumstances.

Backup Withholding and Information Reporting

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We have entered into an underwriting agreement with Joseph Stone Capital, LLC to act as the representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our ordinary shares at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Shares
Joseph Stone Capital, LLC
Total

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 562,500 ordinary shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

The underwriters will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $____ per share. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Commissions and Expenses

The underwriting discounts and commissions are equal to 7% of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option and assumes an offering price in the primary offering of $5.00 per share, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus.

		Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	$5.00	$18,750,000	$21,562,500
Underwriting discounts and commissions to be paid by us	$0.35	$1,312,500	$1,509,375
Proceeds, before expenses, to us	$4.65	$17,437,500	$20,053,125

We have agreed to pay the representative an advisory fee of $80,000 and reimburse the representative up to a maximum of $200,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). The representative is also entitled to a non-accountable expense allowance equal to 1.5% of the gross proceeds of this offering.

We have agreed to pay all expenses relating to the offering, including, but not limited to, (i) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) up to $200,000 towards accountable expenses of the representative, including, but not limited to, (a) legal fees incurred by the representative, (b) all reasonable travel and lodging expenses incurred by the representative or its counsel in connection with visits to, and examinations of, our Company, (c) translation costs for due diligence purposes, and (d) reasonable costs for road show meetings and preparation of a power point presentation (iv) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws of such states and other jurisdictions as the representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Representative’s counsel); (v) the costs of all mailing and printing of the placement documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the representative may reasonably deem necessary; and (vi) the costs of preparing, printing and delivering certificates representing the shares and the fees and expenses of the transfer agent for such shares.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and expense allowance, will be approximately $1,500,000, including a maximum aggregate reimbursement of $200,000 of the representative’s accountable expenses.

The address of Joseph Stone Capital, LLC is 29 Broadway, New York, New York 10006.

Lock-Up Agreements

Our directors, officers, their affiliates and holders of more than 5% of the Company’s outstanding ordinary shares as of the effective date of this registration statement will enter into customary “lock-up” agreements, in connection with the shares not eligible to be publicly distributed under the resale prospectus, in favor of the underwriter for a period of twelve (12) months from the closing of this offering with respect to officers, directors and affiliates and six (6) months from the closing of this offering with respect to 5% holders; and each of the Company and any successors of the Company will agree, for a period of nine (9) months from the closing of the offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (c) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Indemnification

We have agreed to indemnify the underwriter and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Listing

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “GLSA”. We make no representation that such application will be approved or that our ordinary shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of ordinary shares to selling group members for sale to their online brokerage account holders. The ordinary shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not more than the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this offering, there was no public market for our ordinary shares. The initial public offering price for our ordinary shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our ordinary shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days from the date of this prospectus.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the ordinary shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the ordinary shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries.

Stamp Taxes

If you purchase ordinary shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the ordinary shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our ordinary shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our ordinary shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or delaying a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions commenced, they may be discontinued without notice at any time.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any securities or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by it will be made on the same terms.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

British Virgin Islands

This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the British Virgin Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares to any member of the public in the British Virgin Islands.

China

This prospectus has not been and will not be circulated or distributed in the PRC and the shares may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this section only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau. This prospectus has not been, nor will it be approved by or registered with the relevant Chinese governmental authorities, and it does not constitute nor is it intended to constitute an offer of securities within the meaning prescribed under the PRC securities law or other laws and regulations of the PRC. Accordingly, this prospectus shall not be offered or made available, nor may the ordinary shares be marketed or offered for sale to the general public, directly or indirectly, in the PRC. The ordinary shares shall only be offered or sold to PRC investors that are authorized or qualified to be engaged in the purchase of the ordinary shares being offered. Potential investors in the PRC are responsible for obtaining all the relevant regulatory approvals/licenses from the Chinese government by themselves, including, without limitation, those that may be required from the state administration of foreign exchange, the China banking regulatory commission, the ministry of commerce and the national development and reform commission, where appropriate, and for complying with all the relevant PRC laws and regulations in subscribing for ordinary shares.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), an offer to the public of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common stock may be made at any time:

●	To any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

●	To fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

●	In any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer or shares of our common stock shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to public” in relation to our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to prospective investors in France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be (1) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (2) used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

(a)	to qualified investors (investisseurs estraint) and/or to a restricted circle of investors (cercle estraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1of the French Code monétaire et financier;

(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public á l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to prospective investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to prospective investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to prospective investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding 12 months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding 12 months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Singapore

The securities represented may not be offered or sold, nor may any document or other material in connection with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

Notice to prospective investors in Taiwan

The ordinary shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ordinary shares in Taiwan.

Notice to prospective investors in United Kingdom

None of our common stock have been offered or will be offered to the public in the United Kingdom except that our common stock may be offered to the public in the United Kingdom at any time:

●	To any legal entity which is a qualified investor as defined in as defined under Article 2 of the UK Prospectus Regulation;

●	To fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

●	In any other circumstances falling within Section 86 of the FSMA,

provided that no such offer or shares of our common stock shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Section 85 of the FSMA.

For the purposes of this provision, the expression an “offer to public” in relation to our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase our common stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In addition, in the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, with all such persons together being referred to as relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to prospective investors in the Russian Federation

This prospectus or information contained therein is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation to or for the benefit of any Russian person or entity, and does not constitute an advertisement or offering of any securities in the Russian Federation within the meaning of Russian securities laws. Information contained in this prospectus is not intended for any persons in the Russian Federation who are not “qualified investors” within the meaning of Article 51.2 of the Federal Law no. 39-FZ dated 22 April 1996 “On the securities market” (as amended) (“Russian QIs”) and must not be distributed or circulated into the Russian Federation or made available in the Russian Federation to any persons who are not Russian QIs, unless and to the extent they are otherwise permitted to access such information under Russian law.

Notice to prospective investors in Kazakhstan

This prospectus does not constitute an offer, or an invitation to make offers, to sell, purchase, exchange or otherwise transfer shares in Kazakhstan to or for the benefit of any Kazakhstan person or entity, except for those persons or entities that are capable to do so under the legislation of the Republic of Kazakhstan and any other laws applicable to such capacity of such persons or entities. This prospectus shall not be construed as an advertisement (i.e., information intended for an unlimited group of persons which is distributed and placed in any form and aimed to create or maintain interest in the Company and its merchandise, trademarks, works, services and/or its securities and promote their sales) in, and for the purpose of the laws of, Kazakhstan, unless such advertisement is in full compliance with Kazakhstan laws.

Notice to prospective investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”) or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares, that each Qualified Investor will represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Notice to prospective investors in the United Arab Emirates

This prospectus has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE (including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the DFSA, a regulatory authority of the Dubai International Financial Centre and the Financial Services Marketing Authority of the Abu Dhabi Global Market), and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the SCA Chairman Resolution No. 3/R.M. of 2017 Concerning the Regulation of Promotion and Introduction, and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

This prospectus is not intended to, and does not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the shares have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale and/or marketing of the shares has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE. The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This prospectus relates to an Exempt Offer as that term is defined in Article 14(3)(a) of the DIFC Markets Law 2012 (as amended) and Rule 2.3 of the Markets Rulebook of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in Rules 2.3.1(a) and 2.3.1(b) of the DFSA Markets Rulebook. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents relating to Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Notice to prospective investors in United Arab Emirates Outside of the DIFC and the ADGM

This prospectus has not been reviewed, approved, or licensed by the Securities and Commodities Authority (“SCA”) and does not constitute a public offering of securities in the UAE as that term is defined in SCA Chairman Resolution No. 13/R.M. of 2021 Concerning the Regulations Manual of the Financial Activities and Status Regularization Mechanisms Rulebook (“SCA Rulebook”). This prospectus will only be made available on an exempt Private Offering basis pursuant to Article 6, Chapter 5, of Section 3 of the SCA Rulebook to Professional Investors or Counterparties, as each of the terms is defined in the SCA Rulebook, respectively, or on a reverse solicitation basis. Nothing in this prospectus constitutes the provision of any type of financial service engagement in any of the financial activities set out in Article 1, Chapter 2 of the SCA Rulebook.

The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

Notice to prospective investors in Abu Dhabi Global Market (“ADGM”)

This prospectus relates to an Exempt Offer as that term is defined in Rule 4.3.1 of the Markets Rulebook of the Financial Services Regulatory Authority (“FSRA”). This prospectus is intended for distribution only to persons of a type specified in 4.3.1 of the FSRA Markets Rulebook. It must not be delivered to, or relied on by, any other person. The FSRA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FSRA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The ordinary shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Shares offered should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. This document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to prospective investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

EXPENSES RELATING TO THIS OFFERING

The following table sets forth an itemization of the total expenses we expect to be incurred in connection with this offering, other than the underwriting discounts and commissions and expense allowance, which we will be required to pay:

U.S.$
U.S. Securities and Exchange Commission registration fee	$1,935
Financial Industry Regulatory Authority filing fee	3,735
The Nasdaq Capital Market listing Fee	70,000
Legal fees and expenses	1,000,000
Accounting fees and expenses	51,500
Printing expenses	20,000
Transfer agent and registrar expenses	4,000
Underwriter’s expenses	280,000
Other fees and expenses	68,830
Total	$1,500,000

All amounts are estimates, except the U.S. Securities and Exchange Commission registration fee, the Nasdaq Capital Market listing fee and the Financial Industry Regulatory Authority filing fee.

LEGAL MATTERS

Becker & Poliakoff, P.A., New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon certain legal matters as to the United States federal and New York law in connection with this offering. Harney Westwood & Riegels LP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of British Virgin Islands law. Becker & Poliakoff, P.A. may rely upon Harney Westwood & Riegels LP with respect to matters governed by British Virgin Islands law, and rely upon Axegal LP with respect to matters governed by Australia law. The representative is being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters as to United States federal securities law.

EXPERTS

The financial statements of Green Solar Energy Limited as of December 31, 2023 and 2024 and for the years ended December 31, 2023 and 2024 appearing in this prospectus have been audited by OneStop Assurance PAC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon the effectiveness of this offering, we will become subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers and will file reports, including annual reports on Form 20-F, and other information with the SEC. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Green Solar Energy Limited

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Green Solar Energy Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Green Solar Energy Limited and its subsidiary (the “Company”) as of December 31, 2023 and 2024, the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2023 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ OneStop Assurance PAC

We have served as the Company’s auditor since 2024.

Singapore

April 14, 2025

GREEN SOLAR ENERGY LIMITED
CONSOLIDATED BALANCE SHEETS

	Note	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
		AUD	AUD	USD (Note 2)
ASSETS
Current assets:
Cash and cash equivalents		$248,320	$97,967	$60,906
Accounts receivable, net	3	733,603	1,254,466	779,901
Inventories	4	223,614	228,429	142,015
Advance to suppliers		46,981	156,146	97,076
Prepayments and other current assets	5	32,397	22,565	14,028
Amounts due from related parties	9	76,013	-	-
Deferred offering costs		-	221,336	137,605
Total current assets		1,360,928	1,980,909	1,231,531

Non-current assets:
Property, plant, and equipment, net	6	223,311	112,796	70,126
Total non-current assets		223,311	112,796	70,126
TOTAL ASSETS		$1,584,239	$2,093,705	$1,301,657

LIABILITIES
Current liabilities
Accounts payable		$360,953	$431,550	$268,295
Advance from customers		57,201	96,479	59,981
Salary and welfare benefit payable	7	197,971	157,063	97,646
Taxes payable	8	162,389	276,351	171,807
Amounts due to related parties	9	115,285	713,714	443,716
Accrued expenses and other current liabilities	10	33,170	60,549	37,644
Total current liabilities		926,969	1,735,706	1,079,089

Non-current liabilities
Deferred tax liabilities	8	148,452	13,528	8,410
Total non-current liabilities		148,452	13,528	8,410
TOTAL LIABILITIES		$1,075,421	$1,749,234	$1,087,499

SHAREHOLDERS’ EQUITY
Ordinary shares (no par value, 13,200,000 shares issued and outstanding as of December 31, 2023 and 2024)*		-	-	-
Additional paid-in capital		20,686	20,686	12,861
Stock subscription receivables		(20,586)	-	-
Accumulated other comprehensive income (loss)		447	(1,071)	(666)
Retained earnings		508,271	324,856	201,963
TOTAL SHAREHOLDERS’ EQUITY		508,818	344,471	214,158
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$1,584,239	$2,093,705	$1,301,657

*	Financial information, share, and per share data are presented on a retroactive basis to reflect the reorganization and amendment of Memorandum and Article of Association.

The accompanying notes are an integral part of these consolidated financial statements.

GREEN SOLAR ENERGY LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Note	For the year ended December 31, 2023	For the year ended December 31, 2024	For the year ended December 31, 2024
		AUD	AUD	USD (Note 2)
Net revenues		$5,869,595	$5,224,432	$3,248,029
Cost of revenues		4,535,500	3,800,968	2,363,062
Gross profit		1,334,095	1,423,464	884,967
Operating expenses:
Selling and marketing expenses		143,805	144,699	89,959
General and administrative expenses		1,023,083	1,604,243	997,358
Total operating expenses		1,166,888	1,748,942	1,087,317
Income (loss) from operations		167,207	(325,478)	(202,350)

Other income (expenses):	12
Interest income		106	2,307	1,435
Government grants		7,000	-	-
Others income (expenses), net		(5,375)	4,832	3,004
Income (loss) before income tax		168,938	(318,339)	(197,911)

Income tax (expense) benefit	8	(47,525)	134,924	83,882
Net income (loss)		121,413	(183,415)	(114,029)
Other comprehensive income (loss)
Foreign currency translation		447	(1,518)	(944)
Total comprehensive income (loss)		$121,860	$(184,933)	$(114,973)

Earnings (loss) per share*
Basic and diluted		$0.01	$(0.01)	$(0.01)

Weighted average number of ordinary shares*
Basic and diluted		13,200,000	13,200,000	13,200,000

*	Financial information, share, and per share data are presented on a retroactive basis to reflect the reorganization and amendment of Memorandum and Article of Association.

The accompanying notes are an integral part of these consolidated financial statements.

GREEN SOLAR ENERGY LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional paid-in	Share subscription	Retained	Accumulated other comprehensive	Total shareholders’
	Shares*	Amount (AUD)	capital (AUD)	receivables (AUD)	earnings (AUD)	income (loss) (AUD)	equity (AUD)
Balance at January 1, 2023	13,200,000	$-	$20,686	$(20,586)	$386,858	$-	$386,958
Net income					121,413	-	121,413
Foreign currency translation	-	-	-	-	-	447	447
Balance at December 31, 2023	13,200,000	-	20,686	(20,586)	508,271	447	508,818
Receipts of share subscription receivable	-	-	-	20,586	-	-	20,586
Net loss	-	-	-	-	(183,415)	-	(183,415)
Foreign currency translation	-	-	-	-	-	(1,518)	(1,518)
Balance at December 31, 2024	13,200,000	$-	$20,686	$-	$324,856	$(1,071)	$344,471

*	Financial information, share, and per share data are presented on a retroactive basis to reflect the reorganization and amendment of Memorandum and Article of Association.

The accompanying notes are an integral part of these consolidated financial statements.

GREEN SOLAR ENERGY LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2023	2024	2024
	AUD	AUD	USD (Note 2)
Cash flows from operating activities:
Net income (loss)	$121,413	$(183,415)	$(114,029)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	146,291	127,362	79,181
(Gain) on currency transaction	-	(22)	(14)
Loss (gain) on disposal of property, plant, and equipment	5,375	(465)	(290)
Allowance for current expected credit losses	5,571	110,059	68,424
Deferred income tax expense (benefit)	13,299	(134,924)	(83,882)
Changes in operating assets and liabilities:
Accounts receivable	336,157	(630,922)	(392,244)
Inventories	90,414	(4,815)	(2,994)
Advance to suppliers	(45,714)	(109,165)	(67,867)
Prepayments and other current assets	(20,251)	9,832	6,113
Amount due from related parties	(109,015)	(6,987)	(4,344)
Accounts payable	(510,015)	70,597	43,890
Advance from customers	446	39,278	24,419
Salary and welfare benefit payable	19,039	(40,908)	(25,432)
Tax payable	35,062	113,962	70,850
Accrued expenses and other current liabilities	(251)	27,379	17,022
Amount due to related parties	83,168	376,469	234,050
Net cash provided by (used in) operating activities	170,989	(236,685)	(147,147)

Cash flows from investing activities:
Loan to related party	(577,500)	-	-
Loan repayment from related party	544,500	33,000	20,516
Purchase of property and equipment	-	(20,000)	(12,434)
Proceeds from disposal of property, plant, and equipment	3,580	3,618	2,250
Net cash (used in) provided by investing activities	(29,420)	16,618	10,332

Cash flows from financing activities:
Advance from related parties	527,000	50,000	31,085
Repayment to related parties	(802,800)	-	-
Receipts of stock subscription receivable	-	20,608	12,812
Cash flows (used in) provided by financing activities:	(275,800)	70,608	43,897

Effect of exchange rate changes on cash and cash equivalents	447	(894)	(556)

Net decrease in cash and cash equivalents	(133,784)	(150,353)	(93,474)
Cash and cash equivalents at the beginning of year	382,104	248,320	154,380
Cash and cash equivalents at the end of year	$248,320	$97,967	$60,906

Supplemental cash flow disclosures:
Cash paid for interest	$2	$9	$6

*	Financial information, share, and per share data are presented on a retroactive basis to reflect the reorganization and amendment of Memorandum and Article of Association.

The accompanying notes are an integral part of these consolidated financial statements.

GREEN SOLAR ENERGY LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Green Solar Energy Limited (the “Company”) is a holding company incorporated under the laws of the British Virgin Islands (BVI) in March 2021. The Company conducts its business through its wholly-owned subsidiary, Green IOT Pty Ltd. (“Green IOT”) domiciled in New South Wales, Australia, a provider of photovoltaic solar energy system (“System”), energy storage, and energy services company. The Company is engaged in design, installation, sale, ownership, and maintenance of the Systems and power storge batteries to residential and commercial customers in the regions of New South Wales, Queensland, South Australia, Victoria, and Australian Capital Territory. The Company acquires customers directly through its sale force and relationships with various solar and strategic partners. The Company also contracts with electrical companies, manufacturing companies of photovoltaic equipment, and utility related entities to provide installation service of Systems, Power Storage Batteries along with ancillary services to their residential and commercial customers. The Company installs Systems on its customers’ homes or commercial buildings to provide utility cost savings with the solar power generated by those Systems.

Reorganization

A Reorganization of the legal structure was completed in form of a Share Contribution Agreement (“Share Contribution”) on November 5, 2023. The Share Contribution involved Green IOT transferring its ordinary shares and related rights, title, and interest in and to the shares as a contribution to the capital of the Company. The Company acquired the shares transferred from Green IOT without consideration.

Mr. Wei Lu, and Mr. Wenze Lu previously owned 20% and 80% of the ownership interest of Green IOT, respectively, who were nominated and vicariously represented 79% of the ownership interest owned by some of the Company’s shareholders, namely Ms. Qian Sun owning 35%, Patriot Management Limited owning 25%, Ms. Yazhu Mao owning 19%, and truly owned 21% of the ownership interest of Green IOT. After effectuation of the share contribution agreement, the shareholders of Green IOT own overall 77.2% of the Company, whose ownership interest are Ms. Qian Sun owning 27.3%, Patriot Management Limited owning 18.9%, Mr. Wei Lu owning 10.7%, Ms. Yazhu Mao owning 15.5%, and Mr. Wenze Lu owning 4.8%. Before and after the Reorganization, the Company, together with its subsidiary, are effectively controlled by the same shareholders, who act and vote in concert, therefore, the reorganization is considered as an exchange of shares of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50. After the reorganization, Green IOT became a wholly-owned subsidiary of the Company. The exchange of shares of the Company and its subsidiary have been accounted for at historical cost at the date of transfer and prepared financial reporting on the basis as if the transaction had become effective as of the beginning of the first period presented in the accompanying financial statements.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Uses of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the balance sheet date and reported revenues and expenses during the reporting period in the financial statements and accompanying notes. These accounting estimates are based on information as of the date of the financial statements and are adjusted to reflect actual experience when necessary. Significant accounting estimates include, but are not limited to, allowance of current expected credit loss of receivables, allowance for inventories obsolescence, the useful lives of property, plant, and equipment, fair value of amounts due to and from related parties, revenue recognition, and the realization of deferred tax assets or liabilities. Actual results could differ from those estimates.

Functional currency and foreign currency translation

The Company was incorporated in BVI and its functional currency is U.S. dollars (“USD $”). The Company’s wholly-owned subsidiary, Green IOT Pty. Ltd., was incorporated in Australia and its functional currency is Australian dollars (“AUD $”). The determination of the respective functional currency is based on the criteria of ASC 830.

Since the Company primarily conducts its business through its wholly-owned subsidiary, Green IOT incorporated in Australia, and its main functional currency is AUD. The Company’s consolidated financial statements are also reported in AUD. The results of operations and the consolidated statements of cash flows denominated in USD are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in USD at the balance sheet date are at the applicable rates of exchange in effect on that date. The equity denominated in the USD is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

Convenience translation

Translations of balances in the Company’s consolidated balance sheets, consolidated statements of operations and comprehensive income and consolidated statements of cash flows from AUD into USD as of and for year ended December 31, 2024 are solely for the convenience of the readers and were calculated at the rate of USD $1.00 equivalent to AUD $1.6085, representing the exchange rate set forth in the F11.1 statistical release of the Reserve Bank of Australia on December 31, 2024. No representation is made that the AUD amounts could have been, or could be, converted, realized, or settled into USD at that rate or at any other rate.

Fair value measurement

U.S. GAAP requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and other assets, accounts payable, accrued expenses and other liabilities, due from and to related parties, approximates their recorded values due to their short-term maturities.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at Australian authorized deposit-taking financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash, and which are subject to an insignificant risk of changes in value. Cash balances in bank accounts are guaranteed by the Australian government and Australian financial regulator, Australian Prudential Regulation Authority (“APRA”), where there is an AUD $250,000 deposit limit for a legal entity’s aggregated balance at each bank.

Accounts receivable, net

The Company’s accounts receivable is within the scope of Accounting Standards Codification (“ASC”) 326. To estimate current expected credit losses, the Company has identified the relevant risk characteristics of its customers and the related receivables, which include size, the type of services the Company provides, or a combination of these characteristics. Receivables with similar risk characteristics have been grouped into pools. For each pool, the Company considers the past collection experience, any changes in customer collection trends, the credit worthiness of customers, the contractual and customary payment terms that generally upon delivery of the System to 21 days, current economic conditions, and expectation of future economic conditions (external data and macroeconomic factors). Accounts receivable balances are written off (i.e., charged-off against the allowance) when they are determined to be uncollectible after all means of collection have been exhausted and the potential for recovery is considered remote.

Accounts receivable is recorded at the invoiced amount and bears no interest. The Company’s accounts receivable consists primarily of receivables from installation of Systems and ancillary services provided to the customers. The balances of accounts receivable, net of allowance for current expected credit loss were AUD $733,603 and AUD $1,254,466 as of December 31, 2023 and 2024, respectively. The Company recorded credit loss expense of AUD $5,571 and AUD $123,019 for the years ended December 31, 2023 and 2024, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value on a first-in, first-out (FIFO) basis. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products. Inventories consist of raw materials such as photovoltaic panels, inverters, batteries, and mounting hardware as well as other electrical components that are used in installations and work-in-process. Work-in-process primarily relates to Systems that will be sold to customers, which are partially installed and have yet to meet the criteria for revenue recognition. System installation is usually completed and accepted by the customers in less than 2 days, except for unexpected circumstances.

For installation of System, the Company transfers component parts from inventories to installation site, once a contract with a customer has been executed, including but not limited to sale contract and lease contract, and assigns the component parts to a specific project. The Company periodically reviews inventories for unusable and obsolete items based on future demand and market conditions. Based on this evaluation, allowances are made to write down inventories to their net realizable value. The Company did not have unusable and obsolete inventory items.

Consumable items and miscellaneous electrical components with insignificant unit cost and large quantity are included in cost of revenue as incurred and excluded from inventory valuation.

Advance to suppliers

Advance to suppliers consists of balances paid to suppliers for materials and services that have not been received or provided. Advances to suppliers are short-term in nature. As of December 31, 2023 and 2024, the balances of advance to suppliers were AUD $46,981and AUD $156,146, respectively.

Prepayments and other current assets

Prepayments and other current assets primarily consist of prepaid rents, prepaid insurances, and registration fees. Prepayments and other current assets are unsecured and classified as current based on the terms of the respective agreements.

Property, plant, and equipment, net

Property, plant, and equipment, net are recorded at cost less accumulated depreciation. Depreciation is provided in the amounts sufficient to depreciate the cost of the related assets over their useful lives using the straight-line method, as follows:

Useful Life
Machinery	11 years
Office equipment	5 years
PV system	2-7 years
Transportation equipment	7.5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments, which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of retired assets or sold are removed from the respective accounts, and any gain or loss is recognized in the statements of operations and comprehensive income in other income or expenses.

Impairment of long-lived assets

Long-lived assets, including property, plant, and equipment with finite lives, are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the expected future discounted cash flows of the assets. No impairment charge was recognized for any of the year/periods presented.

Advance from customers

Advance from customers represents cash received from customers as deposits for installations of Systems upon execution of the contracts. Advance from customers will be recognized as revenue upon Systems being delivered to and accepted by the customers.

Related parties

Parties are considered to be related, if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related, if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Deferred offering cost

In the event of offering of equity securities, incremental costs that otherwise would not have been incurred are deferred and capitalized in the balance sheet as deferred offering costs which will be later deducted against additional paid-in capital upon completion of offering of equity securities.

Business combination

In accordance with ASC 805-50, the Company applies the pooling-of-interests method to account for the exchange of shares between entities under common control resulting in a change in the reporting entity. Under ASC 805-50, the Company recognizes the assets and liabilities transferred at the date of transfer, and reports results of operations for the period, in which the transfer occurs as though exchange of equity interests had occurred at the beginning of the period and retrospectively adjusts the financial statements and financial information presented in the prior years.

Revenue recognition

In accordance with ASC 606, revenue is the transaction price the Company expects to be entitled to in exchange for the promised goods or services in a contract in the normal course of the Company’s business activities and is recorded at net of goods and services tax (“GST”).

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

Step 1: Identify the contract(s) with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company derives its revenues primarily from four sources: (1) Sales of Systems and Power Storage Batteries; (2) instalment sales of Systems, (3) Power purchase agreement (“PPA”) rental; (4) Ancillary services. All of the Company’s contracts with customers do not contain cancellable and refund-type provisions.

Sales of Systems and Power Storage Batteries

For Systems and Power Storage Batteries sold to customers, performance obligation is completed and revenue is recognized at the point of time, when the Systems or batteries are installed, functional, control transferred, and accepted by the customers along with permission to operate (“PTO”) or Virtual Power Plant (“VPP”) given by the local utility company and approvals are received from other regulatory agencies. The revenue is recorded net of GST. The contract price is fixed without variable consideration and significant financing component. Although the Company has acted as the principal of the contract, product warranties for the material components such as photovoltaic panel, inverter, battery are the responsibilities of and provided by the manufacturers of the components for repairs or replacements of defected products. The Company also outsources installation labor to licensed electricians, who are responsible for repairing potential installation flaws.

Instalment sales of Systems

For instalment sales of Systems, the completion of performance obligation is same as sale of System, except for the consideration to be received by the Company being in instalment bearing no interest for a period of less than one year. In accordance with ASC 606, the Company has applied the five-step process to account for and recognize revenue, when the performance obligation is satisfied. The Company has phased out the instalment sales of Systems. Only one customer, who executed an instalment sale contract, still pays instalment payments as of December 31, 2024.

Power purchase agreement (“PPA”) rental

According to the PPA contract terms, the Company owns the photovoltaic system installed at the customer’s premises under the customer’s direction and use it to generate solar energy, and receives consideration based on monthly electricity generated off the System that varies due to seasonality and other external environmental factors for contract terms ranging from 2 years to 7 years. The Company classifies PPA contracts as lease agreements in accordance with ASC 842. The PPA contract has a buy-out option exercisable by the customer and a bargain purchase option of transferring ownership of the system to the customer for AUD $1 at the end of contract term. The Company would have classified the PPA contracts as sales-type leases in accordance with ASC 842-10. Under ASC 842, the Company would have excluded variable lease payments that do not depend on a reference rate or index when measuring lease payments, thus, they are also excluded from the measurement of the Company’s net investment in the leases. As a result, the Company would have recognized the commencement date selling losses. In accordance with ASU 2021-05 “Lessor accounting for variable payment”, the Company reclassifies the PPA contracts to operating leases recognizing the photovoltaic systems installed at the customers’ premises as fixed assets depreciable over the contract terms and disposing the fixed assets upon expiration of the contracts or upon customers’ buy-out of the contracts. The Company reads electricity meters installed at premises of the PPA customers via internet and invoices the customers accordingly based on the agreed upon contractual rates as rental income.

The Company has also phased out the PPA contracts and no longer executes PPA contracts since September 2021. There were 94 and 44 active PPA contracts for the periods ended December 31, 2023 and 2024, respectively.

Ancillary services

Manufacturers of photovoltaic panel, inverter, battery, or other strategic partners may periodically contract the Company to install additional System components, peripheral safety elements, replace defect parts, perform site inspection of the System or other miscellaneous services. The revenue is recognized upon completion of the services required either by the system owners’ acceptance of the work or by providing evidence of work performed to the customers based on their service requirements. In 2024, the Company also provides administrative services to apply for STC or contracted payments from the companies that small PV system installers (“customers”), who are limited in resource and capability in operations, initially contracted with and provided PV system installation services to for fee. The Company recognizes revenue at the point of time upon completion of the services required either by receipts of proceeds from trading STCs or the payments from the companies that our customers contracted with.

Breakdown of revenue

For the years ended December 31, 2023 and 2024, the breakdown of revenues by major revenue stream is as follows:

	December 31, 2023	December 31, 2024
	AUD	AUD
Revenue – Sales of Systems and Power Storage Batteries	$5,720,629	$4,822,620
Revenue – PPA rental	70,572	91,013
Revenue – ancillary services	78,394	310,799
Total	$5,869,595	$5,224,432

Practical Expedients

The Company has elected to use the following practical expedients as allowed under ASC 606:

(i) Payment terms and conditions vary by contract types, although terms generally include a requirement of prepayment or payment within one year or less, except for PPA lease terms generally extending beyond 12 months, of which monthly billings to customers are payable upon customers’ receipt of respective invoices. The Company has determined that its contracts generally do not include a significant financing component.

(ii) Costs to obtain a contract with a customer were expensed as incurred when the amortization period would have been one year or less.

Cost of revenue

Cost of revenue mainly consist of direct and indirect material, labor costs, design costs, power grid application fees, and related overhead costs for installation and sales of Systems. Inventory purchase price concessions from the suppliers and inventory adjustments are also included in cost of revenue. Depreciation of photovoltaic Systems for PPA is expensed using straight-line depreciation method and recorded in cost of revenue. Costs of ancillary services mainly consist of direct and indirect material, labor costs, and related overhead cost. For the administrative services provided to small PV system installers, the Company recognizes costs upon disbursing proceeds of trading STC or contracted payment to the customers.

Operating leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. The Company leases an office space with a warehouse area on an annual basis with a pay-as-you-go agreement, which is classified as an operating lease and accounted for both lease and non-lease components as one standalone price.

The lease agreement for the office space is a short-term lease for a period not more than 12 months. Under ASC 842, the Company elects not to apply the recognition requirements for the lease agreement and recognizes the lease payments in profit or loss on a straight-line basis over the lease term. For the periods ended December 31, 2023 and 2024, the lease expenses were AUD $55,800 and AUD $58,646, respectively.

The Company classifies PPA contracts as lease agreements in accordance with ASC 842. According to the PPA contract terms, the Company, as the lessor, owns the photovoltaic system installed at the customer’s premises under the customer’s direction and use it to generate solar energy, and receives consideration based on monthly electricity generated off the System that varies due to seasonality and other external environmental factors for contract terms ranging from 2 years to 7 years. Under ASC 842, the Company would have classified the PPA contracts as sales-type leases, nevertheless re-classifies PPA contracts as operating leases in accordance with ASU 2021-05. The Company reads electricity meters installed at premises of the PPA customers via internet and invoices the customers accordingly based on the agreed upon contractual rates as rental income.

Selling and marketing expenses

Selling and marketing expenses consist primarily of advertising and marketing expenses, and commission or referral fees paid to entities or individuals, who referred System installation businesses to the Company or strategically consulted and promoted the Company to acquire customers, gain market share, and increase sales revenue. Advertising and promotional expenses consist primarily of costs for the promotion of corporate image and online platform. Advertising and marketing expenses are prorated over the contract terms on a straight-line basis. The Company expenses commission and referral fees as incurred and classifies them under selling and marketing expenses.

General and administrative expenses

General and administrative expenses consist primarily of automobile expenses, employee salaries and welfare benefits, rental expense, professional service fees, depreciation expense, and office related general expenses.

Government assistances

Government assistances mainly represent subsidies for operating business in a certain industry, jurisdictions, and grants for fulfillment of specified obligations. Government assistances are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, it is recognized as other income over the periods that the related costs, for which it is intended to compensate, are expensed. When the grant relates to an asset, it is recognized as a cost reduction to the related asset. The Company has received government assistances on behalf of our customers in form of small-scale technology certificate (“STC”), cash payments for Service New South Wales, and Government incentives for education grant.

Small-scale technology certificate (“STC”)

Australian Clean Energy Regulator has promulgated Small-Scale Renewable Energy Scheme (“SRES”) to promote and financially incentivize consumers and businesses to install qualified renewable energy small generation unit, including but not limited to solar photovoltaic panels, wind turbines, and hydro systems to supplement energy consumptions, reduce reliance on fossil fuel energy, and create a clean and better environment. Under the SRES, installations of eligible small-scale renewable energy systems are entitled to a number of STCs that can be created per system based on its geographical location, installation date, and the amount of electricity produced in megawatt hours (MWh).

STCs are tradable certificates that consumers or businesses, who have installed the eligible renewable energy small generation unit, can create and trade themselves, or assign the rights to create and trade STCs to a registered agent in exchange for an upfront financial discount off the cost of the System or a cash payment. The majority of system owners prefer to assign the rights to STCs to a registered agent, as receiving an upfront financial benefit is often a simpler process, and faster than creating and trading the certificates independently through the open market or STC clearing houses. The financial incentive provided the system owners to receive STCs is generally based on the market price of STCs at the time of installation—which fluctuates depending on supply and demand.

The Company is an accredited registered agent of Australian Clean Energy Regulator to design, sell and install solar photovoltaic panel systems, and authorized to accept and receive assignments of creating and trading STCs from customers. In the process of proposing, executing, and invoicing a contract of installation of System, the Company provides a financial discount of the STCs off the total installation cost and subsequently receives the assignment of creating and trading STCs, which is in substance a part of consideration for contract of sales of systems. Upon completion of installation and delivery of the System, the Company recognizes revenue for both receipts of cash payment from the customer and the assignment of creating and trading STCs that are recorded as trade accounts receivable. STCs then are subsequently created and traded on authorized online clearing houses. Proceeds from trading STC are deposited into the Company’s bank account or kept with the clearing houses for future acquisitions of inventory materials. Total assignments to the Company claiming STC, inclusive of payment received and payment pending, were AUD $1,929,176 and AUD $1,793,179 for the years ended December 31, 2023 and 2024, respectively.

Peak Demand Reduction Scheme (“PDRS”)

The New South Wales State Government of Australia has aimed to reduce peak electricity demand in the state of New South Wales, and launched a new incentive effective on August 1, 2024 to make household batteries more accessible and affordable for New South Wales residents. The new battery incentives become available from November 1, 2024 and can be accessed through approved suppliers for up-front installation cost reduction of a household battery for homes and business with existing photovoltaic solar systems or new photovoltaic solar system and battery installations. Peak times are defined as 2:30 pm to 8:30 pm AEST from November 1 to March 31 each year. A Peak Reduction Certificate (PRC) recognizes 0.1kW of available peak demand reduction capacity. PRCs can be traded in the market to produce a financial incentive for reducing demand. Homes and businesses with rooftop solar are able to take advantage of incentives to install power storage battery and connect to a Virtual Power Plant (VPP). These incentives are designed to assist homes and businesses maximizing the use of the solar energy they generate and cut the cost of electricity bills.

Similarly to STC, residential household or business power storage battery owners can assign the rights to PRC to an approved supplier in exchange for an upfront financial discount off the cost of the battery. The Company is an approved supplier of PDRS, and authorized to accept and receive assignments of applying and trading PRCs from customers. In the process of proposing, executing, and invoicing a contract of installation of power storage battery, the Company provides a financial discount of the PRCs off the total installation cost of the power storage battery and subsequently receives the assignment of applying and trading PRCs, which is in substance a part of consideration for contract of sales of Power Storage Batteries. Upon completion of installation and delivery of the battery, the Company recognizes revenue for both receipts of cash payment from the customer and the assignment of applying and trading PRCs that are recorded as trade accounts receivable. PRCs are then subsequently applied and traded on authorized online clearing houses. Proceeds from trading PRC are deposited into the Company’s bank account. Total assignments of power storage battery to the Company claiming PRC in pending payment was AUD $101,538 for the year ended December 31, 2024.

Government incentives for education

This grant is provided by the Australian Apprenticeships Incentives Program to encourage employers to take on Australian Apprentices and to assist with the cost of training. The Company hired an apprentice and received AUD $7,000 and nil for the years ended December 31, 2023 and 2024, respectively. The amounts were accounted for as other income. The grant was discontinued after the apprentice’s departure from employment.

Goods and Services Tax (“GST”)

Revenues, expenses, and assets are recognized net of GST with a tax rate of 10% for selling or purchasing goods and services, unless the GST incurred is not recoverable from the tax authority. In this case, it is recognized as part of the cost of the acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST. The Company is allowed to offset qualified input GST paid to suppliers against its output GST liabilities collected from customers. The net amount of GST recoverable from or payable to the tax authority, if any, is included in taxes payables.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities, which are recoverable from or payable to the tax authority, are presented as operating cash flows.

Income taxes

Current income taxes are provided based on income for financial reporting purposes, adjusted for income and expense items which are not taxable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any tax loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates or tax laws is recognized in the statements of operations and comprehensive income in the period the change in tax rates or tax laws is enacted. A valuation allowance is provided to reduce the amount of deferred tax assets, if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

In order to assess uncertain tax positions, the Company applies a more likely than not threshold and a two-step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining, if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company recognizes interest and penalties, if any, under accrued expenses and other current liabilities on its balance sheet and under other expenses in its statements of operations and comprehensive income. The Company did not have any significant unrecognized uncertain tax positions.

The Company’s annual revenue is less than AUD $10 million and allowed to use cash accounting method to report and file GST and corporate income tax returns with Australia Tax Office (“ATO”). The Company had no penalty or interest relating to income taxes for both years ended December 31, 2023 and 2024. All of the Company’s tax returns filed with tax authorities remain subject to examination by ATO.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires the Company to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential ordinary shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2023 and 2024, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss), and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation or other adjustments.

Segment reporting

In accordance with ASC Topic 280, Segment Reporting, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer or the Director. The Company’s CODM reviews the consolidated gross margin, operating margin, and net income when making decisions about allocating resources and assessing the performance of the Company as a whole. The Company has only one reportable segment. The Company mainly operates its business in the renewal energy industry and manages its business in Australia as a single operation segment. As the Company’s long-lived assets are substantially all located in Australia and substantially all the Company’s revenues are derived from within Australia, no geographical segments are presented.

	For the year ended December 31,	For the year ended December 31,
	2023	2024
	AUD	AUD
Net revenues	$5,869,595	$5,224,432
Cost of revenues	4,535,500	3,800,968
Gross profit	1,334,095	1,423,464
Gross margin	22.7%	27.2%

Operating expenses:
Selling and marketing expenses	143,805	144,699
General and administrative expenses	1,023,083	1,604,243
Total operating expenses	1,166,888	1,748,942
Income (loss) from operations	167,207	(325,478)
Operating margin	2.8%	(6.2%)

Other income (expenses):
Interest income	106	2,307
Government grants	7,000	-
Others income (expenses), net	(5,375)	4,832
Income (loss) before income tax	168,938	(318,339)
Income tax (expense) benefit	(47,525)	134,924
Net income (loss)	121,413	(183,415)

Concentrations of risks

Concentration of credit risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates.

As of December 31, 2023 and 2024, the aggregate amount of cash deposited at bank of AUD $248,320 and AUD $97,967, respectively, were secured by Australian financial regulator APRA up to AUD $250,000 deposit limit of aggregated balance at each bank.

Concentration of customers and suppliers

For the year ended December 31, 2023, two customers accounted for 33.3% and 32.9% of total revenue, respectively. For the year ended December 31, 2024, one customer accounted for 27.1% of total revenue. As of December 31, 2023, two customers accounted for 29.9% and 27.2% of total accounts receivable, respectively. As December 31, 2024 two customers accounted for 19.0% and 10.4% of total accounts receivable, respectively.

For the year ended December 31, 2023, four suppliers accounted for 31.7%, 12.3%, 12.3%and 10.2% of total purchases, respectively. For the year ended December 31, 2024, three suppliers accounted for 15.4%, 11.2%, and 10.2% of total purchases, respectively. As of December 31, 2023, two suppliers accounted for 21.1% and 12.9% of total accounts payable, respectively. As of December 31, 2024, three suppliers accounted for 18.7%, 17.9%, and 14.3% of total accounts payable, respectively.

Recent accounting pronouncements

The Company has adopted all the new, revised or amended accounting standards updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”) for the current reporting period, and does not believe that adoption of ASUs has any material impact on the Company’s financial statements. Management periodically reviews the applicability and impact of all new accounting standards updates that are issued.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)”. This update requires disclosures of the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil and gas-producing activities (DD&A) (or other amounts of depletion expense) included in each relevant expense caption, in addition to certain amounts that are already required to be disclosed under current generally accepted accounting principles in the same disclosure as the other disaggregation requirements. This Update is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company believes that the adoption of the Update has no material effect on the financial statements.

In January 2025, the FASB issued ASU 2025-01, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)”. This update amends the effective date of ASU 2024-03 for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. This update has no material effect on the Company’s financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe that the adoption of such pronouncements will have a material impact on the consolidated financial statements.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

	December 31, 2023	December 31, 2024
	AUD	AUD
Accounts receivable	$766,903	$1,397,825
Less: Allowance for current expected credit loss	(33,300)	(143,359)
Accounts receivable, net	$733,603	$1,254,466

Allowance for current expected credit loss movement is as follows:

	December 31, 2023	December 31, 2024
	AUD	AUD
Beginning balance	$27,729	$33,300
Allowance	5,571	123,019
Write-offs	-	(12,960)
Ending balance	$33,300	$143,359

NOTE 4 — INVENTORIES

Inventories consist of the following:

	December 31, 2023	December 31, 2024
	AUD	AUD
Materials	$202,609	$213,684
Mounting hardware	11,885	10,937
Work-in-process	9,120	3,808
Total inventories	$223,614	$228,429

The Company records the value of its inventory using the lower of cost or net realizable value. Cost is calculated on the first-in, first-out (FIFO) method. No inventory obsolescence reserve was recorded as of December 31, 2023, and 2024.

NOTE 5 — PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consist of the following:

	December 31, 2023	December 31, 2024
	AUD	AUD
Prepaid subscriptions	$4,212	$4,378
Prepaid automobile insurance and registration	5,793	7,483
Prepaid license	2,035	2,403
Prepaid rent	10,560	5,491
Prepaid others	9,797	2,810
Total prepayments and other current assets	$32,397	$22,565

NOTE 6 — PROPERTY, PLANT, AND EQUIPMENT, NET

Property, plant, and equipment, net consist of the following:

	December 31, 2023	December 31, 2024
	AUD	AUD
PV system	$651,401	333,549
Machinery and equipment	14,651	34,651
Automobile	87,911	87,911
Office equipment	12,464	12,464
Total property, plant, and equipment	766,427	468,575
Less: accumulated depreciation	(543,116)	(355,779)
Property, plant, and equipment, net	$223,311	$112,796

Depreciation expense for the years ended December 31, 2023 and 2024 amounted to AUD $146,291 and AUD $127,362, respectively. Depreciation of PPA rental related photovoltaic systems for the years ended December 31, 2023 and 2024 were AUD $130,744 and AUD $110,738, respectively, and included in costs of revenue.

NOTE 7 — SALARY AND WELFARE BEBEFIT PAYABLE

Salary and welfare benefit payable consisted of the following:

	December 31, 2023	December 31, 2024
	AUD	AUD
Salary payable	$173,454	$141,731
Accrued superannuation	24,517	15,332
Total salary and welfare benefit payable	$197,971	$157,063

NOTE 8 — TAXES

Income Taxes

British Virgin Islands (BVI)

The Company is incorporated in the BVI and not subject to tax on income or capital gains under the laws of the BVI. Additionally, the BVI does not impose a withholding tax on payments of dividends to shareholders.

Australia

Under Australia tax laws, the Company’s wholly-owned subsidiary, Green IOT, is subject to a statutory federal income tax rate at 25% for the fiscal years of 2023 and 2024.

The Company’s annual revenue is less than AUD $10 million and uses cash accounting method to report and file GST and corporate income tax returns with Australia Tax Office (“ATO”) as permitted. Under Australia tax laws, the Company can carry forward a tax loss (“NOL”) indefinitely, and use it when they choose, provided the Company has maintained the same majority ownership and control. If there is a change of at least 50% in the ownership or control of a company, the company needs to satisfy the same business test, or the similar business test, which applies to losses incurred in an income year beginning on or after 1 July 2015.

The Company had no net operating tax loss carry forwards as of December 31, 2023 and had net operating tax loss carry forwards of AUD $907,391 as December 31, 2024.

The components of the income tax provision for the years ended December 31, 2023 and 2024 are as follows:

	For the year ended December 31, 2023	For the year ended December 31, 2024
	AUD	AUD
Current income tax expense	$34,226	$-
Deferred tax expense (benefit)	13,299	(134,924)
	$47,525	$(134,924)

Deferred tax assets and liabilities

The Company uses accrual accounting method to account for financial reporting purpose, and uses cash accounting method to account for tax reporting purpose. Different accounting methods used to account for financial reporting and tax reporting creates differences between the tax basis of an asset or a liability and its reported amount in the financial statements that will result in taxable or deductible amounts in some future years, when the reported amounts of assets are recovered and the reported amounts of liabilities are settled. Temporary differences also apply to the period, in which revenue and expenses are recognized.

The following table presents the tax impact of temporary differences that give rise to the deferred tax assets and liabilities as of December 31, 2023 and 2024:

	December 31, 2023	December 31, 2024
	AUD	AUD
Deferred tax assets:
Accounts payable	$97,012	$114,661
Accrued salary and welfare benefit payable	44,627	5,192
Accrued expenses	474	37,704
Tax payable	10,711	24,638
NOL carryforwards	-	226,848
Total deferred tax assets	$152,824	$409,043
Deferred tax liabilities:
Accounts receivable	$200,789	$331,005
Inventory	2,356	1,027
Advance to suppliers	11,780	39,071
Prepayments	8,249	5,791
Depreciation	73,078	45,450
Other payable	5,024	227
Total deferred tax liabilities	$301,276	$422,571

The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods, in which those temporary differences become deductible. The Company believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as at December 31, 2023 and 2024, and provides no valuation allowances on the related deferred tax assets.

Below is a reconciliation of the differences between the statutory income tax rate applicable to profits and the income tax expenses of the Company:

	December 31, 2023	December 31, 2024
	AUD	AUD
Income (loss) before income tax expense	$168,938	$(318,339)
Income tax computed at statutory income tax rate (25%)	42,235	(79,585)
Effect of temporary difference arising from cash accounting method used in tax return	1,392	(55,339)
Non-deductible expenses	3,898	-
Income tax expense (benefit)	$47,525	$(134,924)

Taxes payable

Tax payable mainly consists of accrued tax payable for Australian Business Activity Statements (“BAS”), including but not limited to GST payable, pay-as-you-go withholding tax, under accrual basis financial reporting. The Company’s wholly-owned subsidiary, Green IOT, currently uses cash accounting method for tax reporting inclusive of BAS and corporate income tax. As of December 31, 2023 and 2024, balances of tax payable were AUD $162,389 and AUD $276,351, respectively.

Uncertain Tax Positions

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by local jurisdictions, where applicable.

NOTE 9 — RELATED PARTY TRANSACTIONS

A shareholder paid consulting services for preparation of the Initial Public Offering (“IPO”) and other administrative expense in the amounts of AUD $83,168 and AUD $332,547 in 2023 and 2024, respectively. The shareholder also paid AUD $221,336 for the IPO legal fees and investment banking costs as deferred offering costs in the year ended December 31, 2024. As of December 31, 2023 and 2024, the amounts due to related parties were AUD $115,285 and AUD $670,687, respectively. The outstanding balances of due to related parties were unsecured, interest-free, and repayable on demand.

In November 2023, PN Renewable Energy Australia Pty Ltd. (“PN”), a related party associated with a director of Green IOT, borrowed AUD $577,500 from the Company, which was without interest charge and to be fully repaid in three months. The loan was personally guaranteed by the director and recorded as related party transaction. The outstanding balance of the loan to PN at December 31, 2023 was AUD $33,000, which was fully repaid in January 2024. Mr. Wenze Lu, and Wei Lu, directors of Green IOT, made advances to the Company for needed working capital from time to time to support its operations in the past. The advances were unsecured bearing no interest, and due upon demand. The Company also advances funding to the directors to pay for anticipated travel and other operating expenses in a near future. As of December 31, 2023, net of advances from and to directors was AUD $43,013 due from directors. In June 2024, a director advanced the Company AUD $50,000 for working capital, and entire amount remained outstanding as of December 31, 2024.

In 2023, a director also acquired a piece of equipment for Green IOT in the amount of AUD $3,750, and was reimbursed for in June 2023.

PN employs licensed electricians, who are qualified to install photovoltaic system, and is a subcontractor of the Company to perform photovoltaic system installation. For the year ended December 31, 2023, the Company subcontracted PN for system installation labor for AUD $60,681 before dissolution of related party. PN is no longer a related party after the dissolution of related party took place November 2023.

NOTE 10 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities mainly comprise of outstanding balance of the Company’s credit card, other miscellanies payable, and accrued liabilities. For the years ended December 31, 2023 and 2024, the outstanding balance of the Company’s accrued expenses and other current liabilities were AUD $33,170 and AUD $60,549, respectively.

NOTE 11 — SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established by the founding shareholders under the laws of the British Virgin Islands on March 29, 2021. The Company was authorized to issue 500,000,000 Ordinary Shares with a par value of USD $0.001, equivalent to AUD $0.00155958. In 2022, the Company issued 13,200,000 common shares to shareholders with share subscription receivable of USD $13,200 equivalent to AUD $20,586. On December 19, 2024, shareholders of the Company made the subscription payment of USD $13,200 to the Company. As a result, all share subscription considerations have been fully paid.

The Company amended its Memorandum and Articles of Association, which became effective on November 1, 2024. The main revisions of the amendment consisted of: (i) dividing the ordinary shares of the Company to Class A shares and Class B shares; (ii) changing par value of each class of the ordinary shares from USD $0.001 to no par value; (iii) providing that the maximum number of Class A shares that were authorized for issuance be changed to an unlimited number of Class A shares with the voting rights of one vote per share, and up to 20,000,000 shares for Class B shares with the voting right equivalent of 20 votes per share, (iv) providing that Class B shareholders have the converting right to convert Class B shares to Class A shares at the ratio of one Class A share for each one Class B share, but no converting right for Class A shareholders. As of the effective date of the amended Memorandum and Articles of Association, the Company has 13,200,000 ordinary shares issued and outstanding in aggregate, comprised of 6,300,000 Class A ordinary shares and 6,900,000 Class B ordinary shares. The Company has retroactively restated all shares and per share data. As of December 31, 2023 and 2024, 6,300,000 Class A ordinary shares and 6,900,000 Class B ordinary shares totaling 13,200,000 ordinary shares in aggregate were issued and outstanding with no par value, respectively.

NOTE 12 — OTHER INCOME (EXPENSE)

For the years ended December 31, 2023 and 2024, other income (expense) consists of the following:

	December 31, 2023	December 31, 2024
	AUD	AUD
Interest income, net	$106	$2,307
Government grants	7,000	-
Other income (expense), net	(5,375)	4,832
Total other income	$1,731	$7,139

In addition to interest income and government grants, other income (expense) primarily consists of gains and losses on disposal of fixed assets, namely the solar photovoltaic energy systems used in PPA lease contracts to generate operating lease revenue, upon expiration of and customers’ buy-out of the contracts. For the year ended December 31, 2023, loss on disposal of solar photovoltaic energy systems was AUD $5,375. For the year ended December 31, 2024, there was a gain on disposal of solar photovoltaic energy systems of AUD $465 and miscellaneous income of AUD $4,344.

NOTE 13 — COMMITMENTS AND CONTINGENCIES

From time to time, the Company is subject to certain legal proceedings, claims, and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, if any, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of December 31, 2023 and 2024, the Company has not experienced any legal proceedings, claims, and disputes litigation.

NOTE 14 — SUBSEQUENT EVENTS

On January 13, 2025, the Company and Origin Energy Electricity Limited (“Origin Energy”) signed an Origin Home Referral Agreement that the Company will receive referrals for installations of photovoltaic solar energy system or battery from Origin Energy for referral fees with a two-year term.

On February 12, 2025, the Company and Blae Commercial Pty Ltd ATF Blae No. 2 Trust Trading, (“Blae Commercial”), also known as Harvey Norman Commercial Division, signed a Subcontractor Agreement – Solar to install photovoltaic solar electricity systems within New South Wales region adhering to the guidelines outlined by and receive subcontracting payment from Blae Commercial.

On March 6, 2025, the Company and Brighte Capital Pty Limited (“Brighte Capital”) signed an Advantage Master Services Agreement that the Company will receive customer leads or customer referrals for photovoltaic energy system or power storage installations from Brighte Capital for referral fees for a term of 48 months.

The Company has evaluated subsequent events through April 14, 2025, the date these consolidated financial statements were available for issuance and concluded that there was no other reportable event other than as disclosed above.

3,750,000 Class A Shares

GREEN SOLAR ENERGY LIMITED

PRELIMINARY PROSPECTUS

JOSEPH STONE CAPITAL, LLC

________, 2025

Until      , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION, DATED [●], 2025

GREEN SOLAR ENERGY LIMITED

2,400,000 Class A Shares

This prospectus relates to 2,400,000 Class A Shares that may be sold from time to time by the selling shareholders named in this prospectus.

The offering set forth in this prospectus is conditioned on the complete and successful offering of our Class A Shares and the listing of such shares on Nasdaq Capital Market, and will not be consummated in the absence of such conditions.

Currently, there is no public market for our Class A Shares. We intend to apply to list our Class A Shares on The Nasdaq Capital Market under the symbol “GLSA” in connection with an initial public offering of our Class A Shares. We believe that upon the completion of the initial public offering, we will meet the standards for listing, and the closing of the initial public offering is contingent upon such listing. Since there is currently no public market established for our Class A Shares, the selling shareholders will sell at the price at which we sell shares in our initial public offering pursuant to the registration statement of which this prospectus forms a part, which is expected to be between $4.00 and $6.00 per share. Once, and if, our Class A Shares are listed on The Nasdaq Capital Market and there is an established market for our Class A Shares, the selling shareholders may sell their shares from time to time at the market price prevailing on The Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. See “Plan of Distribution” for a more complete description of the ways in which the Class A Shares may be sold. We will not receive any proceeds from the sales of outstanding Class A Shares by the selling shareholders.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Emerging Growth Company Status.”

Investing in our Class A Shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our ordinary shares under the heading “Risk Factors” beginning on page 14 of the Primary Offering Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The date of this prospectus is      , 2025

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The Offering

Shares offered by the selling shareholders:	This prospectus relates to 2,400,000 Class A Shares that may be sold from time to time by the selling shareholders named in this prospectus.

Shares outstanding(1):	16,950,000 Class A Shares (or 17,512,500 Class A Shares if the underwriters in the initial public offering exercise the over-allotment option in full).

Use of proceeds:	We will not receive any proceeds from the sales of outstanding Class A Shares by the selling shareholders.

Risk factors:	Investing in our Class A Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14 of the Primary Offering Prospectus.

Trading market and symbol:	We intend to apply to list our ordinary shares on The Nasdaq Capital Market under the symbol “GLSA.” The closing of our initial public offering is contingent upon such listing.

(1)	The number of Class A Shares outstanding assumes the issuance by us of Class A Shares in the initial public offering.

Alt-2

USE OF PROCEEDS

We will not receive any proceeds from the sale of Class A Shares by the selling shareholders.

Alt-3

SELLING SHAREHOLDERS

The Class A Shares being offered by the selling shareholders are those restricted shares previously issued to the selling shareholders. We are registering the shares in order to permit the selling shareholders to offer the shares for resale from time to time. No selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling shareholders and other information regarding the ownership of the Class A Shares by each of the selling shareholders. The second column lists the number of Class A Shares owned by each selling shareholder. The third column lists the Class A Shares being offered by this prospectus by the selling shareholders. The fourth column assumes the sale of all of the Class A Shares offered by the selling shareholders pursuant to this prospectus.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Class A Ordinary Shares Beneficially Owned Prior to this	Number of Shares Being	Class A Shares Beneficially Owned After this Offering
Name of Selling Shareholder	Offering	Offered	Shares	Percent(1)
Wei Shi(2)	570,000	570,000	0	0%
Yueqin Chen(3)	580,000	580,000	0	0%
Lichao Wang(4)	630,000	630,000	0	0%
Ants Partners International Inc.(5)	620,000	620,000	0	0%

(1)	Applicable percentage ownership after this offering is based on Class A Shares outstanding after the initial public offering. As noted above, for purposes of computing percentage ownership after this offering, we have assumed that all Class A Shares offered by the selling shareholders will be sold in this offering.
(2)	The address of the selling shareholder is 27/14 Loyalty Road North Rocks, NSW 2151, Australia.
(3)	The address of the selling shareholder is 27/14 Loyalty Road North Rocks, NSW 2151, Australia.
(4)	The address of the selling shareholder is 27/14 Loyalty Road North Rocks, NSW 2151, Australia.
(5)	The listed selling shareholder is solely owned by Weihao Feng, who possess the sole investment and dispositive control over the securities of the Company held by Ants Partners International, Inc. The address of the selling shareholder is 27/14 Loyalty Road North Rocks, NSW 2151, Australia.

Wei Shi, a natural person, possesses significant experience in the solar industry in China, and offered his professional services to Green IOT Pty Ltd. when it first started its business in 2019 and 2020. In consideration thereof, in November 2022 Mr. Shi received 570,000 ordinary shares for services rendered plus $570.00. Following the Company’s reorganization, these shares were redesignated as 570,000 Class A Shares on November 1, 2024.

Yueqin Chen, a natural person, possesses significant design and marketing expertise and offered her professional services to Green IOT Pty Ltd. when it first started its business in 2019 and 2020. In consideration thereof, in November 2022 she received 580,000 ordinary shares for services rendered plus $580.00. Following the Company’s reorganization, these shares were redesignated as 580,000 Class A Shares on November 1, 2024.

Alt-4

Lichao Wang, a natural person, possesses significant expertise in the solar battery business and offered his professional services to Green IOT Pty Ltd. when it first started its business in 2019 and 2020. In consideration thereof, in November 2022, she received 630,000 ordinary shares for services rendered plus $630.00. Following the Company’s reorganization, these shares were redesignated as 630,000 Class A Shares on November 1, 2024.

Weihao Feng, a natural person, is the sole shareholder of Ants Partners International Inc. and possesses significant engineering expertise. He offered professional services to Green IOT Pty Ltd. when it first started its business in 2019 and 2020. In consideration thereof, in November 2022, the Company issued 620,000 ordinary shares to Ants Partners International Inc. for services he rendered plus $620.00. Following the Company’s reorganization, these shares were redesignated as 620,000 Class A Shares on November 1, 2024.

Alt-5

PLAN OF DISTRIBUTION

There is currently no public market established for our Class A Shares. The selling shareholders will sell at the price at which we sell shares in our initial public offering pursuant to the registration statement of which this prospectus forms a part, which is expected to be between $4.00 and $6.00 per share. Once, and if, our Class A Shares are listed on The Nasdaq Capital Market and there is an established market for our Class A Shares, the selling shareholders may sell their shares from time to time at the market price prevailing on The Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. A selling shareholder may use any one or more of the following methods when selling the Class A Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. Each selling shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Alt-6

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. In the event that any of the selling shareholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling shareholders will not be permitted to engage in short sales of common shares. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling shareholders will not be permitted to engage in a short sale of our shares. All of these limitations may affect the marketability of the shares.

If a selling shareholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling shareholder and the broker-dealer.

If sales of Class A Shares offered under the resale prospectus are made to broker-dealers as principals, the Company would be required to file a post-effective amendment to the registration statement of which the resale prospectus forms a part. In the post-effective amendment, the Company would be required to disclose the names of any participating broker- dealers and the compensation arrangements relating to such sales.

The shares being sold for resale under the Resale Prospectus are not covered by lock-up agreements. The lock-up agreements in connection with this offering and entered into by our directors, officers, their affiliates and holders of more than 5% of the Company’s outstanding ordinary shares as of the effective date of this registration statement do not include the shares proposed to be publicly distributed under the Resale Prospectus.

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LEGAL MATTERS

Becker & Poliakoff, P.A., New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon certain legal matters as to the United States federal and New York law in connection with this offering. Harney Westwood & Riegels LP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of British Virgin Islands law. Becker & Poliakoff, P.A. may rely upon Harney Westwood & Riegels LP with respect to matters governed by British Virgin Islands law and Axegal LP with respect to matters governed by Australia law.

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2,400,000 CLASS A SHARES

TO BE SOLD BY THE SELLING SHAREHOLDERS

GREEN SOLAR ENERGY LIMITED

PRELIMINARY PROSPECTUS

________, 2025

Until      , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Rule 701 of the Securities Act. None of the transactions involved an underwriter.

Securities/Purchaser	Date of Issuance	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Consideration ($)
Focus Partners Corp.	November 2, 2022		3,600,000	3600
Patriot Management Ltd.	November 2, 2022		2,500,000	2500
Vivid Imagination Limited	November 2, 2022		800,000	800
We Future Limited	November 2, 2022	3,300,000		3300
Solar Alpha Limited	November 2, 2022	600,000		600
SHI Wei	November 2, 2022	570,000		570
CHEN Yueqin	November 2, 2022	580,000		580
Ants Partners International Inc.	November 2, 2022	620,000		620
WANG Lichao	November 2, 2022	630,000		630

Item 8. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(7)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering, as required by Item 512(a)(4) of Regulation S-K.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement between Registrant and Joseph Stone Capital LLC.**
3.1	Amended and Restated Memorandum and Articles of Association adopted on November 1, 2024.*
4.1	Specimen Class A Ordinary Share Certificate.**
4.2	Specimen Class B Ordinary Share Certificate.**
5.1	Opinion of Haney Westwood & Riegels LP, British Virgin Islands counsel to the Registrant.**
5.2	Opinion of Becker & Poliakoff, P.A., counsel to the Registrant.**
10.1	Amended and Restated Promissory Note, dated as of September 16, 2024, issued to Focus Partners Corp.*
10.2	Form of Indemnity Agreement.*
10.3	Form of Employment Agreement.*
14	Form of Code of Ethics.*
21	List of Subsidiaries of the Company*
23.1	Consent of OneStop Assurance PAC.*
23.2	Consent of Harney Westwood & Riegels LP (included on Exhibit 5.1).**
23.3	Consent of Becker & Poliakoff, P.A. (included on Exhibit 5.2).**
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Form of Nominating Committee Charter.*
99.4	Consent of Lili Hu, as independent director nominee.*
99.5	Consent of Cheng Gao, as independent director nominee.*
99.6	Consent of Yu Zhang, as independent director nominee.*
99.7	Request For Waiver and Representation under Item 8.A.4 of Form 20-F.*
107	Filing Fee Table.*

*	Filed herewith.
**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of April 2025.

Green Solar Energy Limited

By:	/s/ Wenze Lu
Name:	Wenze Lu
Title:	Chief Executive Officer

By:	/s/ Xin Chen
Name:	Xin Chen
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Qian Sun	Chairman of Board of Directors	April 15, 2025
Qian Sun

/s/ Wenze Lu	Chief Executive Officer	April 15, 2025
Wenze Lu	Principal Executive Officer

/s/ Xin Chen	Chief Financial Officer	April 15, 2025
Xin Chen	Principal Accounting Officer

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Green Solar Energy Limited has signed this registration statement or amendment thereto in Newark, Delaware, on April 15, 2025.

Dated as of April 15, 2025

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director